As filed with the Securities and Exchange Commission on May 3, 2019

Registration No. 333-215272

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Cottonwood Communities, Inc.

(Exact name of Registrant as specified in its charter)

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

(801) 278-0700

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Enzio Cassinis

Chief Executive Officer

Cottonwood Communities, Inc.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

(801) 278-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darryl Steinhause, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121 (858) 677-1400	Robert H. Bergdolt, Esq. Laura K. Sirianni, Esq. DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 (919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

This Post-Effective Amendment No. 2 consists of the following:

1.	The Registrant’s final prospectus dated August 13, 2018.

2.	Supplement No. 6 dated May 3, 2019 to the Registrant’s prospectus dated August 13, 2018.

3.	Part II, included herewith.

4.	Signature, included herewith.

Cottonwood Communities, Inc.

Maximum Offering of $750,000,000 of Shares of Common Stock

Minimum Offering of $2,000,000 of Shares of Common Stock

Cottonwood Communities, Inc. is a recently organized Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of our board of directors. We operate under the direction of our board of directors. Our board of directors has retained Cottonwood Communities Management, LLC to conduct our operations and manage our portfolio of real estate investments, subject to the supervision of the board of directors. Our advisor is an affiliate of our sponsor, Cottonwood Residential, Inc. We expect to use substantially all of the proceeds from this offering to invest primarily in existing multifamily apartment communities located throughout the United States and multifamily real estate-related assets.

We are offering up to $675,000,000 of shares of common stock in our primary offering for $10.00 per share without any upfront costs or expenses charged to the investor. Any offering-related expenses will be paid by our advisor without reimbursement by us. We are also offering up to an aggregate of $75,000,000 of shares pursuant to our distribution reinvestment plan at a purchase price initially equal to the purchase price of the shares in the primary offering or $10.00 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 19 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	No public market exists for our shares and our board of directors is not required to provide our shareholders with a liquidity event by a specified date or at all.

•	We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.

•

We have no operating history, and as of the date of this prospectus, our total assets consist of Cottonwood Residential O.P., LP’s initial investment in us of $200,000. We have not identified any investments to acquire with the proceeds of this offering and are considered to be a “blind pool.” In addition, you will not have the opportunity to evaluate our investments before we make them.

•	We depend on our advisor and its affiliates to select investments and to conduct our operations.

•	We pay substantial fees to our advisor and its affiliates. These fees increase the risk that you will not earn a profit on your investment.

•

Our officers and certain of our initial directors are also officers and directors of our sponsor and its affiliates. As a result, our officers and initial directors will be subject to conflicts of interest.

•	We will use leverage to acquire multifamily apartment communities, which will increase your investment risk.

•	There are restrictions on the ownership and transferability of our shares of common stock. See “Description of Shares – Restriction on Ownership of Shares.”

•

Our charter permits us to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment. During the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions.

•

If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of multifamily apartment communities and multifamily real estate-related assets and the value of your investment may vary more widely with the performance of certain assets.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequences which may flow from an investment in this offering is not permitted.

	Price to Public	Selling Commissions(1)	Dealer Manager Fee(1)	Selling Commissions and Dealer Manager Fee Paid by our Advisor(1)	Net Proceeds(1)
Primary Offering(2)
Per Share	$10.00	$0.60	$0.30	($0.90)	$10.00
Total Minimum	$2,000,000.00	$120,000.00	$60,000	($180,000)	$2,000,000.00
Total Maximum	$675,000,000.00	$40,500,000.00	$20,250,000	($60,750,000)	$675,000,000.00
Distribution Reinvestment Plan(2)	$75,000,000.00	$0.00	$0.00	($0.00)	$75,000,000.00
Per Share	$10.00	$0.00	$0.00	($0.00)	$10.00

(1)

Our advisor will be responsible for paying the selling commissions, dealer manager fee and organizational and offering expenses without reimbursement by us. We will not use any of our offering proceeds to pay such expenses. The dealer manager fee includes compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and for wholesaler compensation. The dealer manager may re-allow some or all of the dealer manager fees to the soliciting dealers. See “Plan of Distribution.”

(2)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

The dealer manager, Orchard Securities, LLC, is not required to sell any specific number or dollar amount of shares. The shares will be offered by our dealer manager on a “best efforts” basis. The minimum permitted purchase is $5,000. We will not sell any shares unless we raise gross offering proceeds of $2,000,000, including from persons who are affiliated with us, our sponsor or our advisor, by August 13, 2019. Pending satisfaction of this condition, all subscription payments will be placed in a non-interest bearing account held by the escrow agent, UMB Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds of $2,000,000 by August 13, 2019 we will promptly return all funds in the escrow account, and we will stop offering shares. Kansas, New York, Ohio, Pennsylvania and Washington have higher minimum offering amounts.

This offering will terminate on or before August 13, 2020 (unless extended by our board of directors for an additional year or as otherwise permitted by applicable securities laws). If we decide to continue our offering beyond August 13, 2020, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan after the primary offering terminates until we have sold $75,000,000 in shares through the reinvestment of distributions. In some states, we will need to renew the registration statement or file a new registration statement to continue this primary offering beyond the one-year registration period allowed in some states. We may terminate this offering at any time, and we will provide that information in a prospectus supplement.

The date of this prospectus August 13, 2018

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama—Investors residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

•	California—Investors residing in California may not invest more than 10% of their liquid net worth in us and our affiliates.

•

Idaho—Investors residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of an investor’s liquid net worth.

•

Iowa—Investors residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of their net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing concentration limit.

•

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

•	Kentucky—Investors residing in Kentucky may not invest more than 10% of their liquid net worth in us or our affiliates.

•

Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	Massachusetts—Investors residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

•

Missouri—No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered with the Securities Division pursuant to our registration statement.

•

Nebraska—Investors residing in Nebraska who do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act must limit their aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth.

•

New Jersey—Investors residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of their liquid net worth.

•	New Mexico—Investors residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts.

•	North Dakota—Investors residing in North Dakota must have a net worth of at least ten times their investment in us.

•

Ohio—Investors residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	Oregon—Investors residing in Oregon may not invest more than 10% of their liquid net worth in us or our affiliates.

•	Pennsylvania—Investors residing in Pennsylvania may not invest more than 10% of their net worth in us.

•	Tennessee—Investors residing in Tennessee must have a liquid net worth of at least ten times their investment in us.

•

Vermont—Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

In addition, because the minimum offering amount is less than $67,500,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions. Please refer to “Plan of Distribution—Special Notice to Pennsylvania Investors.”

For purposes of determining the suitability of an investor, “net worth” in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Except as otherwise stated above, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and soliciting dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each shareholder based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” us” and “our” refer to Cottonwood Communities, Inc. and our subsidiaries; “Operating Partnership” refers to our operating partnership, Cottonwood Communities O.P., LP; “advisor” refers to Cottonwood Communities Management, LLC, “sponsor” refers to Cottonwood Residential, Inc.

What is Cottonwood Communities, Inc.?

Cottonwood Communities, Inc. is a recently formed Maryland corporation that intends to invest primarily in existing multifamily apartment communities located throughout the United States and multifamily real estate-related assets. We currently do not own any multifamily apartment community assets. Because we have not yet identified any specific assets to acquire, we are considered to be a “blind pool.” We are an “emerging growth company” under federal securities laws.

We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, beginning with the taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of our board of directors.

We plan to own substantially all of our assets and conduct our operations through Cottonwood Communities O.P., L.P., which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, Cottonwood Communities Investor, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP, the operating partnership of our sponsor, is the sole limited partner of the Operating Partnership. Except where the context suggests otherwise, the terms “we,” “us,” “our” and “our company” refer to Cottonwood Communities, Inc., together with its subsidiaries, including the Operating Partnership and its subsidiaries, and all assets held through such subsidiaries.

Our external advisor, Cottonwood Communities Management, LLC, will conduct our operations and manage our portfolio of investments. We have no paid employees.

Our office is located at 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121, and our main telephone number is (801) 278-0700.

What are our investment objectives?

Our investment objectives are to:

•	preserve, protect and return invested capital;

•	pay stable cash distributions to shareholders;

•	realize capital appreciation in the value of our investments over the long term; and

•	provide a real estate investment alternative with lower expected volatility relative to public real estate companies whose securities trade daily on a stock exchange.

Our board of directors may revise our investment policies without the approval of our shareholders.

What is our investment strategy?

We will use the proceeds of this offering to invest directly or indirectly in multifamily apartment communities and multifamily real estate-related assets located throughout the United States. We believe that current market dynamics and underlying fundamentals suggest the positive trends in United States multifamily housing will continue. See “Investment Objectives—Multifamily Focus” for a discussion of these trends.

Our primary investment vehicle will be our operating partnership. In certain circumstances, we may acquire assets through joint ventures, mergers or other types of business combinations. The investments will be comprised primarily of stabilized multifamily apartment communities and land which will be developed into multifamily apartment communities. The strategy may also include mortgage or mezzanine loans to, or preferred equity investments in, entities that have been formed for the purpose of acquiring or developing multifamily apartment communities. We will seek to acquire, develop and actively manage these investments, with the objective of providing a stable source of income for our shareholders and maximizing potential returns upon disposition of the assets through capital appreciation. Generally, proceeds from the sale, financing or disposition of investments will be reinvested in a manner consistent with our investment strategy, although such proceeds may be distributed to the shareholders in order to comply with REIT requirements.

We will seek to invest at least 65% of our assets in stabilized multifamily apartment communities and up to 35% in mortgage loans, preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community (including, by way of example, an existing multifamily apartment community that may require redevelopment capital for strategic repositioning within its market). We do not expect to be able to achieve the balance of these allocations until we have raised substantial proceeds in this offering. Prior to that time, we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Notwithstanding the foregoing, the actual portfolio allocation may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, the advisor’s or board of directors’ assessment of the relative attractiveness of opportunities, an increase or decrease in the relative value of an investment or limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Furthermore, our board of directors may revise the targeted portfolio allocation from time to time, if it determines that a different portfolio composition is in our shareholders’ best interests.

We will target properties located in major metropolitan areas in the United States that have, in the opinion of the advisor and our board of directors, attractive investment dynamics for multifamily apartment owners. We do not intend to designate specific geographic allocations for the portfolio. Our advisor intends to target regions where it sees the best opportunities that support our investment objectives and will attempt to acquire multifamily apartment communities in diverse locations so that we are not overly concentrated in a single area (though we are not precluded from owning multiple properties in a particular area).

What policies will you follow in implementing your investment strategy?

Our advisor operates pursuant to a philosophy that location, investment time horizon, asset-specific attributes and appropriate leverage are fundamental drivers of long-term value creation in real estate. These principles drive the material aspects of our advisor’s investment decision-making process. See “Investment Objectives—Investment Philosophy and Life Cycle” for a discussion of these principles.

Once a potential investment has been identified, our advisor will engage in a rigorous due diligence process. Although due diligence procedures are customized for specific elements of each deal, our advisor will follow traditional due diligence processes (physical, market, financial, environmental, zoning, insurance, tax, legal, etc.) in considering investments for us. Our advisor may outsource certain due diligence items to specialized consultants or third-party service providers, as needed, to support the diligence effort. Our advisor’s diligence focuses on three customary areas: financial, physical, and legal and tax. Additional information about these focuses is available at “Investment Objectives—Investment Philosophy and Life Cycle.”

We intend to finance the purchase of multifamily apartment communities with proceeds of this offering and loans obtained from third-party lenders. We anticipate the use of moderate leverage to enhance total cash flow to our shareholders. We will target an aggregate loan-to-cost or loan-to-value ratio of 45% to 65% at the REIT level; provided, however, that we may obtain financing that is less than or exceeds such ratio in the discretion of our board of directors if the board of directors deems it to be in our best interest to obtain such financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets, unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with the conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. We anticipate that all financing obtained to acquire stabilized multifamily apartment communities will be non-recourse to our operating partnership and us (however, it is possible that some of these loans will require us to enter into guaranties with respect to certain non-recourse carve-outs). We may obtain recourse debt in connection with certain development transactions. The terms of any financing to be obtained are not currently known and we have not obtained any financing commitments for any multifamily apartment communities.

We may obtain a line of credit or other financing that will be secured by one or more of our assets. We may use the proceeds from any line of credit or financing to bridge the acquisition of, or acquire, multifamily apartment communities and multifamily real estate-related assets if our board of directors determines that we require such funds to acquire the multifamily apartment communities or real estate-related assets.

Our advisor will underwrite long-term hold periods for our investments (generally, five to ten years for stabilized operating communities and equity investments in developments, and three to four years for preferred equity or mezzanine debt investments). Our advisor will seek to avoid investment return profiles for stabilized multifamily apartment communities that depend primarily on significant appreciation, and will evaluate development opportunities that align with the overall strategic objectives of our business. We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate stable cash-on-cash returns and drive long-term cash flow and net asset value growth. From time to time, at the discretion of our board of directors and advisor, we may elect to sell an investment before the end of its underwritten hold period if our advisor believes that will maximize value for us.

For more details regarding our liquidity strategy see “What is our Liquidity Strategy” below.

Do we have an allocation policy?

We will rely on our advisor to identify suitable investments. Many investment opportunities that are suitable for us may also be suitable for Cottonwood Residential O.P., LP and Cottonwood Residential, Inc. or other programs sponsored by such persons and affiliates of such persons. Our sponsor is currently sponsoring two $50,000,000 offerings that are qualified as “Tier 2” offerings pursuant to Regulation A promulgated under the Securities Act: Cottonwood Multifamily REIT II, Inc. (launched July 2017) and Cottonwood Multifamily Opportunity Fund, Inc. (launched November 2017). As of August 10, 2018, Cottonwood Multifamily REIT II had raised approximately $49.8 million in its offering and Cottonwood Multifamily Opportunity Fund, Inc. had raised approximately $6.9 million in its offering. Both of these programs have investment objectives that overlap with ours. As of the date of this prospectus Cottonwood Multifamily REIT II, Inc. had made an initial investment in a multifamily apartment community and Cottonwood Multifamily Opportunity Fund, Inc. had made an initial investment in a development project for a multifamily apartment community. For investments that the real estate professionals employed by our advisor and its affiliates determine, in their sole discretion, are appropriate for Cottonwood Multifamily REIT II, based on investment size, location and other criteria, Cottonwood Multifamily REIT II will have a priority for such investments until at least 85% of the capital raised in its offering has been identified for investment.

It is the intent of our advisor and us that, after the requirement described above with respect to Cottonwood Multifamily REIT II, Inc. has been met, our advisor and its affiliates will allocate potential investments between us and other entities that are sponsored by our advisor and its affiliates in a manner designed to meet each entity’s investment objectives by considering the investment portfolios of each entity, the cash available for investment by each entity and diversification objectives.

Who is our advisor and property manager? What is the experience of our sponsor?

Our advisor and property manager, Cottonwood Communities Management, LLC, is a recently organized limited liability company formed in the State of Delaware on February 8, 2018. Cottonwood Communities Management, LLC has no operating history and no experience managing a public company. It will rely on the expertise and experience of its affiliates to conduct our operations and manage our portfolio of multifamily apartment communities and multifamily real estate-related assets, all subject to the supervision of our board of directors. We have no paid employees. Our advisor, and the team of real estate professionals employed by our advisor and its affiliates, will make most of the decisions regarding the selection, financing and disposition of our assets.

Cottonwood Communities Management, LLC is a wholly owned subsidiary of Cottonwood Capital Management, Inc., which was formed as a Delaware corporation on February 1, 2008. Cottonwood Capital Management, Inc. has extensive experience in operating multifamily apartment communities and is controlled by its board of directors currently consisting of Daniel Shaeffer, Chad Christensen and Gregg Christensen. The sole shareholder of Cottonwood Capital Management, Inc. is Cottonwood Residential O.P., LP. which is the operating partnership of Cottonwood Residential, Inc. Cottonwood Residential, Inc. is the sole general partner of Cottonwood Residential O.P., LP and makes all decisions on behalf of Cottonwood Residential O.P., LP. Cottonwood Residential O.P., LP has ownership interests in 42 multifamily apartment communities, owns structured investments in 3 multifamily apartment communities and is currently involved in the development of 3 multifamily apartment communities. Cottonwood Residential O.P., LP, either directly or through an affiliate, owns an interest in, operates and/or manages 16,197 multifamily apartment units across 12 states.

Cottonwood Residential, Inc. is controlled by its board of directors currently consisting of Daniel Shaeffer, Chad Christensen, Gregg Christensen, David Robertson and Lance Graber.

What is the role of our board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs, including oversight of all of our service providers. We currently have five members on our board of directors, three of whom are independent of our sponsor and its affiliates. Our charter requires that a majority of our directors be independent of our sponsor and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of our advisor and must approve other matters as set forth in our charter. The current members of our board of directors are Chad Christensen, Daniel Shaeffer R. Brent Hardy, Gentry Jensen, and John Lunt.

What is our operating partnership?

We utilize an “umbrella partnership real estate investment trust” or “UPREIT” structure in which all our investments will be owned through our operating partnership. We are the sole general partner of the operating partnership. Cottonwood Communities Investor, LLC (a wholly owned subsidiary of Cottonwood Residential O.P., LP) is currently the sole limited partner of our operating partnership. Cottonwood Communities Investor, LLC will be entitled to receive 15% of net income and distributions from the operating partnership even though it will not make any capital contributions to our operating partnership. This promotional interest is subordinated to our receipt of an amount necessary to provide our shareholders with a 6% per year cumulative, noncompounded return on their investment plus a return of their invested capital. For each share purchased pursuant to this offering, we will acquire one common general partner unit of the operating partnership. We believe that using an UPREIT structure provides us with flexibility regarding our future acquisitions. Our operating partnership may accept contributions of property in exchange for limited partnership units in our operating partnership. If this occurs, we will amend the partnership agreement of our operating partnership.

What is the structure of us, our operating partnership and our advisor?

The chart below shows the relationships among our company and various affiliates.

What are the fees that we will pay to our advisor and its affiliates?

Cottonwood Communities Management, LLC and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. We also compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. The compensation set forth below may only be increased if approved by a majority of the members of our conflicts committee. The increase of such compensation does not require approval by shareholders.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Acquisition and Development Stage

Contingent Acquisition Fee—Cottonwood Communities Management, LLC (Our Advisor)

After our shareholders have received, or are deemed to have received (with respect to a merger or a listing), together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a specified cumulative, noncompounded annual return on their invested capital (a “Required Return”), our advisor will receive from us contingent acquisition fees that are a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment as follows: 1% contingent acquisition fee if shareholders receive a Required Return of 6%; and 2% additional contingent acquisition fee if shareholders receive a Required Return of 13%.

The contingent acquisition fee is payable upon satisfying each return threshold with respect to assets in the portfolio at the time the return threshold is satisfied and at the closing of acquisitions following satisfaction of the return threshold.

$15,000,000 (maximum offering, target leverage of 55% of the cost of our investments, 6% Required Return)/

$45,000,000 (maximum offering, target leverage of 55% of the cost of our investments, 13% Required Return)

Acquisition Expense Reimbursement—Cottonwood Communities Management, LLC (Our Advisor)	Subject to the limitations contained in our charter, reimbursement from us for all out-of-pocket expenses incurred in connection with the selection and acquisition or origination of investments, whether or not we ultimately acquire the property or other real estate-related investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Contingent Financing Fee—Cottonwood Communities Management, LLC (Our Advisor)

After our shareholders have received, or are deemed to have received (with respect to a merger or a listing), together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a Required Return of 13%, our advisor will receive from us a contingent financing fee of 1% of the original principal amount of any financing obtained or assumed by us.

The contingent financing fee is payable upon satisfying the return threshold with respect to any financing obtained or assumed by us prior to satisfaction of the return threshold and at the closing of new financing following satisfaction of the return threshold.

$8,250,000 (maximum offering, target leverage of 55% of the cost of our investments, 13% Required Return).

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Operational Stage

Property Management Fees—Cottonwood Communities Management, LLC (Our Advisor and Property Manager)	Cottonwood Communities Management, LLC will receive from us a property management fee in an amount up to 3.5% of the annual gross revenues of our multifamily apartment communities that it manages. Cottonwood Communities Management, LLC may subcontract the performance of its property management duties to third parties and Cottonwood Communities Management, LLC will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.	Actual amounts depend upon the gross revenue of the properties and therefore cannot be determined at this time.

Asset Management Fee—Cottonwood Communities Management, LLC (Our Advisor)	Cottonwood Communities Management, LLC will receive from us an annual asset management fee, paid monthly, in an amount equal to 1.25% of our gross assets as of the last day of the prior month. See “Management Compensation” for a discussion of how we will calculate our gross assets for purposes of calculating the asset management fee.	Actual amounts depend upon the gross offering proceeds we raise in this offering and therefore cannot be determined at this time.

Other Company Operating Expenses—Cottonwood Communities Management, LLC (Our Advisor or its affiliates)	We will reimburse our advisor or its affiliates for all actual expenses paid or incurred by our advisor or its affiliates in connection with the services provided to us, including our allocable share of the advisor’s or its affiliates’ overhead, such as rent, personnel costs, utilities, cybersecurity and IT costs; provided, however, that we will not reimburse our advisor or its affiliates for salaries, wages and related benefits of personnel who perform investment advisory services for us or serve as our executive officers. In addition, subject to the approval of our board of directors we may reimburse our advisor or its affiliates for costs and fees associated with providing services to us that we would otherwise engage a third party to provide.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Promotional Interest from Operating Partnership—Cottonwood Communities Investor, LLC

Cottonwood Communities Investor, LLC is currently the sole limited partner of our operating partnership and will receive from the Operating Partnership a promotional interest equal to 15% of net income and cash distributions, but only after we receive, in the aggregate, cumulative distributions from the Operating Partnership sufficient to provide a return of our capital plus a 6% cumulative, non-compounded annual return on our aggregate invested capital. Cottonwood Communities Investor, LLC will not be required to make any capital contributions to our operating partnership in order to obtain the promotional interest.

In addition, Cottonwood Communities Investor, LLC will be entitled to a separate one-time payment payable upon (1) the listing of our common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Cottonwood Communities Investor, LLC would have been entitled to receive, as described above, as if our Operating Partnership had disposed of all of its assets at the market value of our shares of common stock as of the date of the event triggering the payment. If the event triggering the payment is a listing of our shares on a national securities exchange, the market value will be calculated based on the market value of the shares issued and outstanding at listing over a period of 30 trading days selected by our advisor beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange. If the triggering event is the termination or non-renewal of our advisory agreement the market value will be calculated based on an appraisal or valuation of our assets by an independent third party.

Actual amounts depend on the results of the performance of the multifamily apartment communities and therefore cannot be determined at this time.

Independent Director Compensation	We will pay each of our independent directors an annual retainer of $10,000. We will also pay our independent directors for attending meetings as follows: (i) $500 for each board meeting attended and (ii) $500 for each committee meeting attended (if held at a different time or place than a board meeting). All directors will receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and therefore cannot be determined at this time.

What is a REIT?

We intend to qualify as a REIT and to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with the year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of our board of directors. In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale diversified real estate portfolio though the purchase of interests, typically shares, in the REIT;

•	is required to pay to investors at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its shareholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operating requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal and excise taxes on our undistributed income.

Certain domestic shareholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 37.0%. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.” However, as set forth in the Tax Cuts and Jobs Act, for taxable years prior to 2026, individual shareholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

The timing and amount of distributions we pay will be determined by our board of directors in its discretion and may vary from time to time. Generally, our policy will be to make distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, advances, offering proceeds or the deferral of fees and expense reimbursements in its sole discretion. Such distributions will likely exceed our earnings or cash flow from operations for the corresponding period. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we make distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced.

What are the terms of this offering?

We are offering up to $675,000,000 in shares of our common stock. We are offering shares at an initial price of $10.00 per share. This is a “best-efforts” offering, which means our dealer manager and the soliciting dealers will use their best efforts to sell our shares of common stock, but are not required to sell any specific amount of our shares of common stock. We are also offering up to a maximum of $75,000,000 of shares of our common stock pursuant to our distribution reinvestment plan.

Our shares will not be listed for trading on any securities exchange or over-the-counter market at the time you purchase the shares. It is unlikely that any public market for the shares will develop. You should expect to hold your shares for an extended period of time.

How does a “best efforts” offering work? What happens if you don’t raise at least $2,000,000 in gross offering proceeds?

When shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may sell substantially less than the all of the shares that we are offering.

We will not sell any shares unless we raise a minimum of $2,000,000 in gross offering proceeds. Pending satisfaction of this condition, all subscription payments will be placed in a non-interest bearing account held by the escrow agent in trust for our subscribers’ benefit, pending release to us. Once we have raised the minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us. If we do not raise $2,000,000 in gross offering proceeds by August 13, we will terminate this offering and promptly return all subscribers’ funds in the escrow account. We will not deduct any fees if we return funds from the escrow account because we are unable to raise the minimum offering amount. Because of the higher minimum offering requirement for Kansas, New York, Ohio, Pennsylvania and Washington investors (described below), subscription payments made by Kansas, New York, Ohio, Pennsylvania and Washington investors will not count toward the $2,000,000 minimum offering for all other jurisdictions.

Investments by persons who are affiliated with us, our sponsor or our advisor will count toward satisfaction of the minimum offering amount. There are no written or other binding commitments with respect to the acquisition of shares by these persons, and there can be no assurance as to the amount, if any, of shares of common stock these persons may acquire in the offering; however, they may acquire the $2,000,000 in shares necessary to satisfy the escrow in this offering. Any shares purchased by persons affiliated with us, our sponsor and our advisor will be purchased for investment purposes only.

Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, (i) we will not accept subscription proceeds from Pennsylvania investors unless we raise a minimum of $33,750,000 in gross offering proceeds (including sales made to residents of other jurisdictions); (ii) we will not sell any shares to New York investors unless we raise a minimum of $2,500,000 in gross offering proceeds (including sales made to residents of other jurisdictions, excluding Kansas, Ohio, Pennsylvania and Washington); (iii) we will not sell any shares to Kansas investors unless we raise a minimum of $10,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions, excluding Ohio, Pennsylvania and Washington); (iv) we will not sell any shares to Washington investors unless we raise a minimum of $20,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions, excluding Ohio and Pennsylvania); and (v) we will not sell any shares to Ohio investors unless we raise a minimum of $33,750,000 in gross offering proceeds (including sales made to residents of other jurisdictions). See “Plan of Distribution—Special Notice to Pennsylvania Investors, —Special Notice to New York Investors, —Special Notice to Kansas Investors, —Special Notice to Washington Investors and —Special Notice to Ohio Investors.”

How long will this offering last?

The termination date of this offering will be August 13, 2020, unless extended by our board of directors for an additional year or as otherwise permitted by applicable securities laws. If we decide to continue our offering beyond August 13, 2020, we will provide that information in a prospectus supplement. The offering will terminate earlier if we raise the full primary offering amount of $675,000,000 before such time. We may continue to offer shares under our distribution reinvestment plan beyond the two years from the date of this prospectus until we have sold $75,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time, and we will provide that information in a prospectus supplement.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of many states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain other states. See “Suitability Standards.”

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

Are there risks associated with an investment in our shares?

An investment in shares of our common stock involves significant risks, including those described below.

•	We have no operating history. There is no assurance that we will be able to successfully achieve our investment objectives.

•

Our charter does not require our directors to provide our shareholders with a liquidity event by a specified date or at all. Our shares cannot be readily sold and it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely sell them at a substantial discount.

•

There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares or the value of the shares at such time.

•

The amount of distributions we may make is uncertain. Our distributions may be paid from sources such as borrowings, offering proceeds, advances or the deferral of fees and expense reimbursements (which may constitute a return of capital). We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Distributions from sources other than our cash flow from operations would reduce the funds available to us for investments in multifamily apartment communities and multifamily real estate-related assets, which could reduce your overall return. During the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions.

•

Our officers and certain of our initial directors are also officers and directors of Cottonwood Residential, Inc. and its affiliates. As a result, our officers and initial directors will be subject to conflicts of interest.

•	We have not established the offering price on an independent basis and it bears no relationship to the value of our assets.

•	You will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•

Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering. If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of assets and the value of your investment may vary more widely with the performance of certain investments.

•	We will pay certain fees and expenses to our advisor and its affiliates. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated third parties.

•

Development projects in which we invest will be subject to potential development and construction delays which will result in increases costs and risks and may hinder our operating results and ability to make distributions.

•

We may incur significant debt in certain circumstances. Our use of leverage increases the risk of your investment. Loans we obtain may be collateralized by some or all of our investments, which will put those investments at risk of forfeiture if we are unable to pay our debts. Principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

•

Volatility in the debt markets could affect our ability to obtain financing for investments or other activities related to real estate assets and the diversification or value of our portfolio, potentially reducing cash available for distribution to our shareholders or our ability to make investments. In addition, if any of the loans we obtain have variable interest rates, volatility in the debt markets could negatively impact such loans.

•

If we fail to continue to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our shareholders because we will be subject to United States federal income tax at regular corporate rates with no ability to deduct distributions made to our shareholders.

Are there conflicts of interest for our board of directors and officers?

We may experience conflicts of interest with our advisor, Cottonwood Residential O.P., LP and Cottonwood Residential, Inc. or their affiliates in connection with this offering and the management of our business. The conflicts of interest that may arise include the following:

•

Two of our initial directors are also directors of Cottonwood Residential, Inc. Such overlapping directors will face conflicts of interest between their obligations to Cottonwood Residential, Inc. and their obligations to us;

•

Two of our initial directors and officers are also directors and officers of Cottonwood Residential, Inc. and its affiliates and must allocate their time between advising us and managing Cottonwood Residential, Inc.’s businesses and the other real estate projects and business activities in which they may be involved;

•

The compensation payable by us to our advisor and its affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and certain fees are payable regardless of the performance of our investments;

•

The property management fees, construction management fees and asset management fees payable to our property manager and advisor will generally be payable regardless of the quality of services provided to us; and

•

If we terminate our advisory agreement our advisor may be motivated to terminate its participation in the Three-Party Agreement that obligates our advisor to pay selling commissions, dealer manager fees and organization and offering expenses on our behalf without reimbursement by us. If our advisor ceases to pay our offering expenses, we may be forced to terminate this offering.

Do we have a share repurchase program?

Our share repurchase program may provide an opportunity for our shareholders to have their shares of our common stock repurchased by us, subject to certain restrictions and limitations. Unless being repurchased in connection with the death or “complete disability” (as defined under “Description of Shares—Share Repurchase Program”) of a shareholder (together, “Exceptional Repurchases”), generally no shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares from us by the applicable investor.

Generally, the purchase price for shares repurchased under our share repurchase program will be as follows:

Share Purchase Anniversary	Repurchase Price
Less than 1 year	No Repurchase Allowed
1 year—2 years	85% of Estimated Value Per Share(1)
3 years—4 years	90% of Estimated Value Per Share(1)
5 years and thereafter	95% of Estimated Value Per Share(1)
A shareholder’s death or complete disability, less than 2 years	95% of Estimated Value Per Share(1)
A shareholder’s death or complete disability, 2 years or more	100% of Estimated Value Per Share(1)

(1)

For the purposes of our share repurchase program, the “estimated value per share” will initially be equal to the purchase price per share at which the original purchaser or purchasers of the shares bought its shares from us, and the purchase price per share will be adjusted to reflect any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares outstanding.

We plan to establish an estimated net asset value (“NAV”) per share of our common stock based on valuations of our assets and liabilities no later than 150 days following the second anniversary of the date we break escrow in this offering, and annually thereafter. Upon our establishment of an estimated NAV per share, the estimated NAV per share will be the estimated value per share pursuant to our share repurchase program.

For purposes of determining the time period a redeeming shareholder has held each share, the time period begins as of the date such shareholder acquired the shares in question (the “acquisition date”); provided, that the shares purchased by the redeeming shareholder pursuant to our distribution reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan shares relate.

We are not obligated to repurchase shares of our common stock under our share repurchase program. We presently intend to limit the number of shares to be repurchased in any calendar year to 5% of the weighted-average number of shares of our common stock outstanding during the prior calendar year. In addition, during any calendar year, we may redeem only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year. There is no fee in connection with a repurchase of shares of our common stock.

Our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program for any reason upon 15 days’ notice to our shareholders. Therefore, shareholders may not have the opportunity to make a repurchase request prior to any potential termination or suspension of our share repurchase program.

May I reinvest my distributions in additional shares of Cottonwood Communities, Inc.?

Yes. We have adopted a distribution reinvestment plan. You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form, which we will provide to you at your request. The purchase price of shares purchased under the distribution reinvestment plan will initially be $10.00 per share. Once we establish an estimated net asset value (“NAV”) per share, shares issued pursuant to our distribution reinvestment plan will be priced at the NAV per share of our stock, as determined by our board. No selling commissions or dealer manager fees will be payable on shares sold under our distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants. For more information regarding our distribution reinvestment plan, see “Description of Shares – Distribution Reinvestment Plan.”

Will we register as an investment company?

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, then we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•

pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither we nor our Operating Partnership should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate”

or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see the “Investment Objectives and Criteria—Investment Limitations Under the Investment Company Act of 1940” section of this prospectus.

What is the impact of being an “emerging growth company”?

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 102(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our advisor, we do not expect to be required to seek shareholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. We will remain an emerging growth company for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

What is our liquidity strategy?

In the future, our board of directors will consider alternatives for providing liquidity to our shareholders, each of which is referred to as a “liquidity event,” including the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. Our charter requires that if we do not list our shares of common stock on a national securities exchange by August 13, 2028, we must either:

•	seek shareholder approval of the liquidation of the company; or

•	postpone the decision of whether to liquidate the company if a majority of the board of directors determines that liquidation is not then in the best interests of our shareholders.

We are not, however, required to provide our shareholders a liquidity event by a specified date or at all. If a majority of the board of directors does determine that liquidation is not then in the best interests of our shareholders, our charter requires that the board of directors revisit the issue of liquidation at least annually. Further postponement of listing or shareholder action regarding liquidation would only be permitted if a majority of the board of directors again determined that liquidation would not be in the best interest of our shareholders. If we sought and failed to obtain shareholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the board of directors to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained shareholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our shareholders. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in the greatest value for our shareholders.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cottonwood Communities, Inc.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

Telephone: (801) 278-0070

RISK FACTORS

Investing in our common stock involves a high degree of risk and uncertainties. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the value of our common stock may decline, and you could lose some or all of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in our Common Stock

Our advisor and its affiliates can influence when we satisfy the minimum offering amount for this offering and have access to any investor funds held in escrow.

Purchases of common stock by persons who are affiliated with us, our advisor or our sponsor will count toward satisfaction of the minimum offering amount of $2,000,000. As a result, our advisor and its affiliates can influence when we reach the minimum offering amount and have access to investors’ funds to make investments as described in this prospectus. Thus, if our advisor or its affiliates make an investment in us sufficient to reach the minimum offering amount, we may immediately use the funds raised from third-party investors in this offering (excluding funds received from investors in Kansas, New York, Ohio, Pennsylvania and Washington who are subject to a different minimum offering amount) to make investments. There is no assurance, however, that we will be successful in raising additional funds in this offering. If we are unsuccessful in raising additional funds, we may be unable to diversify our portfolio and our operating expenses as a percentage of our gross offering proceeds will be higher.

Purchases of common stock in this offering by persons who are affiliated with us, our sponsor or our advisor should not influence investment decisions of independent, unaffiliated investors.

Affiliates of us, our sponsor and our advisor may purchase shares of our common stock, and any such purchases will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold. There are no written or other binding commitments with respect to the acquisition of shares by these parties, and there can be no assurance as to the amount, if any, of shares of common stock these parties may acquire in the offering. Any shares purchased by persons affiliated with us, our sponsor and our advisor will be purchased for investment purposes only. However, the investment decisions made by any such persons should not influence your decision to invest in shares of our common stock, and you should make your own independent investment decision concerning the risks and benefits of an investment in our common stock.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the offering price.

There is currently no public market for our shares and we currently have no plans to list our shares on a securities exchange. Our charter does not require our directors to seek shareholder approval to liquidate our assets and dissolve by a specified date or at all, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date or at all. Any subsequent sale must comply with applicable state and federal securities laws. Our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend, or terminate our share repurchase program upon 15 days’ notice to our shareholders. We describe the restrictions of our share repurchase program in detail under “Description of Shares—Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their offering price. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

We will face significant competition for multifamily apartment communities and multifamily real estate-related assets, which may limit our ability to acquire suitable investments and achieve our investment objectives or make distributions.

We will be competing to acquire multifamily apartment communities and multifamily real estate-related assets with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts, and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. We cannot be sure that the board of directors and our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, our objectives will be achieved.

If we are unable to find suitable investments or if we raise substantial offering proceeds in a short period of time and are unable to invest all of the offering proceeds promptly, we may not be able to achieve our investment objectives or make distributions.

The more money we raise in this offering, the greater our challenge will be to invest all of the offering proceeds on attractive terms. If we are unable to promptly find suitable multifamily apartment communities or multifamily real estate-related assets, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term investments and may, ultimately, liquidate. We could also suffer from delays in locating suitable investments. In addition, pursuant to our allocation policy, for investments that the real estate professionals employed by our advisor and its affiliates determine, in their sole discretion, are appropriate for Cottonwood Multifamily REIT II, based on investment size, location and other criteria, Cottonwood Multifamily REIT II will have a priority for such investments until at least 85% of the capital raised in its offering has been identified for investment. As of August 10, 2018, Cottonwood Multifamily REIT II had raised approximately $49.8 million in its offering. It had made an initial investment in a multifamily apartment community as of the date of this prospectus. In addition, our sponsor is sponsoring Cottonwood Multifamily Opportunity Fund, Inc. which has investment objectives that overlap with ours. Our reliance on our advisor and sponsor and the real estate professionals that such persons retain to identify suitable investments for us at times when such persons are simultaneously seeking to identify suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection and acquisition of income-producing multifamily apartment communities or the acquisition or origination of multifamily real estate-related assets would likely limit our ability to make distributions to you and reduce your overall returns.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. Our sponsor’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on its businesses and operations (including our advisor).

A recession, slowdown and/or sustained downturn in the U.S. real estate market, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments capital structures.

For example, during the recent financial crisis, the availability of debt financing secured by commercial real estate was significantly restricted as a result of a prolonged tightening of lending standards. Due to the uncertainties created in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions and their ability to even make acquisitions or tenant improvements to existing holdings. Any future financial market disruptions may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the number of acquisitions we would otherwise make.

Because our shareholders will not have the opportunity to evaluate any investments we may make with the proceeds from this offering before we make them, we are considered to be primarily a blind pool. We may make investments with which our shareholders do not agree.

We have not identified any investments that we plan to make with the proceeds from this offering. As a result, we are considered to be a “blind pool” and we are not able to provide you with any information to assist you in evaluating the merits of any specific assets that we may acquire. We will seek to invest substantially all of the proceeds from this offering in the acquisition of or investment in interests in multifamily apartment communities and multifamily real estate-related assets. However, because we have not yet identified any properties or assets to acquire with the proceeds from this offering, our advisor and board of directors have broad discretion when identifying, evaluating and making such investments. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. Furthermore, our advisor and board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will likewise have no opportunity to evaluate potential tenants, managers or borrowers. As a result, you must rely on our advisor and board of directors to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree.

If we raise substantially less than the maximum amount in this offering, adverse investment performance, increased expenses, and our fixed operating expenses will have a more significant adverse impact on our ability to achieve our business objectives and to make distributions than if we raise the maximum amount in this offering.

Our common stock is being offered on a “best-efforts” basis and no individual, firm or corporation has agreed to purchase any of our common shares in this offering. If we raise substantially less than the maximum amount of funds in this offering, we may make fewer investments than we would if we are able to raise the maximum amount of funds in this offering. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. In addition, we will incur certain fixed operating expenses, such as costs incurred to secure insurance for our officers and directors, regardless of our size. Our failure to raise the maximum amount in this offering would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to make distributions to you.

If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, types of assets, industries or business sectors may have a more significant adverse impact on our assets and our ability to make distributions than if we had a diversified investment portfolio.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. Therefore, our investments in multifamily apartment communities and multifamily real estate-related assets may be concentrated in assets that are subject to higher risk of foreclosure or concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, downturns relating generally to such region may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to make distributions to you.

We have no operating history and we may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

We are a recently formed company and we have no operating history. We were incorporated in the State of Maryland on July 27, 2016. As of the date of this prospectus, we have not made any investments and our total assets consist of $200,000 of cash. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. We can provide no assurance that our performance will replicate the past performance of Cottonwood Residential O.P., LP or Cottonwood Residential, Inc. or any program sponsored by Cottonwood Residential O.P., LP or Cottonwood Residential, Inc. Our investment returns could be substantially lower than the returns achieved by Cottonwood Residential O.P., LP. and Cottonwood Residential, Inc. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of target assets, the level and volatility of interest rates, the availability of short and long-term financing, and conditions in the financial markets and economic conditions.

We are dependent upon our advisor and its affiliates and any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our shareholders’ investment.

We are dependent on our advisor to manage our operations and our portfolio of multifamily apartment communities and multifamily real estate-related assets. Any adverse change in the financial condition of our advisor or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is an indirect subsidiary of Cottonwood Residential O.P., LP, the operating partnership of Cottonwood Residential, Inc., our sponsor. Cottonwood Residential, Inc. is a mature real estate program that has been and may continue exploring strategic alternatives for its investors. On July 30, 2018, the board of directors and a transaction committee comprised of independent directors of Cottonwood Residential, Inc. approved a series of transactions to sell certain assets and restructure the organization of Cottonwood Residential, Inc. and its subsidiaries, including Cottonwood Residential O.P., LP (the “Transactions”). In connection with the Transactions, on August 1, 2018, Cottonwood Residential, Inc. entered an agreement with an unaffiliated third party to sell twelve assets for approximately $439.7 million. In addition, as part of the Transactions, Cottonwood Residential, Inc. will pursue the sale of five additional assets to third parties in the open market and form a new entity to act as the general partner of Cottonwood Residential O.P., LP following the buyout of its common stockholders. We expect that upon completion of the Transactions the new entity will act as our sponsor and will have total assets of approximately $1 billion. In addition, Cottonwood Residential O.P., LP will continue to provide property management services for the twelve assets sold and continue to receive fees for such services. There are no assurances that the Transactions or any future transaction will be completed and we expect that the Transactions will leave the management team at our sponsor and infrastructure intact. Should Cottonwood Residential, Inc. successfully pursue a different transaction or a liquidity event for its investors we may no longer have the same level of financial support from our sponsor or the same management team. In addition Cottonwood Residential, Inc.’s and Cottonwood Residential O.P., LP’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent Cottonwood Residential, Inc. no longer acts as our sponsor or any decline in its or Cottonwood Residential O.P., LP’s revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer. If our relationship with our advisor, its affiliates and their real estate professionals is terminated for any reason, it will be difficult for us to implement our business strategy or manage our portfolio unless we engage another party to provide the services to be provided by our advisor, its affiliates and employees.

If we make distributions from sources other than our cash flow from operations, we will have less funds available for investment in multifamily apartment communities and multifamily real estate-related assets and the overall return to our shareholders may be reduced.

Our charter permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. We intend to make distributions on our common stock on a per share basis with each share receiving the same distribution. If we fund distributions from financings, the proceeds from this or future offerings or other sources, we will have less funds available for investment in multifamily apartment communities and other multifamily real estate-related assets and the number of real estate properties that we invest in and the overall return to our shareholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods. If we fund distributions from the sale of assets or the maturity, payoff or settlement of multifamily real estate-related assets, this will affect our ability to generate cash flows from operations in future periods.

We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions. During our offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to make distributions solely from our cash flow from operations. Further, because we may receive income from our investments at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our existence and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will make these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets. To the extent distributions exceed cash flow from operations, a shareholder’s basis in our stock will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain.

The value of a share of our common stock may be diluted if we pay stock dividends.

Our board of directors may declare stock dividends. Although there are a number of factors that would be considered in connection with such a declaration, we expect such stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in our offering at the current offering price would dilute the value of a share of our then existing shareholders. Phantom income could result from such stock dividends.

While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. If our board of directors declared a stock dividend for investors who purchase our shares early in this offering, as compared with later investors, those investors who received the stock dividends will receive more shares for the same cash investment as a result of any stock dividends. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock dividends, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.

Our rights and the rights of our shareholders to recover claims against our officers and directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that an officer or director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our officers and directors will not be liable to us or our shareholders for monetary damages and that we will generally indemnify them for losses unless our directors are negligent or engage in misconduct or our independent directors are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our officers and directors than might otherwise exist under common law, which could reduce our and your recovery from these persons if they act in a negligent manner. Our charter also requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

We may change our targeted investments and our policies without shareholder consent.

We expect to invest in multifamily apartment communities (including certain multifamily apartment communities that include certain retail or other commercial uses) and multifamily real estate-related assets. Except as described in this prospectus, we are not restricted as to the following:

•	where we may acquire multifamily apartment communities in the United States;

•

the percentage of our proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in multifamily real estate-related assets; investment in direct interests in real estate and multifamily real estate-related assets will have differing risks and profit potential; or

•

the percentage of our proceeds that we may invest in any one real estate investment (the greater the percentage of our offering proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable).

Although this prospectus describes our target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities and we may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

Our board of directors determines our major policies, including our policies regarding financing, growth, REIT qualification, NAV methodologies and distributions. Our board of directors may amend or revise these and other policies without a vote of the shareholders. Under Maryland General Corporation Law and our charter, our shareholders have a right to vote only on limited matters. Our board of director’s broad discretion in setting policies and our shareholders’ inability to exert control over those policies increases the uncertainty and risks you face as a shareholder.

Risks Related to Conflicts of Interest

Our advisor, our officers and the real estate, debt finance, legal, management and accounting professionals we retain will face competing demands on their time and this may cause our operations and our shareholders’ investment to suffer.

Subject to the supervision of our board of directors, we rely on our advisor, our officers, and the real estate, debt finance, legal, management, and accounting professionals that we retain to provide services to us for the day-to-day operation of our business. Our advisor and its affiliates have sponsored and advise other real estate programs and rely on many of the same real estate, debt finance, legal, management, and accounting professionals, as will future programs sponsored by our advisor and its affiliates. As a result of their interests in other programs sponsored by our advisor and their obligations to other investors, these professionals will likely face conflicts of interest in allocating their time among us and other programs sponsored by our advisor and its affiliates, as well as other business activities in which they are involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If these events occur, the returns on our investments, and the value of your investment, may decline.

All of our executive officers, some of our directors and the key real estate and debt finance professionals we retain face conflicts of interest related to their positions and/or interests in Cottonwood Residential O.P., LP and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to our shareholders.

All of our executive officers, some of our directors, and the key real estate and debt finance professionals we retain are also executive officers, directors and/or key professionals of Cottonwood Residential O.P., LP and its affiliates. As a result, they owe fiduciary or other duties to each of these entities, their members and limited partners, which fiduciary or other duties may from time to time conflict with the fiduciary or other duties that they owe to us and our shareholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Cottonwood Communities Investor, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP, will be the initial limited partner in our operating partnership and may have interests that are different than ours. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our shareholders and to maintain or increase the value of our assets. Because our officers and some of our initial directors are also officers and directors of Cottonwood Residential, Inc., they may make decisions regarding the management of the properties which are not in the best interests of our shareholders.

Conflicts of interest could result in our management acting other than in our shareholders’ best interest.

Our operating partnership will be a party to an advisory agreement with Cottonwood Communities Management, LLC. Cottonwood Communities Management, LLC is indirectly owned by Cottonwood Residential O.P., LP. Because some of the initial members of our board of directors and our officers are also current officers and directors of Cottonwood Residential, Inc., they may make decisions regarding the advisory agreement which are not in the best interests of our shareholders.

We may compete with affiliates of our advisor for opportunities to acquire or sell multifamily apartment communities and multifamily real estate-related assets, which may have an adverse impact on our operations. We may also buy or sell multifamily apartment communities and multifamily real estate-related assets at the same time as affiliates of our advisor. There may be a conflict of interest with respect to the selection of multifamily apartment communities and multifamily real estate-related assets to be purchased by us and/or our advisor and its affiliates. Affiliates of our advisor may own competing properties in the markets in which our multifamily apartment communities are located which may lead to conflicts of interests with respect to the operations and management of our multifamily apartment communities. For more details on how we and our advisor and its affiliates will handle potential investment opportunities see “Conflicts of Interest – Allocation of Investment Opportunities.”

The fees we pay to affiliates in connection with the management of our assets and investments were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees paid to our property manager and advisor for services it provides for us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in multifamily apartment communities and multifamily real estate-related assets and distributions to our shareholders. In addition, the fees paid to our advisor could be different if our advisor did not pay our offering and organizational costs.

Our advisor will face conflicts of interest relating to the fees that we may pay to it and its affiliates, which could result in actions that are not necessarily in the long-term best interests of our shareholders.

Pursuant to our operating partnership agreement, Cottonwood Communities Investor, LLC will be entitled to distributions that are structured to provide incentive to our advisor to perform in our best interests and in the best interests of our shareholders. Additionally, our advisor may be entitled to a contingent acquisition fee and a contingent financing fee if our shareholders receive a specified return on their investment. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. Because, however, our advisor is entitled to receive substantial minimum compensation regardless of performance, the interests of our advisor and its affiliates will not be wholly aligned with those of our shareholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor and its affiliates to additional compensation. In addition, Cottonwood Communities Investor, LLC’s potential participation in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle Cottonwood Communities Investor, LLC to distributions relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Affiliates of our advisor have sponsored other entities and offerings and may sponsor additional entities and offerings in the future.

Affiliates of our sponsor and advisor have sponsored Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. which have investment objectives that are similar to ours. In addition, it is possible that our advisor or its affiliates may form future REITs and entities that may invest in assets that are similar to the multifamily apartment communities and multifamily real estate-related assets we intend to acquire. As a result, the conflicts of interest with respect to time, selection of investments and management of our investments may increase if our advisor or its affiliates sponsor additional programs.

If the advisory agreement with our advisor is terminated on or before August 13, 2028 for any reason other than because of the fraud, gross negligence or willful misconduct of our advisor, we will be required to pay the accrued contingent acquisition fees and accrued contingent financing fees.

Our advisor will be entitled to receive contingent acquisition fees related to our purchase of multifamily apartment communities and multifamily real estate-related assets and contingent financing fees related to our financing of multifamily apartment communities and multifamily real estate-related assets. Our advisor has agreed to defer the payment of any acquisition fee or financing fee until our shareholders’ receipt of certain specified returns. However, if the advisory agreement is terminated before August 13, 2028, for any reason other than the fraud, gross negligence or willful misconduct of our advisor, the acquisition fees and financing fees will become immediately due and payable by us. Thus, there may be conflicts of interest with respect to the termination of the advisory agreement and the payment of the contingent acquisition fees and contingent financing fees.

Our advisor may assign its obligations under the advisory agreement to its affiliates, who may not have the same expertise or provide the same level of service as our advisor.

Under the advisory agreement, our advisor may assign its responsibilities under the agreement to any of its affiliates with the approval of the conflicts committee. If there is such an assignment or transfer, the assignee may not have comparable operational expertise, have sufficient personnel or manage our company as well as our advisor.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our shareholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common shareholders or discourage a third party from acquiring us in a manner that could result in a premium price to our shareholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Our charter designates the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action or proceeding asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our shareholders, (c) any action or proceeding asserting a claim arising pursuant to any provision of the Maryland General Corporation

Law or our charter or our bylaws, or (d) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any of our record or beneficial shareholders who is a party to such an action or proceeding shall cooperate in any request that we may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program. We note we currently have no employees. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the Maryland General Corporation Law to authorize the adoption of such provisions.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if our subsidiaries or we become an unregistered investment company, then we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, then we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•

pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither we nor our Operating Partnership should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. See the “Investment Objectives and Criteria —Investment Limitations Under the Investment Company Act of 1940” section of this prospectus.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Actions of our potential future joint venture partners could reduce the returns on joint venture investments and decrease our stockholders’ overall return.

We may enter into joint ventures with third parties or affiliates to acquire assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•

that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of our stockholders’ investment in us.

Our shareholders may not be able to sell their shares under our share repurchase program and, if our shareholders are able to sell their shares under the program, they may not be able to recover the amount of their investment in our shares.

Our share repurchase program includes numerous restrictions that limit your ability to sell your shares. You generally must hold your shares for at least one year in order to participate in our share repurchase program, except for Exceptional Repurchases. We limit the number of shares repurchased pursuant to our share repurchase program in any calendar year to 5% of the weighted-average number of shares outstanding during the prior calendar year. In addition, during any calendar year, we may redeem only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year. We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all repurchase requests made in any year.

Under our share repurchase program, shares may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the estimated value per share and (c) whether the repurchases are Exceptional Repurchases. Thus, if your shares are repurchased by us pursuant to our share repurchase program, it is possible that you will receive less than the fair market value of the shares at the time of such repurchase.

Our board of directors may amend, suspend or terminate our share repurchase program upon 15 days’ notice to our shareholders. See “Description of Shares—Share Repurchase Program” for more information about the program. The restrictions of our share repurchase program will severely limit your ability to sell your shares should you require liquidity and limit your ability to recover the value you invest in our common stock.

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. We plan to determine the net asset value of our common stock no later than 150 days following the second anniversary of the date we break escrow in this offering, and annually thereafter. Our net asset value will be determined based on valuations of our assets and liabilities by, or with the material assistance or confirmation of, a third-party valuation expert or service. The method used in any year will be selected by our board of directors.

To assist FINRA members and their associated persons that participate in this offering, we intend to disclose in each annual report distributed to shareholders a per share estimated value of our shares developed in a manner reasonably designed to ensure it is reliable, the method by which it was developed and the date of the estimated valuation.

Our investors’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Potential investors in this offering will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,100,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 100,000,000 shares are designated as preferred stock. We are only issuing up to 67,500,000 shares of common stock pursuant to this primary offering and up to 7,500,000 shares pursuant to our distribution reinvestment plan. Our board of directors may increase the number of authorized shares of capital stock without shareholder approval. After your purchase in this offering, our board of directors may elect to (i) sell additional shares in this or future offerings, (ii) issue equity interests in private offerings or (iii) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after your purchase in this offering your percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.

Payment of substantial fees and expenses to our advisor and its affiliates will reduce the return to you and increases the risks that you will not be able to recover the amount of your investment in our shares.

We will pay significant fees to our advisor and its affiliates during our operational stage. Those fees include property management fees and asset management fees and we may have the obligation to reimburse our advisor and its affiliates for certain expenses they incur in connection with their providing services to us. In addition, we may be required to pay the contingent acquisition fees and contingent financing fees if we terminate the advisory agreement with our advisor.

We will also pay significant fees during our liquidation stage. Cottonwood Communities Investor, LLC, currently the sole limited partner of our operating partnership, will receive a 15% promotional interest from our operating partnership after we have received aggregate distribution sufficient to provide a return of our invested capital, plus a 6% cumulative, non-compounded annual return on our invested capital.

These fees and other potential payments increase the risk that the amount available for distribution to common shareholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future cash needs, cash distributions to our shareholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our multifamily apartment communities or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our shareholders from receiving a premium price for their shares in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested shareholders or affiliates of interested shareholders are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation, or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares—Business Combinations” and “Description of Shares—Control Share Acquisitions.”

Because Maryland law permits our board of directors to adopt certain anti-takeover measures without shareholder approval, investors may be less likely to receive a “control premium” for their shares.

In 1999, the State of Maryland enacted legislation that enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, the legislation permits our board, without shareholder approval, to amend our charter to:

•	stagger our board of directors into three classes;

•	require a two-thirds shareholder vote for removal of directors;

•	provide that only the board can fix the size of the board;

•	provide that all vacancies on the board, however created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•	require that special shareholder meetings may only be called by holders of a majority of the voting shares entitled to be cast at the meeting.

Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Exchange Act, and has at least three independent directors. Our charter does not prohibit our board from opting into any of the above provisions permitted under Maryland law. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. For more information about Subtitle 8 provisions of Maryland law discussed here, see “Description of Shares—Subtitle 8.”

Our ability to successfully conduct our offering is dependent, in part, on the ability of the dealer manager to hire and retain key employees and to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Orchard Securities, LLC, a Utah limited liability company, which we refer to as our dealer manager. The success of this offering and our ability to implement our business strategy is dependent upon the ability of the dealer manager to hire and retain key employees and to establish, operate and maintain a network of licensed securities broker-dealer, or selling group members. If our dealer manager is unable to hire qualified employees and build a sufficient network of selling group members, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Breaches of our data security could materially harm us, including our business, financial performance and reputation.

We collect and retain certain personal information provided by our residents and employees. Security measures we have implemented to protect the confidentiality of this information may not prevent unauthorized access to this information. Any breach of our data security measures and loss of this information may result in legal liability and costs (including damages and penalties), as well as damage to our reputation, that could materially and adversely affect us, including our business and financial performance.

Certain investors in Cottonwood Residential, Inc. could cause a change in control of Cottonwood Residential, Inc. and Cottonwood Residential O.P., LP, which are the indirect owners of our advisor.

Cottonwood Residential, Inc. has issued stock and warrants to certain institutional investors which include the right to cause a change in the management and control of Cottonwood Residential, Inc. under certain circumstances. Cottonwood Residential, Inc. is the general partner of Cottonwood Residential O.P., LP, the indirect owner of our advisor, sponsor and property manager. If these institutional investors exercise this right, Cottonwood Residential, Inc. and Cottonwood Residential O.P., LP, the indirect owners of our advisor, sponsor and property manager, will be controlled by third parties. In such event, it is possible that the goals of Cottonwood Residential, Inc. and Cottonwood Residential O.P., LP will be different than our goals, and there may not be a method to resolve such conflict.

Some of the prior programs of the indirect owner of our sponsor, Cottonwood Residential O.P., LP and its predecessor entities, have not met the anticipated performance levels.

Cottonwood Residential O.P., LP and its predecessor, Cottonwood Capital, LLC have sponsored a number of prior real estate programs. Some of these prior real estate programs have not achieved the leasing and operational thresholds projected by Cottonwood Residential O.P, LP or Cottonwood Capital, LLC. As a result, the returns to investors in some of these prior real estate programs may not have met the expected thresholds. See “Prior Performance Summary.”

General Risks Related to Investments in Real Estate

We will not be diversified with respect to the class of assets that we own.

We will invest, through our operating partnership, solely in multifamily apartment communities and multifamily real estate-related assets. While we intend to invest in a significant number of properties across several geographical locations and markets, we will not invest in a diverse set of asset classes. Further, we have no plans to acquire any assets other than assets consisting of multifamily apartment communities and multifamily real estate-related assets. Therefore, each of our investments could be subject to the same or similar rental property related risks and a decline in real estate values in general or a change in economic conditions which affects real property investment and rental markets could have a substantial adverse effect on our financial performance.

If capitalization rates increase the value of our assets may decrease and we may not be able to sell our assets at anticipated prices.

The value of real estate is generally based on capitalization rates. Capitalization rates generally trend with interest rates. Consequently, if interest rates go up, so do capitalization rates. Based on historical interest rates, current interest rates are low, as are current capitalization rates. However, if interest rates rise in the future, it is likely that capitalization rates will also rise, and as a result, the value of real estate will decrease. If capitalization rates increase, our assets will likely achieve a lower sales price than anticipated, resulting in reduced returns.

There are risks inherent in the acquisition and management of multifamily apartment communities.

There are risks associated with the operation of multifamily apartment communities, including, but not limited to, vacillations in the demand for residential space; risk of loss or damage to the improvements or property of tenants; environmental risks and other risks associated with ownership of real estate. Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments which would have an adverse effect on our results of operations, reduce the cash flow available for distributions and the return on your investment.

Rental levels at the multifamily apartment communities that we acquire can vary over time and we may not be able to maintain the occupancy rates we anticipate.

We will make our determination regarding the acquisition of multifamily apartment communities that we acquire based, among other things, on the property’s projected rent levels. However, there can be no assurance that a multifamily apartment community will continue to be occupied at the projected rents. It is anticipated that leases with the tenants at our multifamily apartment communities will generally be for terms of one year or less. If the tenants of the properties do not renew or extend their leases, if tenants default under their leases at the properties, if issues arise with respect to the permissibility of certain uses at the properties, if tenants of the properties terminate their leases, or if the terms of any renewal (including concessions to the tenants) are less favorable than existing lease terms, the operating results of the properties could be substantially affected. As a result, we may not be able to make distributions to the shareholders at the anticipated levels.

Because we will rely on Cottonwood Communities Management, its affiliates and third parties to manage the day-to-day affairs of any properties we may acquire, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.

We will depend upon the performance of our property managers to effectively manage our properties and real estate-related assets. Rising vacancies across real estate properties have resulted in increased pressure on real estate investors and their property managers to maintain adequate occupancy levels. In order to do so, we may have to offer inducements, such as free rent and resident amenities, to compete for residents. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should Cottonwood Communities Management, its affiliates or third parties fail to identify problems in the day-to-day management of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

It may be difficult for us to attract new tenants to our multifamily apartment communities.

There can be no assurance that we will be able to maintain the occupancy rates at our multifamily apartment communities. The tenants at any multifamily apartment communities may have the right to terminate their leases upon the occurrence of specified events. It is anticipated that the majority of leases at the properties will be for terms of one year or less.

Our inability to sell a multifamily apartment community at the time and on the terms we want could limit our ability to pay cash distributions to our shareholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell multifamily apartment communities for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a multifamily apartment community on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our multifamily apartment communities at a profit. Our inability to sell multifamily apartment communities at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our shareholders and could reduce the value of your investment.

We may have no or only limited recourse for any problems later identified for multifamily apartment communities we acquire, which could materially and adversely affect us, including our results of operations.

We anticipate sellers of multifamily apartment communities will sell such properties “as is,” “where is” and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of multifamily apartment communities with no or limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that multifamily apartment community, which could materially and adversely affect us.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our shareholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent, or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Potential liability for environmental matters could adversely affect our financial condition.

Although we intend to subject our multifamily apartment communities to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

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responsibility and liability for the costs of investigation, removal, or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants;

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liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property;

•	responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials; and

•	environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

Costs associated with complying with the Americans with Disabilities Act and the Fair Housing Amendment Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act and the Fair Housing Amendment Act, as amended, or the Fair Housing Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons and may require owners of multifamily dwellings to make reasonable exceptions in their policies and operations to afford people with disabilities equal housing opportunities. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. The Fair Housing Act requires multifamily dwellings first occupied after March 13, 1991 to comply with design and construction requirements related to access and use by disabled persons. Any funds used for Disabilities Act and Fair Housing Act compliance will reduce our net income and the amount of cash available for distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our shareholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which may increase our cost of obtaining financing. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.

The properties will include certain amenities for the residents at the properties that could increase the potential liabilities at the properties.

In addition to the apartment buildings, the properties will be improved with various amenities, such as swimming pools, exercise rooms, playgrounds, laundry facilities, business centers and/or rentable club houses. Certain claims could arise in the event that a personal injury, death, or injury to property should occur in, on, or around any of these improvements. In addition, certain of the multifamily apartment communities may be located in areas where dangerous wildlife lives which could pose dangers to the residents at the applicable property. There can be no assurance that particular risks pertaining to these improvements that currently may be insured will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, we may lose all or part of the investment. We may be liable for any uninsured or underinsured personal injury, death or property damage claims. Liability in such cases may be unlimited but shareholders will not be personally liable.

Competition and any increased affordability of single-family residential homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

The multifamily industry is highly competitive, and we face competition from many sources, including from other multifamily apartment communities both in the immediate vicinity and the geographic markets where our properties are and will be located. If so, this would increase the number of apartment units available and may decrease occupancy and unit rental rates. Furthermore, multifamily apartment communities we acquire compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

Increased construction of similar multifamily apartment communities that compete with our properties in any particular location may materially and adversely affect us, including our results of operations and our cash available for distribution to our shareholders.

We may acquire multifamily apartment communities in locations that experience increases in construction of properties that compete with our properties. This increased competition and construction could make it more difficult for us to find residents to lease units in our multifamily apartment communities and/or force us to lower our rental rates in order to lease units in our properties, which could substantially reduce our revenues and could have a material adverse effect on us. In addition, overbuilding of multifamily apartment communities may occur.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our shareholders.

When residents do not renew their leases or otherwise vacate their apartment unit, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment homes. In addition, we may require substantial funds to renovate a multifamily apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our shareholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our shareholders may be adversely affected.

Our multifamily apartment communities are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our multifamily apartment communities are subject to real and personal property taxes that may increase as tax rates change and as the multifamily apartment communities are assessed or reassessed by taxing authorities. As the owner of the multifamily apartment communities, we are ultimately responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

Increases in costs to own and maintain our properties may materially and adversely affect us, including our results of operations and cash flows.

We may experience increased costs associated with operating expenses, including capital improvements, routine property maintenance, real estate taxes and utility expenses. Any increases in our expenses to own and maintain our properties would consequently reduce our results of operations and cash flows.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Risks Related to Multifamily Real Estate-Related Assets

Our investments in multifamily real estate-related assets will be subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our taking ownership of the entity that owns the real estate. We will not know whether the values of the multifamily apartment communities ultimately indirectly securing our loans will remain at the levels existing on the dates of origination or acquisition of those loans. If the values of the underlying multifamily apartment communities drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Therefore, our multifamily real estate-related assets will be subject to the risks typically associated with real estate, which are described above under the heading “General Risks Related to Investments in Real Estate.”

Any mortgage loans we acquire or originate and the mortgage loans underlying any mortgage securities we may invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans generally are secured by commercial real estate properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, occupancy rates, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, fiscal policies and regulations (including environmental legislation), natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under any mortgage loan held by us, we will bear a risk of loss of principal and accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure on a property securing a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed investment. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under any mortgage loan we acquire or originate, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other factors, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine and bridge loans in which we may invest would involve greater risks of loss than loans secured by a first deed of trust or mortgage on property.

We may invest in mezzanine and bridge loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning (directly or indirectly) the real property or the entity that owns the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may invest in the preferred equity of other entities, the management of which may adversely affect our business.

We may invest in the preferred equity of other entities. However, we will not control the management, investment decisions, or operations of these companies. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Risks Associated with Debt Financing

We are likely to obtain mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We plan to obtain long-term financing that may be secured by our multifamily apartment communities. In some instances, we may acquire multifamily apartment communities by financing a portion of the price of the multifamily apartment communities and mortgaging or pledging some or all of the multifamily apartment communities purchased as security for that debt. We may also incur mortgage debt on multifamily apartment communities that we already own in order to obtain funds to acquire additional multifamily apartment communities, to fund property improvements and other capital expenditures, to make distributions, and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our shareholders (computed without regard to the dividends-paid deduction and excluding net capital gain). We, however, can give our shareholders no assurance that we will be able to obtain such borrowings on satisfactory terms.

Incurring mortgage debt increases the risk of loss of a multifamily apartment community since defaults on indebtedness secured by a multifamily apartment community may result in lenders initiating foreclosure actions. In that case, we could lose the multifamily apartment community securing the loan that is in default, reducing the value of our shareholders’ investment. For tax purposes, a foreclosure of any of our multifamily apartment communities would be treated as a sale of the multifamily apartment community for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our multifamily apartment communities as well as with respect to debt associated with our preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community. When we give a guaranty on behalf of an entity that owns one of our multifamily apartment communities or real estate-related assets, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single multifamily apartment community could affect many multifamily apartment communities.

Our multifamily apartment communities and multifamily real estate-related assets may be cross-collateralized.

We may obtain a line of credit or other debt financing which we may utilize to acquire multifamily apartment communities and multifamily real estate-related assets and fund our operations. Thus, our assets may be cross-collateralized. We have not obtained a commitment for the line of credit. Therefore, the amount and terms of the line of credit are uncertain and will be negotiated by our officers. No assurance can be given that future cash flow will be sufficient to make the debt service payments on any loans and to cover all operating expenses. If our revenues are insufficient to pay debt service and operating costs, we may be required to seek additional working capital. There can be no assurance that such additional funds will be available. The degree to which we are leveraged could have an adverse impact on us, including (i) increased vulnerability to adverse general economic and market conditions, (ii) impaired ability to expand and to respond to increased competition, (iii) impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and (iv) requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and future business opportunities.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance multifamily apartment communities, which could reduce the number of multifamily apartment communities we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of multifamily apartment communities. If we place mortgage debt on a multifamily apartment community, we run the risk of being unable to refinance part or all of the multifamily apartment community when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance our multifamily apartment communities, our income could be reduced. We may be unable to refinance or may only be able to partly refinance our multifamily apartment communities if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are stricter than when we originally financed the multifamily apartment communities. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our shareholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more shares or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our shareholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter into may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our debt payments and limit our ability to make distributions to our shareholders.

We expect that we will incur debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions. Additionally, if we incur variable-rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our shareholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our shareholders’ investment.

Our charter limits our leverage to 300% of our net assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our shareholders’ investment.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our shareholders.

We may obtain loans that require interest-only payments for a number of years before we are required to make payments on the principal. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest- only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum, or “balloon,” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our shareholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to our multifamily apartment communities and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our multifamily apartment communities may be adversely affected.

The proceeds of this offering will be used primarily for investments in multifamily apartment communities and multifamily real estate-related assets. Until we have made substantial investments we do not expect to have sufficient funds from operations to cover all of our expenses. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our multifamily apartment communities or for any other reason, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our assets or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

The derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT gross income tests.

We may not have sufficient funds to pay interest payments if the interest rates increase significantly.

It is anticipated that loans we obtain may have variable interest rates. In the event that the interest rate on any loan increases significantly, we may not have sufficient funds to pay the required interest payments. In such event, the continued ownership of the applicable multifamily apartment community may be threatened.

Federal Income Tax Risks

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares – Distribution Reinvestment Plan – Tax Consequences of Participation.”

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets, and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see “Federal Income Tax Considerations.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our shareholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our shareholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will generally be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or we qualified for a “safe harbor” under the Internal Revenue Code.

We intend to make distributions to our shareholders to comply with the REIT requirements of the Internal Revenue Code.

The ownership limits that apply to REITs, as prescribed by the Internal Revenue Code and by our charter, may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter also provides that, unless exempted by our board of directors, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interest of our shareholders.

REIT distribution requirements could adversely affect our ability to execute our business plan.

To qualify as a REIT, we must distribute to our shareholders each year 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to shareholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices, or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our shareholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets, and the amounts we distribute to our shareholders. We may be required to make distributions to shareholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our shareholders’ investment.

The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business (subject to a safe harbor under the Internal Revenue Code for certain sales). It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may make mezzanine loans. The Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests, and interest derived from mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test, as discussed below. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make mezzanine loans that do not meet all of the requirements of the safe harbor. In the event a mezzanine loan does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT.

Non-United States investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

A non-United States person disposing of a United States real property interest, including shares of a United States corporation whose assets consist principally of United States real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition of such interest. Certain “qualified foreign pension funds” and certain “qualified shareholders” are exempt from FIRPTA. FIRPTA does not apply, however, to the disposition of shares in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-United States holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-United States investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the non-United States investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks, including gain from the disposition of certain hedging transactions, will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) risks associated with the extinguishment of certain indebtedness or the disposition of certain property related to prior hedging transactions described in (i) or (ii) above and each such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Equity participation in mortgage, bridge and mezzanine loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a loan in any appreciation of the properties securing the loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property for federal income tax purposes. This could affect our ability to qualify as a REIT.

Your investment has various federal income tax risks.

Although the provisions of the Internal Revenue Code generally relevant to an investment in shares of our common stock are described in “Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of United States federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

The President signed a tax reform bill into law on December 22, 2017 (the “Tax Cuts and Jobs Act”). Among other things, the Tax Cuts and Jobs Act:

•	Reduces the corporate income tax rate from 35% to 21% (including with respect to our taxable REIT subsidiary);

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Reduces the rate of U.S. federal withholding tax on distributions made to non-U.S. shareholders by a REIT that are attributable to gains from the sale or exchange of U.S. real property interests from 35% to 21%;

•	Allows an immediate 100% deduction of the cost of certain capital asset investments (generally excluding real estate assets), subject to a phase-down of the deduction percentage over time;

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Changes the recovery periods for certain real property and building improvements (for example, to 15 years for qualified improvement property under the modified accelerated cost recovery system, and to 30 years (previously 40 years) for residential real property and 20 years (previously 40 years) for qualified improvement property under the alternative depreciation system);

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Restricts the deductibility of interest expense by businesses (generally, to 30% of the business’ adjusted taxable income) except, among others, real property businesses electing out of such restriction; we have not yet determined whether we and/or our subsidiaries can and/or will make such an election;

•	Requires the use of the less favorable alternative depreciation system to depreciate real property in the event a real property business elects to avoid the interest deduction restriction above;

•	Restricts the benefits of like-kind exchanges that defer capital gains for tax purposes to exchanges of real property;

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Permanently repeals the “technical termination” rule for partnerships, meaning sales or exchanges of the interests in a partnership will be less likely to, among other things, terminate the taxable year of, and restart the depreciable lives of assets held by, such partnership for tax purposes;

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Requires accrual method taxpayers to take certain amounts in income no later than the taxable year in which such income is taken into account as revenue in an applicable financial statement prepared under GAAP, which, with respect to certain leases, could accelerate the inclusion of rental income;

•	Eliminates the federal corporate alternative minimum tax;

•	Reduces the highest marginal income tax rate for individuals to 37% from 39.6% (excluding, in each case, the 3.8% Medicare tax on net investment income);

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Generally allows a deduction for individuals equal to 20% of certain income from pass-through entities, including ordinary dividends distributed by a REIT (excluding capital gain dividends and qualified dividend income), generally resulting in a maximum effective federal income tax rate applicable to such dividends of 29.6% compared to 37% (excluding, in each case, the 3.8% Medicare

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Limits certain deductions for individuals, including deductions for state and local income taxes, and eliminates deductions for miscellaneous itemized deductions (including certain investment expenses).

Many of the provisions in the Tax Cuts and Jobs Act, in particular those affecting individual taxpayers, expire at the end of 2025.

As a result of the changes to U.S. federal tax laws implemented by the Tax Cuts and Jobs Act, our taxable income and the amount of distributions to our shareholders required in order to maintain our REIT status, and our relative tax advantage as a REIT, could change. As a REIT, we are required to distribute at least 90% of our taxable income to our shareholders annually.

The Tax Cuts and Jobs Act is a complex revision to the U.S. federal income tax laws with various impacts on different categories of taxpayers and industries, and will require subsequent rulemaking and interpretation in a number of areas. The long-term impact of the Tax Cuts and Jobs Act on the overall economy, government revenues, our tenants, us, and the real estate industry cannot be reliably predicted at this time. Furthermore, the Tax Cuts and Jobs Act may negatively impact certain of our tenants’ operating results, financial condition, and future business plans. The Tax Cuts and Jobs Act may also result in reduced government revenues, and therefore reduced government spending, which may negatively impact some of our tenants that rely on government funding. There can be no assurance that the Tax Cuts and Jobs Act will not negatively impact our operating results, financial condition, and future business operations.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our shareholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common shares.

Certain proposed federal and state regulations, if any or all of them become applicable, could adversely affect the marketing of our shares.

On April 18, 2018, the SEC proposed “Regulation Best Interest,” a new standard of conduct for broker-dealers under the Exchange Act, which would require a broker-dealer to act in the best interest of a retail customer, including participants in ERISA-covered plans and IRAs, when making a recommendation of any securities transaction, without putting its financial interests ahead of the interests of a retail customer. The proposed rule includes guidance on what constitutes a “recommendation” and a definition of who would be a “retail customer” in addition to provisions setting forth certain required disclosures, policies and procedures to identify conflicts of interest, and customer-specific best interest obligations. A 90-day comment period began upon official publication of the proposal.

In addition to the SEC proposed rules, several states, including Connecticut, Nevada, New Jersey and New York, have passed laws or proposed regulations requiring investment advisers, broker-dealers and/or agents to disclose conflicts of interest to clients or to meet standards that their advice be in the customer’s best interest. These recent developments could result in additional requirements imposed on such persons related to the marketing of our shares.

While we continue to monitor and evaluate the various proposals, we cannot predict what other proposals may be made, what legislation or regulation may be introduced or become law. Therefore, until such time as final rules or laws are in place, the potential impact on the marketing of our shares through the impacted channels is uncertain.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from those expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $750,000,000 of shares of our common stock on a “best-efforts” basis through Orchard Securities, LLC, our dealer manager. Because this is a “best-efforts” offering, Orchard Securities, LLC must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to $675,000,000 of shares of common stock in our primary offering at $10.00 per share until August 13, 2020 (unless extended by our board of directors for an additional year or as otherwise permitted by applicable securities laws). We are also offering up to $75,000,000 of shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of our common stock between our distribution reinvestment plan offering and our primary offering. Shares sold pursuant to our distribution reinvestment plan will initially be sold at a price of $10.00 per share. Once we establish an NAV per share, shares issued pursuant to our distribution reinvestment plan will be priced at the NAV per share of our common stock, as determined by our board. Our board of directors may adjust the offering price of this offering during the course of the offering. Any adjustment to the offering price of less than 20% would be effected by a supplement to this prospectus. A larger adjustment could only be effected by means of a post-effective amendment.

If we have not sold all of the primary offering shares on or before August 13, 2020, we may continue this offering until August 13, 2021 (unless extended as permitted by applicable securities laws). Under rules promulgated by the SEC, if we have filed a registration statement relating to a follow-on offering, we could continue our primary offering until such follow-on offering registration has been declared effective. If we decided to continue our primary offering beyond August 13, 2020, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year form the date of this prospectus. We may terminate this offering at any time. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold $75,000,000 of shares through the reinvestment of distributions.

Compensation of Dealer Manager and Soliciting Dealers

Our advisor will pay the dealer manager selling commissions up to 6% of the gross primary offering proceeds. The dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as soliciting dealers, to sell our shares. In the event of the sale of shares by soliciting dealers, the dealer manager will re-allow all of its selling commissions to the soliciting dealers. A soliciting dealer may elect to receive all or a portion of the re-allowed selling commissions upon the sale of the shares and the initial payment of selling commissions to the dealer manager, or in a series of installments over a period of up to seven years after the sale of the shares to which the selling commissions relate.

Our advisor will also pay the dealer manager a dealer manager fee up to 3% of the gross primary offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. Of this dealer manager fee, Orchard Securities, LLC will pay up to 1.35% of the gross proceeds from the primary offering to certain wholesalers that may be employees of Cottonwood Residential Inc. or Cottonwood Residential O.P., LP. In addition, from this dealer manager fee, Orchard Securities, LLC will receive a non-accountable marketing and due diligence allowance of up to 1.25% of the gross proceeds from the primary offering, from which Orchard Securities, LLC will re-allow 1.00% on a non-accountable basis to soliciting dealers, and the remaining 0.25% may be retained by Orchard Securities, LLC for marketing expenses as agreed to by Orchard Securities, LLC and us and which Orchard Securities, LLC may reallow to certain soliciting dealers. The remaining dealer manager fee will be retained by Orchard Securities, LLC as a placement fee. The maximum amount of reimbursements would be based on factors such as the number of shares sold by soliciting dealers, the assistance of such soliciting dealers in marketing the offering, and due diligence expenses incurred.

Neither we nor our advisor will pay referral or similar fees to any accountants, attorneys, or other persons in connection with the distribution of the shares. We will not be responsible for paying any selling commissions or dealer manager fees. The maximum amount of non-transaction based items of compensation to be paid in connection with this offering, including, but not limited to the non-transaction based compensation allocated to dual-employees, will not exceed 1% of the gross primary offering proceeds. No dealer manager fees or selling commissions are payable for shares sold pursuant to our distribution reinvestment plan.

We will sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 6.0% discount, or at $9.40 per share, reflecting that selling commissions are not paid in connection with such purchases. To ensure that we receive proceeds equivalent to those received for sales of shares outside these channels our advisor has agreed to waive its asset management each month in an amount equivalent to the 6.0% discount provided to such purchasers in that month.

If an investor purchases shares in our primary offering net of commissions through a registered investment advisor that is affiliated with a soliciting dealer in a transaction in which the registered investment advisor is compensated on a fee-for-service basis by the investor, the dealer manager may reallow to the affiliated soliciting dealer up to 1% of the gross offering proceeds attributable to that transaction as a marketing fee. The marketing fee paid to soliciting dealers would be paid by the dealer manager out of its dealer manager fee. If an investor purchases shares in the offering through a registered investment advisor (or bank acting as a trustee or fiduciary) not affiliated with a soliciting dealer, the registered investment adviser may not receive any portion of the dealer manager fee. Neither the dealer manager nor its affiliates will compensate any person engaged (or bank acting as a trustee or fiduciary) as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

The table and discussion below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all $675,000,000 of common stock offered in this primary offering.

Total Compensation(1)
Selling commissions (maximum)	$40,500,000
Dealer manager fee (maximum)	$20,250,000

Total	$60,750,000

(1)

We are not responsible for paying any selling commissions or dealer manager fees to the dealer manager. Our advisor, Cottonwood Communities Management, LLC, will be responsible for paying the dealer manager fees and selling commissions on our behalf without reimbursement from us.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, and the dealer manager fee and any additional expense reimbursements to our dealer manager and soliciting dealers (excluding bona fide invoiced due diligence expenses), may not exceed 10% of our gross offering proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

To the extent permitted by law and our charter, we will indemnify the soliciting dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

Subscription Procedures

We will not sell any shares unless we raise a minimum of $2,000,000 by August 13, 2019, including from persons who are affiliated with us, our sponsors or our advisor. Until we have raised this amount, all subscription payments will be placed in a non-interest bearing account held by the escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, pending release to us. Once we have raised the applicable minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares will be distributed to us without reduction for fees. If we do not raise at least $2,000,000 by August 13, 2019, we will promptly return all funds in the escrow account, and we will stop offering shares. We will not deduct any fees if we return funds from the escrow account because we are unable to raise the minimum offering amount. Different escrow procedures apply to Kansas, New York, Ohio, Pennsylvania and Washington investors. Because of the higher minimum offering requirement for Kansas, New York, Ohio, Pennsylvania and Washington investors, subscription payments made by Kansas, New York, Ohio, Pennsylvania and Washington investors will not count toward the $2,000,000 minimum offering for all other jurisdictions. See “—Special Notice to Pennsylvania Investors, —Special Notice to New York Investors, —Special Notice to Kansas Investors, —Special Notice to Washington Investors, and —Special Notice to Ohio Investors” below.

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific investment amount and pay for the shares at the time of your subscription. Until such time as we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as Escrow Agent for Cottonwood Communities, Inc.” Further, until we have raised the minimum offering amount, completed subscription agreements and payments should be sent by your broker-dealer or registered investment advisor, as applicable, to the escrow agent, UMB Bank, N.A., at the address set forth in the subscription agreement. Once we have raised $2,000,000, you should make your check payable to “Cottonwood Communities, Inc.,” except that Pennsylvania, New York, Kansas, Washington, and Ohio investors should follow the instructions below under “—Special Notice to Pennsylvania Investors, —Special Notice to New York Investors, —Special Notice to Kansas Investors, —Special Notice to Washington Investors, and —Special Notice to Ohio Investors,” respectively. Completed subscription agreements and payments should be sent by your broker-dealer or registered investment advisor, as applicable, to us at the address set forth in the subscription agreement. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any reason in our discretion, including a failure to adequately complete all of the required items in the subscription agreement or failure to provide any additional documentation needed to support information in the subscription agreement. We generally expect to admit shareholders on a daily basis. We will have a period of 30 days after receipt of each subscription agreement to accept or reject the subscription agreement. If rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Suitability Standards

Those selling shares on our behalf and participating soliciting dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. The soliciting dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Minimum Purchase Requirements

You must initially invest at least $5,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $67,500,000, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2.0 million minimum offering amount for other jurisdictions, we will not accept subscription proceeds from Pennsylvania investors unless we raise a minimum of $33,750,000 in gross offering proceeds (including sales made to residents of other jurisdictions) from the sale of shares of our common stock prior to the termination of this offering. Pending satisfaction of this condition, Pennsylvania subscription payments will not be accepted into escrow and will be returned to Pennsylvania investors. Once we have reached the Pennsylvania minimum, we will accept subscription proceeds from Pennsylvania investors.

Special Notice to New York Investors

We will not sell any shares to New York investors unless we raise a minimum of $2,500,000 in aggregate gross offering proceeds (including sales made to residents of other jurisdictions, excluding Pennsylvania and Washington) from the sale of shares of our common stock. Pending satisfaction of this condition, all subscription payments by New York investors will be placed in a segregated account held by the escrow agent, UMB Bank, N.A., in trust for New York subscribers’ benefit, pending release to us. In the event we do not raise proceeds of $2,500,000 prior to the termination of the primary portion of this offering, we will promptly return all funds held in escrow for the benefit of New York investors. Purchases by persons affiliated with us, our sponsor or our advisor will count toward the New York minimum. Until we have raised $2,500,000 in proceeds, New York investors should make their checks payable to “UMB Bank, N.A., as Escrow Agent for Cottonwood Communities, Inc.” Once we have reached the New York minimum, the escrow agent will disburse subscription proceeds from New York investors to us, and New York investors should make their checks payable to “Cottonwood Communities, Inc.”

Special Notice to Kansas Investors

We will not sell any shares to Kansas investors unless we raise a minimum of $10,000,000 in aggregate gross offering proceeds (including sales made to residents of other jurisdictions, excluding Washington, Ohio, and Pennsylvania) from the sale of shares of our common stock. Pending satisfaction of this condition, all subscription payments by Kansas investors will be placed in a segregated account held by the escrow agent, UMB Bank, N.A., in trust for Kansas subscribers’ benefit, pending release to us. In the event we do not raise proceeds of $10,000,000 prior to the termination of the primary portion of this offering, we will promptly return all funds held in escrow for the benefit of Kansas investors. Purchases by persons affiliated with us, our sponsor or our advisor will count toward the Kansas minimum. Until we have raised $10,000,000 in proceeds, Kansas investors should make their checks payable to “UMB Bank, N.A., as Escrow Agent for Cottonwood Communities, Inc.” Once we have reached the Kansas minimum, the escrow agent will disburse subscription proceeds from Kansas investors to us, and Kansas investors should make their checks payable to “Cottonwood Communities, Inc.”

Special Notice to Washington Investors

We will not sell any shares to Washington investors unless we raise a minimum of $20,000,000 in aggregate gross offering proceeds (including sales made to residents of other jurisdictions, excluding Ohio and Pennsylvania) from the sale of shares of our common stock. Pending satisfaction of this condition, all subscription payments by Washington investors will be placed in a segregated account held by the escrow agent, UMB Bank, N.A., in trust for Washington subscribers’ benefit, pending release to us. In the event we do not raise proceeds of $20,000,000 prior to the termination of the primary portion of this offering, we will promptly return all funds held in escrow for the benefit of Washington investors. Purchases by persons affiliated with us, our sponsor or our advisor will count toward the Washington minimum. Until we have raised $20,000,000 in proceeds, Washington investors should make their checks payable to “UMB Bank, N.A., as Escrow Agent for Cottonwood Communities, Inc.” Once we have reached the Washington minimum, the escrow agent will disburse subscription proceeds from Washington investors to us, and Washington investors should make their checks payable to “Cottonwood Communities, Inc.”

Special Notice to Ohio Investors

We will not sell any shares to Ohio investors unless we raise a minimum of $33,750,000 in aggregate gross offering proceeds (including sales made to residents of other jurisdictions) from the sale of shares of our common stock. Pending satisfaction of this condition, all subscription payments by Ohio investors will be placed in a segregated account held by the escrow agent, UMB Bank, N.A., in trust for Ohio subscribers’ benefit, pending release to us. In the event we do not raise proceeds of $33,750,000 prior to the termination of the primary portion of this offering, we will promptly return all funds held in escrow for the benefit of Ohio investors. Purchases by persons affiliated with us, our sponsor or our advisor will count toward the Ohio minimum. Until we have raised $33,750,000 in proceeds, Ohio investors should make their checks payable to “UMB Bank, N.A., as Escrow Agent for Cottonwood Communities, Inc.” Once we have reached the Ohio minimum, the escrow agent will disburse subscription proceeds from Ohio investors to us, and Ohio investors should make their checks payable to “Cottonwood Communities, Inc.”

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell the maximum offering of $675,000,000 of shares of common stock. We are also offering $75,000,000 of shares pursuant to our distribution reinvestment plan. For purposes of this table, we have assumed that no shares will be sold pursuant to our distribution reinvestment plan. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We estimate that we will use 100% of the gross proceeds from this offering, or $10.00 per share, for investments in multifamily apartment communities and multifamily real estate-related assets.

To the extent offering proceeds are used to pay distributions in anticipation of future cash flow from operating activities, the amount available for investment will be correspondingly reduced, your overall return may be reduced, our portfolio may be less diversified and the value of a share of our common stock may be diluted. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations, including from offering proceeds. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure.”

	Minimum Offering of $2,000,000		Maximum Offering of $675,000,000
Gross Offering Proceeds	$2,000,000	100.0%	$675,000,000	100.0%
Selling Commissions(1)	$120,000	6.0%	$40,500,000	6.0%
Dealer Manager Fees(1)	$60,000	3.0%	$20,250,000	3.0%
Organizational and Offering Expenses(1)	$20,000	1.0%	$6,750,000	1.0%
Selling Commissions, Dealer Manager Fees and Organizational and Offering Expenses paid by Sponsor(2)	$(200,000)	(10.0%)	$(67,500,000)	(10.0%)

Amount Available for Investment/Net Investment Amount(3)	$2,000,000	100.0%	$675,000,000	100.0%

(1)

Pursuant to the Three-Party Agreement, our advisor has agreed to pay all selling commissions, dealer manager fees and any organizational and offering expenses on our behalf, without reimbursement by us. From our advisor Orchard Securities, LLC will receive a selling commission in an amount up to 6% of gross primary offering proceeds, which amount will be re-allowed to the soliciting dealer. In addition, our advisor will pay Orchard Securities, LLC a dealer manager fee up to 3% of gross primary offering proceeds for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. From the dealer manager fee, Orchard Securities, LLC will pay up to 1.35% of gross primary offering proceeds to certain wholesalers that may be employees of Cottonwood Residential Inc. or Cottonwood Residential O.P., LP. The dealer manager may re-allow part of the dealer manager fee to soliciting dealers. Our advisor will also pay our organizational and offering expenses, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent on our behalf without reimbursement by us. We expect organizational and offering expenses (other than selling commissions and the dealer manager fee) to be approximately 1% of the gross proceeds from the offering if we raise the maximum offering amount. Our organization documents permit us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our organizational documents do not limit the amount from any source to pay such distributions. If we make distributions from sources other than our cash flow from operations, we will have less funds available for investment in multifamily apartment communities or multifamily real estate-related assets. If we terminate our advisory agreement, our advisor may be motivated to terminate its participation in the Three-Party Agreement that obligates our advisor to pay selling commissions, dealer manager fees and organization and offering expenses on our behalf without reimbursement by us. If our advisor ceases to pay our offering expenses, we may be forced to terminate this offering.

(2)

Our advisor is paying all selling commissions (if applicable) and dealer manager fees and all organizational and offering expenses on our behalf without reimbursement by us. Our advisor and its affiliates will enter into certain contracts with us such as the advisory agreement, and will receive certain fees pursuant to those contracts. See “Management Compensation” for more information regarding the fees payable pursuant to such contracts. If our advisor did not agree to pay the selling commissions, dealer manager fees and organizational and offering expenses on our behalf, the terms of the contracts between us and our advisor may have been more advantageous to us. Potential investors should consult their investment advisors.

(3)

Until required in connection with investment in multifamily apartment communities or multifamily real estate-related assets, substantially all of the proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amounts available for investment from this offering may also include anticipated capital improvement expenditures and leasing costs.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. The board of directors is responsible for the management and control of our affairs and oversight of service providers at all times. The board of directors has retained our advisor, Cottonwood Communities Management, LLC, to manage our day-to-day operations and the acquisition and distribution of our real estate investments, subject to the board of director’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board of directors have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below under “Conflicts of Interest.”

Our charter provides that a majority of the directors must be independent directors. We currently have three independent directors or our five member board of directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, our sponsor or its affiliates and has not been so for the previous two years and meets other independence requirements set forth in our charter.

Each director will serve until the next annual meeting of shareholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of shareholders entitled to cast 50% of all of the votes entitled to be cast at any shareholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although the number of board members may increase or decrease, a decrease may not have the effect of shortening the term of any incumbent director. Additionally, our charter requires that we have a minimum of three directors. Any director may resign at any time or may be removed with or without cause by the shareholders upon the affirmative vote of a least a majority of all the votes entitled to be cast a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the shareholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the shareholders as permitted by Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the directors then in office, even if such majority is less than a quorum.

Our directors are accountable to us and our shareholders as fiduciaries. Our directors must perform their duties in good faith and in a manner each director believes to be in our and our shareholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Although we have no present intention to do so, our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers follow these policies and that these policies continue to be in the best interests of our shareholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name*	Age**	Positions
Daniel Shaeffer	47	Chief Executive Officer and Director
Chad Christensen	45	President, Chairman of the Board and Director
Gregg Christensen	49	Executive Vice President, Secretary and General Counsel
Susan Hallenberg	50	Chief Financial Officer
R. Brent Hardy	47	Independent Director
Gentry Jensen	47	Independent Director
John Lunt	45	Independent Director

*	The address of each executive officer and director listed is 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121.
**	As of June 1, 2018.

Daniel Shaeffer has served as one of our Directors since July 2016 and as our Chief Executive Office since December 2016. Mr. Shaeffer’s primary responsibilities include overseeing acquisitions, capital markets and strategic planning. He is also involved with our capital raising activities. Mr. Shaeffer also has served as the Chief Executive Officer and a Director of Cottonwood Residential, Inc. and its predecessor entity since 2004. Before co-founding Cottonwood Capital, LLC, a predecessor to Cottonwood Residential, Inc., in 2004, Mr. Shaeffer worked as a senior equities analyst with Wasatch Advisors of Salt Lake City. Prior to joining Wasatch Advisors, Mr. Shaeffer was a Vice President of Investment Banking at Morgan Stanley. Mr. Shaeffer began his career with Ernst & Young working in the firm’s audit department. Mr. Shaeffer has been involved in real estate development, management, acquisition, disposition and financing for more than 12 years. Mr. Shaeffer holds an International MBA from the University of Chicago Graduate School of Business and a BS in Accounting from Brigham Young University and is a Certified Public Accountant.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Shaeffer, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on the board of directors.

Chad Christensen has served as one of our Directors since July 2016 and as our President and Chairman of the Board since December 2016. Mr. Christensen oversees our financial and general operations. Mr. Christensen is also actively involved in our acquisitions, marketing and capital raising activities. Mr. Christensen also has served as the President and a Director of Cottonwood Residential, Inc. and its predecessor entity since 2004. Before co-founding Cottonwood Capital, LLC, a predecessor to Cottonwood Residential, Inc., in 2004, Mr. Christensen worked with the Stan Johnson Company, a national commercial Real Estate Brokerage firm in Tulsa, Oklahoma. Early in his career, Mr. Christensen founded Paramo Investment Company, a small investment management company. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing for more than 14 years. Mr. Christensen holds a MBA from The Wharton School at the University of Pennsylvania with an emphasis in Finance and Real Estate and a BA in English from the University of Utah. Mr. Christensen also holds an active real estate license. Chad Christensen and Gregg Christensen are brothers.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Christensen, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on the board of directors.

Gregg Christensen has served as our Executive Vice President, Secretary and General Counsel since December 2016. He served as one of our Directors from December 2016 to June 2018. Mr. Christensen oversees and coordinates all legal aspects of our company and is also actively involved in our operations, acquisitions, and due diligence activities. Mr. Christensen also has served as the Executive Vice President, Secretary, General Counsel and a Director of Cottonwood Residential, Inc. and its predecessor entity since 2007. Prior to joining Cottonwood Residential, Inc., Mr. Christensen was a principal, managing director and general counsel of Cherokee & Walker, an investment company focused on real estate investments and private equity investments in real estate related companies. Previously, Mr. Christensen practiced law with Nelson & Senior in Salt Lake City. His areas of practice included real estate and corporate law. He is a member of the Utah State Bar, as well as the Bar of the United States District Court for the District of Utah. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing for more than 21 years. Mr. Christensen holds an Honors Bachelor of Arts Degree in English from the University of Utah and a Juris Doctorate Degree from the University of Utah, S.J. Quinney College of Law. Gregg Christensen and Chad Christensen are brothers.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Christensen, in light of his day-to-day company-specific operational experience, significant legal experience, and his real estate experience, to serve as a director on the board of directors.

Susan Hallenberg has served as our Chief Financial Officer since December 2016. In this role, she oversees all aspects of our financial, accounting, treasury, and risk management functions. Ms. Hallenberg also has served as the Chief Financial Officer and Treasurer of Cottonwood Residential, Inc. and its predecessor entity since 2005. Ms. Hallenberg has spent the majority of her career focused on real estate investment and prior to joining Cottonwood Residential O.P., LP, held positions at Phillips, Edison & Company, Lend Lease Real Estate Investments, and Aldrich Eastman & Waltch. Ms. Hallenberg started her career at Ernst & Young where she worked in the firm’s audit department for four years. Ms. Hallenberg holds a BA in Economics/Accounting from The College of the Holy Cross.

R. Brent Hardy is one of our independent directors, a position he has held since June 2018. Since April 2018, Mr. Hardy has served as Managing Director and Senior Vice President of Asset Management at Merit Hill Capital, a real estate investment firm focused on acquiring and managing a portfolio of self-storage facilities across the United States. Mr. Hardy has been in the commercial real estate development, construction and asset management business for over 20 years. From September 2001 to April 2018, Mr. Hardy was Senior Vice President of Construction & Capital Asset Management at Extra Space Storage, the second largest operator of self-storage facilities in the United States and a New York Stock Exchange traded REIT. At Extra Space Storage, Mr. Hardy directed global construction, property development and long term asset preservations efforts and oversaw the “Certificate of Occupancy” and “Property Redevelopment and Expansion” programs. He contributed to the overall planned growth of the company, implementing essential asset management systems and processes to effectively oversee the firms portfolio of over 1450 assets nationwide. Mr. Hardy was also responsible for facility planning and design, property rebranding and corporate procurement efforts and was heavily involved in corporate responsibility, portfolio efficiency and innovation, and the implementation of energy management and sustainability programs. Prior to commencing his career with Extra Space Storage, Mr. Hardy spent several years with various firms in real estate, construction and operations management.

Mr. Hardy graduated from the University of Utah with a B.A. degree in Political Science and a minor in Spanish.

Our board of directors selected Mr. Hardy as an independent director for reasons including his over 20 years of experience in the commercial real estate development, construction and asset management industries and his strategic business abilities and skills in responding to operational challenges and opportunities within an organization. In particular, our board of directors believes Mr. Hardy’s experience in asset management at Extra Space Storage during a period of growth at the company the depth and breadth of Mr. Hardy’s exposure to complex real estate, strategic and corporate issues throughout his career would make him a valuable asset to our board of directors. Having worked at a public REIT gives him additional perspective and insight into public companies such as ours.

Gentry Jensen is one of our independent directors, a position he has held since June 2018. Since 2011, Mr. Jensen has served as the Chief Executive Officer of Penumbra Brands, Inc., a leading provider of protective, technologically differentiated, accessories for mobile devices. From 2009 to 2011, he served as District Manager of Schindler Elevator Corporation and from 2005 through 2008, he served as President of Wentworth Development, a Utah-based commercial real estate brokerage and property management firm, and from 2002 through 2004, Mr. Jensen was an associate in asset management and portfolio construction modeling with J.P. Morgan’s Private Bank in New York. Prior to entering the business world, Mr. Jensen served on active duty as a Navy SEAL, completing overseas deployments in Eastern Europe and throughout Asia.

Mr. Jensen holds an MBA in Finance from the Wharton School at the University of Pennsylvania and a BS, with Merit, in Systems Engineering from the United States Naval Academy.

Our board of directors selected Mr. Jensen as an independent director for reasons including his executive leadership experience with multiple companies and as a Navy SEAL, his professional and educational background and his prior experience in commercial real estate brokerage and property management.

John Lunt is one of our independent directors, a position he has held since June 2018. In January 2003, Mr. Lunt founded Lunt Capital Management, Inc., a registered investment advisor, and since January 2003, he has served as its President. The firm builds and manages investment strategies used by financial advisors around the United States and provides research and advice for investments across asset classes, including U.S. equities, international equities, fixed income, real estate, commodities and currencies. Mr. Lunt co-created the methodology for seven index strategies calculated by S&P Dow Jones Indices. He is a charter member of the ETF Strategists Roundtable for key influencers associated with ETF management, and writes regularly about financial markets for ETFTrends.com. From 2001 to June 2014, he served on the board of the Utah Retirement Systems, a $20 billion pension fund, and from 2004 to 2007, he served as board President. Since February 2013, Mr. Lunt has served on the investment advisory committee for the $10 billion Utah Educational Savings Plan (My529) and since August 2017, he served as Chairman of the committee. Since September 2014, he has served as a member of the Board of Trustees for the $2 billion Utah School & Institutional Trust Funds Office. He has been a featured speaker at investment conferences around the United States, and has written extensively about financial markets.

Mr. Lunt graduated Magna Cum Laude with University Honors from Brigham Young University with a B.A. degree in Economics, and he later received an MBA in Finance and International Business from New York University. Mr. Lunt completed the Program for Advanced Trustee Studies at Harvard Law School and finished a number of courses at the New York Institute of Finance on trading and portfolio management.

Our board of directors selected Mr. Lunt as an independent director for reasons including his executive leadership experience, his professional and educational background, his network of relationships with finance and investment professionals and his extensive background and experience in public markets and in real estate and finance transactions and investments. In addition, his experience as founder and President of Lunt Capital Management and his service as a director of various pension funds provide him an understanding of the issues facing companies that make investments in real estate and oversee those investments.

Board Committees

Our board of directors has established three standing committees, consisting solely of independent directors: the audit committee, the conflicts committee and the compensation committee.

Audit Committee

Among other things, the audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal auditors and our independent registered public accounting firm.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent registered public accounting firm. The members of the audit committee are Messrs. Hardy, Jensen and Lunt. Mr. Lunt is the audit committee financial expert.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest—Certain Conflict Resolution Measures.” Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors. The members of the conflicts committee are Messrs. Hardy, Jensen and Lunt.

Compensation Committee

The primary purpose of the compensation committee is to oversee our compensation programs. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if required, produces the report to be included in our annual proxy statement. Subject to the limitations in our charter, the compensation committee may also create stock-award plans. We are externally managed by our advisor pursuant to the advisory agreement and as of the date hereof we have no employees.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code. The members of the compensation committee are Messrs. Hardy, Jensen and Lunt.

Compensation of Directors

Any member of our board of directors who is also an employee of our advisor or sponsor does not receive additional compensation for serving on our board of directors. Each independent director will receive an annual retainer of $10,000. We pay independent directors for attending board and committee meetings as follows:

•	$500 in cash for each board meeting attended (including if by teleconference); and

•	$500 in cash for each committee meeting attended (if at a different time or place than a board meeting and including if by teleconference).

We also will reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our officers and directors to us and our shareholders for monetary damages and requires us to indemnify our directors, officers, our advisor and its affiliates for losses they may incur by reason of their service in that capacity or in their service as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust or other entity, if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common shareholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common shareholder or, if by a common shareholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement agrees to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also will purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. We may incur significant costs to purchase this insurance on behalf of our officers and directors.

Our Advisor

Our advisor, Cottonwood Communities Management, LLC., is a recently formed Delaware limited liability company. Our advisor has contractual responsibilities to us and our shareholders. The sole owner of our advisor is Cottonwood Capital Management, Inc. which was formed in 2008. All of our officers and some of our directors are also officers and directors of Cottonwood Capital Management, Inc.

The directors and managers of Cottonwood Capital Management, Inc. are as follows:

Name*	Age**	Positions
Daniel Shaeffer	47	Chief Executive Officer and Director
Chad Christensen	45	President, Chairman of the Board and Director
Gregg Christensen	49	Executive Vice President, Secretary General Counsel and Director
Susan Hallenberg	50	Chief Financial Officer

*	The address of each executive officer and director listed is 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121.
**	As of June 1, 2018.

The backgrounds of Messrs. Shaeffer, C. Christensen and G. Christensen and Ms. Hallenberg are described in the “Management—Executive Officers and Directors” section of this prospectus.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will (subject to the supervision and authority of our board of directors and officers) manage our day-to-day operations, will retain the property managers for our property investments and will perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain real estate-related debt investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. In the event that the advisory agreement is not renewed or terminates (other than because of fraud, gross negligence or willful misconduct by our advisor) before August 13, 2028, the payment of any contingent acquisition fees and contingent financing fees will be immediately due and payable by us to our advisor. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

Initial Investment by Cottonwood Residential O.P., LP

Cottonwood Residential O.P., LP has invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. As of the date of this prospectus, this constitutes 100% of our issued and outstanding common stock. Cottonwood Residential O.P., LP may not sell any of these shares during the period Cottonwood Communities Management, LLC serves as our advisor. Cottonwood Residential O.P., LP will not vote any shares it acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates. Although nothing prohibits Cottonwood Residential O.P., LP or its affiliates from acquiring additional shares of our common stock, they currently do not have any options or warrants to acquire any shares.

Additional Investment by Cottonwood O.P., LP

In addition to its original $200,000 investment in shares, Cottonwood Residential O.P., LP may continue to acquire more common stock so that Cottonwood Residential O.P., LP owns up to 5% of the outstanding shares of our common stock.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor, Cottonwood Communities Management, LLC and the real estate professionals at the advisor will manage our day-to-day affairs and will manage our portfolio of multifamily apartment communities and multifamily real estate-related assets, subject to the board of directors’ supervision. The following table summarizes all of the compensation and fees that will be paid to our advisor, Cottonwood Communities Management, LLC, and its affiliates in connection with this offering, including amounts to reimburse their costs in providing services. The compensation set forth below may only be increased if approved by a majority of the members of our conflicts committee. The increase of such compensation does not require approval by shareholders.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

Acquisition and Development Stage

Contingent Acquisition Fee—Cottonwood Communities Management, LLC (Our Advisor)(2)(3)(4)

After our shareholders have received, or are deemed to have received (with respect to a merger or a listing), together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a specified cumulative, noncompounded annual return on their invested capital (a “Required Return”), our advisor will receive from us contingent acquisition fees that are a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment as follows: 1% contingent acquisition fee if shareholders receive a Required Return of 6%; and 2% additional contingent acquisition fee if shareholders receive a Required Return of 13%.

The contingent acquisition fee is payable upon satisfying each return threshold with respect to assets in the portfolio at the time the return threshold is satisfied and at the closing of acquisitions following satisfaction of the return threshold.

$15,000,000 (maximum offering, target leverage of 55% of the cost of our investments, 6% Required Return)/

$45,000,000 (maximum offering, target leverage of 55% of the cost of our investments, 13% Required Return)

Acquisition Expense Reimbursement—Cottonwood Communities Management, LLC (Our Advisor)	Subject to the limitations contained in our charter, reimbursement from us for all out-of-pocket expenses incurred in connection with the selection and acquisition or origination of investments, whether or not we ultimately acquire the property or other real estate-related investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Contingent Financing Fee—Cottonwood Communities Management, LLC (Our Advisor) (3)(4)(5)	After our shareholders have received, or are deemed to have received (with respect to a merger or a listing), together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a Required Return of 13%, our advisor will receive from us a contingent financing fee of 1% of the original principal amount of any financing obtained or assumed by us.	$8,250,000 (maximum offering, target leverage of 55% of the cost of our investments, 13% Required Return)

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

The contingent financing fee is payable upon satisfying the return threshold with respect to any financing obtained or assumed by us prior to satisfaction of the return threshold and at the closing of new financing following satisfaction of the return threshold.

Operational Stage

Property Management Fees—Cottonwood Communities Management, LLC (Our Advisor and Property Manager)	Cottonwood Communities Management, LLC will receive from us a property management fee in an amount up to 3.5% of the annual gross revenues of our multifamily apartment communities that it manages. Cottonwood Communities Management, LLC may subcontract the performance of its property management duties to third parties and Cottonwood Communities Management, LLC will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.	Actual amounts depend upon the gross revenue of the properties and therefore cannot be determined at this time.

Asset Management Fee—Cottonwood Communities Management, LLC (Our Advisor)

Cottonwood Communities Management, LLC will receive from us an annual asset management fee, paid monthly, in an amount equal to 1.25% of our gross assets as of the last day of the prior month.

For purposes of calculating the asset management fee, “gross assets” means (i) the gross book value of our assets until such time as our board of directors has established a net asset value of our assets, and (ii) after our board of directors has established a net asset value of our assets, the gross asset value of our assets based on the net asset value determination; provided that, the value of any assets acquired after our determination of a net asset value will be the gross book value of the assets until such assets are included in a net asset value determination. Under (i) or (ii), gross book value or gross asset value (as applicable) will be determined based on our pro rata ownership interest in the underlying real estate (including the pro rata value of any budgeted development-related project costs and/or debt underlying any mezzanine loans, preferred equity, and/or common equity investments) and other assets and liabilities, without regard to GAAP consolidation or equity method accounting principles.

We plan to determine the net asset value of our common stock no later than 150 days following the second anniversary of the date we break escrow in this offering, and annually thereafter.

Actual amounts depend upon the gross offering proceeds we raise in this offering and therefore cannot be determined at this time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Other Company Operating Expenses—Cottonwood Communities Management, LLC (Our Advisor or its affiliates)(6)

We will reimburse our advisor or its affiliates for all actual expenses paid or incurred by our advisor or its affiliates in connection with the services provided to us, including our allocable share of the advisor’s or its affiliates’ overhead, such as rent, personnel costs, utilities, cybersecurity and IT costs; provided, however, that we will not reimburse our advisor or its affiliates for salaries, wages and related benefits of personnel who perform investment advisory services for us or serve as our executive officers. In addition, subject to the approval of our board of directors we may reimburse our advisor or its affiliates for costs and fees associated with providing services to us that we would otherwise engage a third party to provide.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.
Promotional Interest from Operating Partnership—Cottonwood Communities Investor, LLC

Cottonwood Communities Investor, LLC is currently the sole limited partner of our operating partnership and will receive from the Operating Partnership a promotional interest equal to 15% of net income and cash distributions, but only after we receive, in the aggregate, cumulative distributions from the Operating Partnership sufficient to provide a return of our capital plus a 6% cumulative, non-compounded annual return on our aggregate invested capital. Cottonwood Communities Investor, LLC will not be required to make any capital contributions to our operating partnership in order to obtain the promotional interest.

In addition, Cottonwood Communities Investor, LLC will be entitled to a separate one-time payment payable upon (1) the listing of our common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Cottonwood Communities Investor, LLC would have been entitled to receive, as described above, as if our Operating Partnership had disposed of all of its assets at the market value of our shares of common stock as of the date of the event triggering the payment. If the event triggering the payment is a listing of our shares on a national securities exchange, the market value will be calculated based on the market value of the shares issued and outstanding at listing over a period of 30 trading days selected by our advisor beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange. If the triggering event is the termination or non-renewal of our advisory agreement, the market value will be calculated based on an appraisal or valuation of our assets by an independent third party.

Actual amounts depend on the results of the performance of the multifamily apartment communities and therefore cannot be determined at this time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Independent Director Compensation

We will pay each of our independent directors an annual retainer of $10,000. We will also pay our independent directors for attending meetings as follows: (i) $500 for each board meeting attended and (ii) $500 for each committee meeting attended (if held at a different time or place than a board meeting). All directors will receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and therefore cannot be determined at this time.

(1)

The estimated maximum dollar amounts are based on the sale of $675,000,000 in shares to the public in the primary offering and exclude the $75,000,000 we have registered under our distribution reinvestment plan as we do not expect the fees paid in this offering to be determined based on proceeds raised in our distribution reinvestment plan offering. We reserve the right to reallocate shares between our primary offering and our distribution reinvestment plan offering, and to the extent we reallocate shares from the distribution reinvestment plan offering to the primary offering, the fees disclosed above will be higher.

(2)

Under our charter, a majority of the independent directors would have to approve any increase in the contingent acquisition fee payable to our advisor. If our advisor is terminated before August 13, 2028 for any reason other than the advisor’s fraud, willful misconduct or gross negligence, the payment of a contingent acquisition fee will be immediately due and payable in an amount equal to 3% less the amount of any prior payments of contingent acquisition fees to our advisor. Because the acquisition fee we pay our advisor is a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate a loan, this fee will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt which exceeds the target leverage of 55% disclosed in the table, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for assets and (iv) proceeds from the sale of shares under our distribution reinvestment plan.

(3)

Our charter limits our ability to make an investment if the total of all acquisition fees and acquisition expenses and financing fees relating to the investment exceeds 6% of the contract purchase price or 6% of the funds advanced. This limit may only be exceeded if a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

(4)

In the event of a merger, our shareholders will be deemed to have received aggregate distributions sufficient to provide a return of their invested capital, plus a Required Return if the merger consideration amount plus the total of all distributions paid or declared by us to shareholders from inception until the closing of the merger (excluding any stock dividends) exceeds the return threshold. In the event of a listing of our common stock on a national securities exchange, our shareholders will be deemed to have received aggregate distributions sufficient to provide a return of their invested capital, plus a Required Return if the market value of our outstanding shares plus the total of all distributions paid by us to shareholders from inception until the date market value is determined (excluding any stock dividends) exceeds the return threshold. The market value of our outstanding shares will be calculated based on the market value of the shares issued and outstanding at listing over a period of 30 trading days selected by our advisor beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange.

(5)

If our advisor is terminated before August 13, 2028 for any reason other than the advisor’s fraud, willful misconduct or gross negligence, the payment of the contingent financing fee will be immediately due and payable.

(6)

On the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after commencement of this public offering our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of All Shares
Cottonwood Residential O.P., LP(2)	20,000	100.0%
Daniel Shaeffer, Chief Executive Officer and Director	—	—
Chad Christensen, President, Chairman of the Board and Director	—	—
Gregg Christensen, General Counsel, Executive Vice President and Secretary	—	—
Susan Hallenberg, Chief Financial Officer	—	—
R. Brent Hardy, Independent Director	—	—
Gentry Jensen, Independent Director	—	—
John Lunt, Independent Director	—	—
All directors and executive officers as a group	—	—

(1)	The address of each beneficial owner listed is 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121.
(2)

Cottonwood Residential O.P., LP is managed by its general partner, Cottonwood Residential, Inc. Cottonwood Residential, Inc. is managed by its board of directors, which currently consists of Daniel Shaeffer, Chad Christensen, Gregg Christensen, David Robertson and Lance Graber. The board of directors of Cottonwood Residential, Inc., as the general partner of Cottonwood Residential O.P., LP, will have the voting and investment control of the shares of our common stock held by Cottonwood Residential O.P., LP.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Cottonwood Communities Management, LLC, our advisor and our property manager, and its affiliates, including Cottonwood Residential O.P., LP and Cottonwood Residential, Inc. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Cottonwood Real Estate Programs

General

All of our executive officers and two of our directors, and other key real estate professionals of our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect voting controlling interest (but not a controlling economic interest) in Cottonwood Residential O.P., LP, Cottonwood Residential, Inc. and their affiliates. These individuals have legal and other obligations with respect to Cottonwood Residential O.P., LP and Cottonwood Residential, Inc. and the shareholders and investors in such entities which are similar to their obligations to us. Thus, there may be conflicts of interest with respect to the officers’ and director’s obligations and duties to Cottonwood Residential O.P., LP and its affiliates and their obligations and duties to us and our affiliates. In the future, these persons may also form other real estate investment vehicles, to which they will have similar obligations. In addition, Cottonwood Residential O.P., LP’s approval to participate in investment opportunities is conditioned on the approval of certain institutional partners of Cottonwood Residential O.P., LP.

All of our executive officers and some of our directors, and the key real estate professionals of our advisor are also officers, directors, managers, key real estate professionals, and/or holders of a direct or indirect controlling interest in or for:

•

Cottonwood Communities Investor, LLC (which is wholly owned by Cottonwood Residential O.P., LP), the sole limited partner of our operating partnership and Cottonwood Residential, Inc., its general partner; and

•	Cottonwood Communities Management, LLC, our advisor and property manager.

Some of these persons also serve as executive officers and directors, and the key real estate professionals in and for Cottonwood Residential O.P., LP’s other affiliates. As a result, such persons owe fiduciary duties to Cottonwood Residential O.P., LP and/or its affiliates. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

As described in the “Prior Performance Summary,” affiliates of our advisor have sponsored the following real estate programs with investment objectives similar to ours:

•	Cottonwood Multifamily REIT I, Inc.

•	Cottonwood Multifamily REIT II, Inc.

•	Cottonwood Multifamily Opportunity Fund, Inc.

Conflicts of interest may arise between us and the programs that have not been liquidated and between us and future programs. As of the date of this prospectus, none of the above programs have been liquidated and are still operating. Thus, to the extent that we seek to acquire and lease assets in similar geographic markets, we will compete with the above programs. As of the date of this prospectus, Cottonwood Multifamily REIT I, Inc. has completed its offering and has invested substantially all of the proceeds from its offering. As of August 10, 2018, Cottonwood Multifamily REIT II had raised approximately $49.8 million in its offering and Cottonwood Multifamily Opportunity Fund, Inc. had raised approximately $6.9 million in its offering. As of the date of this prospectus Cottonwood Multifamily REIT II, Inc. had made an initial investment in a multifamily apartment community and Cottonwood Multifamily Opportunity Fund, Inc. had made an initial investment in a development project for a multifamily apartment community.

Allocation of Investment Opportunities

We will rely on our advisor to identify suitable investments. Many investment opportunities that are suitable for us may also be suitable for Cottonwood Residential O.P., LP and Cottonwood Residential, Inc. or other programs sponsored by such persons and affiliates of such persons. Our sponsor is currently sponsoring two $50,000,000 offerings that are qualified as “Tier 2” offerings pursuant to Regulation A promulgated under the Securities Act: Cottonwood Multifamily REIT II, Inc. (launched July 2017) and Cottonwood Multifamily Opportunity Fund, Inc. (launched November 2017). As of August 10, 2018, Cottonwood Multifamily REIT II had raised approximately $49.8 million in its offering and Cottonwood Multifamily Opportunity Fund, Inc. had raised approximately $6.9 million in its offering. Both of these programs have investment objectives that overlap with ours. As of the date of this prospectus Cottonwood Multifamily REIT II, Inc. had made an initial investment in a multifamily apartment community and Cottonwood Multifamily Opportunity Fund, Inc. had made an initial investment in a development project for a multifamily apartment community. For investments that the real estate professionals employed by our advisor and its affiliates determine, in their sole discretion, are appropriate for Cottonwood Multifamily REIT II, based on investment size, location and other criteria, Cottonwood Multifamily REIT II will have a priority for such investments until at least 85% of the capital raised in its offering has been identified for investment.

It is the intent of our advisor and us that, after the requirement described above with respect to Cottonwood Multifamily REIT II, Inc. has been met, our advisor and its affiliates will allocate potential investments between us and other entities that are sponsored by our advisor and its affiliates in a manner designed to meet each entity’s investment objectives by considering the investment portfolios of each entity, the cash available for investment by each entity and diversification objectives.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Cottonwood real estate programs or affiliated entities own multifamily apartment communities. In such a case, a conflict could arise in the leasing of properties or apartment units in the event that we and another Cottonwood real estate program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Cottonwood real estate program or affiliated entity were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Our advisor and its affiliates, including the advisors of other Cottonwood real estate programs and affiliated entities, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Cottonwood real estate programs and affiliated entities also will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Cottonwood real estate programs and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on our advisor and our board of directors, and the team of real estate professionals that our advisor and its affiliates has assembled for the day-to-day operation of our business. Cottonwood Residential O.P., LP and Cottonwood Residential, Inc. and other investment programs managed and controlled by Cottonwood affiliates are also advised by many of the same real estate and management professionals as will future Cottonwood-sponsored programs. In addition, Cottonwood Capital Property Management II, LLC (a subsidiary of the sole member of our advisor) has acted as the sponsor to Cottonwood Multifamily REIT I, Inc., Cottonwood Multifamily REIT II, Inc., and Cottonwood Multifamily Opportunity Fund, Inc. As a result of their interests in these and other Cottonwood- sponsored programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, these real estate and management professionals will likely face conflicts of interest in allocating their time among us and Cottonwood-sponsored programs and other business activities in which they are involved. Our executive officers and our key real estate and management professionals are not obligated to devote a fixed amount of their time to us.

We believe that our executive officers and the other key real estate professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. Because we have not commenced operations, it is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of Cottonwood Residential O.P., LP programs are very similar, there are significant efficiencies created by the same team of individuals providing services to multiple programs.

Receipt of Fees and Compensation by our Advisor, Cottonwood Communities Investor, LLC and their Affiliates

Cottonwood Communities Investor, LLC is the sole limited partner of our operating partnership and will receive a promotional interest equal to 15% of net income and cash distributions, but only after we receive, in the aggregate, cumulative distributions from the Operating Partnership sufficient to provide a return of our capital plus a 6% cumulative, non-compounded annual return on our aggregate invested capital.

We intend to engage our advisor, Cottonwood Communities Management, LLC, which is indirectly owned by Cottonwood Residential O.P., LP, as our property manager for all of our multifamily apartment communities. Cottonwood Communities Management, LLC will receive compensation for its services as the property and asset manager of our assets. This compensation arrangement could affect our judgment with respect to:

•	the continuation, renewal or enforcement of the advisory agreement between us, our subsidiaries and Cottonwood Communities Management, LLC;

•

acquisitions of properties and other investments, which entitle our advisor to asset management fees and possibly property management fees and may entitle our advisor to contingent acquisition fees, which contingent acquisition fees are based on the purchase price of the investment, and are not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to accept a higher purchase price for those assets, recommend riskier transactions to us or purchase assets that may not be in the best interest of our shareholders;

•

borrowings to acquire properties and other investments, which borrowings will increase the asset management fees payable to our advisor as well as potentially entitle the advisor to a contingent financing fee and an increased contingent acquisition fee;

•

decisions regarding the disposition of assets that would result in the termination of any property related fees as well as decreasing the asset management fees payable to our advisor, and may entitle Cottonwood Communities Investor, LLC to a promotional interest from our operating partnership;

•	offerings of equity by us, which will likely entitle our advisor to increased asset management fees and may entitle our advisor to increased contingent acquisition fees; and

•	whether and when we seek to sell the company or its assets, which sale could entitle Cottonwood Communities Investor, LLC to a promotional interest from our operating partnership.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers, some of our directors and the key real estate professionals at our advisor are also officers, directors, managers or key professionals for:

•	Cottonwood Communities Management, LLC, our advisor and property manager; and

•	other Cottonwood real estate sponsored programs.

As a result, their loyalties to each of these programs, their shareholders, members and limited partners may from time to time conflict with the fiduciary duties that they owe us.

Affiliated Property Manager

Since properties and debt investments we acquire will likely be managed by Cottonwood Communities Management, LLC, to the extent we retain Cottonwood Communities Management, LLC, we will not have the benefit of negotiating fees with an independent property manager. Cottonwood Communities Management, LLC may subcontract the performance of its property management duties to third parties and Cottonwood Communities Management, LLC will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. See “Management—Other Affiliates.”

Certain Conflict Resolution Measures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of real property;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor;

•	whether and when we seek to merge with another entity or enter into a business combination with another entity; and

•	whether and when we seek to sell the company or substantially all of its assets.

A majority of our board of directors and a majority of the conflicts committee will approve certain significant proposed multifamily apartment community investments and multifamily real estate-related assets as described above.

Other Charter Provisions Relating to Conflicts of Interests

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for their other clients.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common shareholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, 6% of the funds advanced. This limit may only be exceeded if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the contingent acquisition fee to 3% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the directors (including a majority of the conflicts committee) not otherwise interested in the transaction.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions.

We will not purchase or lease assets in which our advisor, our sponsor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the members of the conflicts committee) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable; (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller; (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property; and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors, or the approval of a majority of a committee of the board, provided that the members of the committee approving the transaction would also constitute a majority of the board. In the cases where a majority of our conflicts committee require and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain an appraisal of fair market value by independent experts selected by our conflicts committee. We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value. We may in the future enter into transactions, including acquisitions, with other programs sponsored by our advisor and its affiliates if an attractive opportunity presents itself and our conflicts committee approves the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our shareholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our sponsor, advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint venturers.

Limitation on Operating Expenses. Commencing upon the earlier to occur of four full fiscal quarters after (i) the acquisition of our first real estate investment, or (ii) six months after the commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital to the extent paid by us such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, a director, the sponsors or any affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, advisor or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to the sponsor, our advisor or to our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Shareholders. Our charter requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common shareholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. On June 18, 2018, at the first joint meeting of the board of directors and the conflicts committee, our board of directors and the conflicts committee reviewed and ratified our charter and bylaws by the vote of a majority of their respective members, as required by our charter.

INVESTMENT OBJECTIVES AND CRITERIA

General

Our investment objectives are to:

•	preserve, protect and return invested capital;

•	pay stable cash distributions to shareholders;

•	realize capital appreciation in the value of our investments over the long term; and

•	provide a real estate investment alternative with lower expected volatility relative to public real estate companies whose securities trade daily on a stock exchange.

Our board of directors may revise our investment policies, which we describe in more detail below, without the approval of our shareholders.

Multifamily Focus

We will use the proceeds of this offering to invest directly or indirectly in multifamily apartment communities and multifamily real estate-related assets, including potential development projects, located throughout the United States. We believe that current market dynamics and underlying fundamentals suggest the positive trends in United States multifamily housing will continue. Steady job growth, low unemployment, increased rentership rates, increasing household formation and aligned demographics provide the backdrop for strong renter demand. We believe that other factors impacting the prime United States renter demographic such as delayed major life decisions, increased levels of student debt and tight credit standards in the single-family home mortgage market support the value proposition for owning multifamily apartment communities.

Compelling Long-Term Investment. According to the National Council of Real Estate Investment Fiduciaries (NCREIF) research, over the past 40 years, the multifamily sector has generated superior returns compared to other major core real estate sectors (see below).

Source: National Council of Real Estate Investment Fiduciaries. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Only three of those years produced negative returns, while sector volatility remained lower relative to the average of other core sectors. Further, real estate total returns, and specifically private real estate, have historically displayed a low correlation to stocks and bonds, serving as a meaningful diversifier to portfolios. As such, we believe the multifamily sector provides attractive risk-adjusted return prospects relative to other core real estate sectors.

		Last 10 Years
Index	Notes	Correlation to Private Multifamily Real Estate
Private Multifamily Real Estate	1	1.00
Public U.S. Multifamily Real Estate	2	0.33
Public U.S. Real Estate	3	0.32
Public Real Estate (Excluding U.S.)	4	0.16
Public Equities	5	0.29
Corporate Bonds	6	-0.17
Hedge Funds	7	0.22

Sources: Bloomberg, NAREIT, NCREIF and S&P Global Market Intelligence. Our sponsor created all graphs and calculations based on the referenced data.

Notes: Information as of December 31, 2017.

1)	Private Multifamily Real Estate is represented by the NCREIF Property Index - Apartments Only.
2)	Public U.S. Multifamily Real Estate is represented by the FTSE Nareit Equity Apartments total return index series
3)	Public U.S. Real Estate is represented by the FTSE Nareit All-Equity REITs total return index series.
4)	Public Real Estate (Excluding U.S.) is represented by FTSE EPRA/Developed Ex-U.S. Index.
5)	Public Equities is represented by the S&P 500 Total Returns Index.
6)	Corporate Bonds is represented by the Barclays U.S. Aggregate Bond Index.
7)	Hedge Funds is represented by the Dow Jones Credit Suisse Hedge Fund Index.

Sustained Growth in Prime Renter Population. According to United States Census Bureau data, individuals under the age of 35 have the highest rentership rate with 65% renting rather than owning their homes (see below).

Source: U.S. Census Bureau: Table 12a. Annual Estimates of the Housing Inventory by Age of Householder. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Moreover, while this age group has a higher propensity to rent, United States Census Bureau data shows that the rentership rates for all age groups, other than those under age 25 who showed a higher propensity to move in with parents, increased from 2010 to 2017 (see below).

Source: U.S. Census Bureau: Table 12a. Annual Estimates of the Housing Inventory by Age of Householder. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

We also believe that favorable demographic trends under way will result in an increased demand for apartment housing. The echo-boom generation (generally those born between 1982 and 1994) continues to enter the labor force, obtain their own housing for the first time and are members of the 20 to 34 years-old age group, the predominant renter age range. (see below). Until 2024, it is expected that the individuals entering the prime renter demographic (ages 20 to 34) will outnumber those that are exiting the demographic.

Source: U.S. Census Bureau: Population Estimates (United States Residents Population ages 20 – 24, 25 – 29 and 30- 34); and 2017 National Population Projections (Table 1. Projected Population by Single Year of Age, Sex, Race, and Hispanic Origin for the United States: 2016 to 2060). Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Increased Rentership Rates and Household Formation. According to United States Census Bureau data, the United States rentership rate has steadily increased from historically low rates in the mid-2000’s. Since hitting a low of 31% in 2004, the rentership rate has increased to approximately 36% as of 2017. The recession most notably impacted household formation in the prime renter demographic.

Source: U.S. Census Bureau: Table 14. Quarterly Homeownership Rates for the U.S. and Regions: 1964 to Present. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

From the early 1980s until the Great Recession in 2008, on average 11.4% of young adults aged 25 to 34 lived with their parents. By 2017, the number of young adults in that age group living with parents increased to 16.1%. This population of young adults likely represents additional pent up demand for multifamily housing as these individuals begin to move out and create households.

Source: U.S. Census Bureau: Table AD-1. Young Adults, 18-34 Years Old, Living At Home: 1960 to Present. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Convenience of Apartment Living and Costs of Homeownership. Many households choose to rent given maintenance costs and other burdens associated with homeownership. In addition, the ability to vary location and the lease terms associated with renting provides flexibility that appeals to many households, particularly those in younger groups who prioritize mobility. During the current economic recovery, the ratio of median new home sale prices to median household incomes in the U.S. rose to it’s highest level in the last 40+ years to 5.4x in 2014, while still remaining at levels exceeding 5 times median household incomes. Data from the Bureau of Labor Statistics and Federal Housing Finance Agency show that since 1990, the house price index has risen 22% higher than that of the owner’s equivalent rent; suggesting that the cost of purchasing a home has outpaced increases in rent. Recent increases in interest rates could put affordability even more out of reach for many individuals. These trends place continued constraints on the ability of new households to purchase homes, and we believe support sustained demand for multifamily housing.

Source: U.S. Census Bureau: Median and Average Sale Price of Houses Sold; and Table H-6. Regions-by Median and Mean Income. Information as of December 31, 2016. Our sponsor created all graphs and calculations based on the referenced data.	Sources: Federal Housing Finance Agency: U.S. and Census Division (Seasonally Adjusted and Unadjusted) January 1991—Latest Month; and Bureau of Labor Statistics: Owner’s Equivalent Rent of Residences in U.S. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Tightened Mortgage Credit Standards and Historically High Student Debt Levels. Heightened lender underwriting standards for home purchases and the increased burden of student debt should continue to drive demand for apartments. Since the end of the Great Recession, the average mortgage origination volume to sub-660 credit scores declined to 8.6% annually (down significantly from 24.0% at its peak in 2006). Furthermore, student debt levels have ballooned by more than 500% over the last 15 years, while 90+ day delinquencies have nearly doubled, creating further pressure on young adults to remain as renters.

Source: Federal Reserve Bank of New York: Quarterly Report on Household Debt and Credit, Data Underlying Report. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.	Source: Federal Reserve Bank of New York: Quarterly Report on Household Debt and Credit, Data Underlying Report. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Delayed Major Life Decisions. The secular trend of delaying certain major life decisions should strengthen demand for multifamily housing. The decision to marry or have children traditionally has pushed families towards purchasing a home. The average age of these major life events, male first marriage, female first marriage and female first child, have increased since the Great Recession from 27.5, 25.6, and 25.0, respectively, in 2007 to 29.5, 27.4 and 26.6, respectively, in 2016.

Sources: U.S. Census Bureau: Table MS-2. Estimated Median Age at First Marriage, by Sex: 1890 to the Present; Organisation for Economic Co-operation and Development: SF2.3 Age of mothers at childbirth and age-specific fertility; and Centers for Disease Control and Prevention: Table 1-6. Mean Age of Mother by Live-birth Order, According to Race and Hispanic Origin of Mother: United States, 1968-2003. Information as of December 31, 2016. Our sponsor created all graphs and calculations based on the referenced data.

Post-recession Shortage of Residential Housing Supply. According to Census data, from 2010 to 2017, the United States housing market delivered 5.3 million new housing units compared to 7.0 million net new households created. There has been asymmetric delivery of supply across the U.S. resulting in some markets experiencing the early stages of oversupply, however, there remain several U.S. housing markets, and submarkets, with supply shortages that should deliver better than average rent growth due to supply constraints and high regulatory and/or capital markets barriers to new supply.

Source: U.S. Census Bureau: Table 7a. Annual Estimates of the Housing Inventory; and Table 13a. Monthly Household Estimates. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Robust Rental Growth Driven by Correlation to Job Market. Continued job growth across an increasingly diverse group of sectors and regions of the United States should contribute to notable growth in rental rates. Over the last twenty years, non-agricultural employment has grown 1.0% per year, while effective rents have grown 2.4% per year (on average).

Sources: Bureau of Labor Statistics: Labor Force Statistics from the Current Population Survey, Average annual data; and Axiometrics: Annual National Trend Report. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

As shown in the table below, there is a strong correlation between rent growth and non-agricultural job growth.

Sources: Bureau of Labor Statistics: Labor Force Statistics from the Current Population Survey, Average annual data; and Axiometrics: Annual National Trend Report. Information as of December 31, 2017. Our sponsor created all graphs and calculations based on the referenced data.

Investment Portfolio

Expected Portfolio Structure. Our primary investment vehicle will be the operating partnership. In certain circumstances, we may acquire assets through joint ventures, mergers or other types of business combinations. The investments will be comprised primarily of stabilized multifamily apartment communities and land which will be developed into multifamily apartment communities. The strategy may also include mortgage and mezzanine loans to, or preferred equity investments in, entities that have been formed for the purpose of acquiring or developing multifamily apartment communities. We will seek to acquire, develop and actively manage these investments, with the objective of providing a stable source of income for our shareholders and maximizing potential returns upon disposition of the assets through capital appreciation. Generally, proceeds from the sale, financing or disposition of investments will be reinvested in a manner consistent with our investment strategy, although such proceeds may be distributed to the shareholders in order to comply with REIT requirements.

Most transactions will be pursuant to purchase and sale agreements. However, we may also enter into contribution agreements whereby a holder of real estate desires to exchange the real estate for limited partner units in the operating partnership. If this occurs, we will amend the partnership agreement of our operating partnership.

Portfolio Allocation Targets. We will seek to invest at least 65% of our assets in stabilized multifamily apartment communities and up to 35% in mortgage loans, preferred equity investments, mezzanine loans or equity investments in a property or land which will be developed into a multifamily apartment community (including, by way of example, an existing multifamily apartment community that may require redevelopment capital for strategic repositioning within its market). We do not expect to be able to achieve the balance of these allocations until we have raised substantial proceeds in this offering. Prior to that time, we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Notwithstanding the foregoing, the actual portfolio allocation may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, the advisor’s or board of directors’ assessment of the relative attractiveness of opportunities, an increase or decrease in the relative value of an investment or limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Furthermore, our board of directors may revise the targeted portfolio allocation from time to time, if it determines that a different portfolio composition is in our shareholders’ best interests.

Portfolio Location and Operations. We will target properties located in major metropolitan areas in the United States that have, in the opinion of the advisor and our board of directors, attractive investment dynamics for multifamily apartment owners. We do not intend to designate specific geographic allocations for the portfolio. Our advisor intends to target regions where it sees the best opportunities that support our investment objectives and will attempt to acquire multifamily apartment communities in diverse locations so that we are not overly concentrated in a single area (though we are not precluded from owning multiple properties in a particular area). We have engaged Cottonwood Communities Management, LLC to manage our multifamily apartment communities and provide other related services.

Investment Philosophy and Life-Cycle

Investment Philosophy and Selection Process. Our advisor operates pursuant to a philosophy that location, investment time horizon, asset-specific attributes and appropriate leverage are fundamental drivers of long-term value creation in real estate. These principles drive the material aspects of our advisor’s investment decision-making process.

Location. From a geographic perspective, we have the competitive advantage of flexibility: we may invest where our advisor identifies unique opportunities, market dislocation or mispriced assets. Our Advisor will generally target investment locations with enduring value and high barriers to entry (such as time-consuming regulatory hurdles for new construction), and where minimal competitive supply is planned or under construction and there exist opportunities to buy assets below replacement cost. Buying an asset below replacement cost offers a margin of safety for property owners, typically, ensuring that no new construction will be completed until values rise to justify new (competing) product. Our advisor will also seek to anticipate broader market capital flows and invest where economic growth is expected to drive resident demand but new supply is not yet on the horizon. Additional investment location considerations by our advisor include:

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Local Industry and Employment. Certain employment sectors, such as financial services, information technology and healthcare, are better-positioned for higher employee earnings potential, enhancing price elasticity of rents.

•	Demographics. Locations with a higher concentration of the prime renter demographic with above average incomes will drive increased demand for renting apartments.

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Infill Locations. Sites within markets or sub-markets undergoing redevelopment programs, land recycling initiatives or that generally exhibit high barrier to entry characteristics offer, in the opinion of the advisor, better investment prospects over the long run.

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Accessibility to Key Attractions. Focus on local block-by-block details (the sub-market within a sub-market) during the investment selection process, including walkability scores, public transportation, crime rates, projected employment growth and access to popular dining, entertainment and retail venues as well as sought after school districts.

Time Horizon. Our portfolio will generally consist of illiquid real estate investments. Though we expect the average holding period for our stabilized operating assets to be between five and ten years, an asset within our investment portfolio may experience short-term fluctuations in value. Nonetheless, our advisor believes purchasing and holding assets in enduring locations will ultimately create long-term value and capital appreciation. Our structure allows us to hold assets for periods of time sufficient to withstand short-term market volatility.

Asset-Specific Attributes. The management team of our advisor has extensive experience investing in, and managing institutional multifamily apartment communities. The advisor investigates each investment opportunity in the context of comparable communities to assess relative market position, functionality, suite of amenity offerings, unit-specific features and obsolescence. Site inspections are an important aspect of the advisor’s underwriting process. For example, under-managed or under-capitalized assets represent a unique investment opportunity to stabilize and/or refurbish the community to maximize operating performance and long-term value.

Leverage. Downside risk of short-term fluctuations in market values or cash flow can be mitigated by using appropriately conservative leverage policies. Excess leverage during market corrections often result in property owners being forced to sell or liquidate assets at inopportune times. We expect to finance the purchase of our stabilized multifamily apartment communities using a loan-to-cost or loan-to-value ratio of 45% to 65% at the REIT level.

Due Diligence Process. Once a potential investment has been identified, our advisor will engage in a rigorous due diligence process. Although due diligence procedures are customized for specific elements of each deal, our advisor will follow traditional due diligence processes (physical, market, financial, environmental, zoning, insurance, tax, legal, etc.) in considering investments for us. Our advisor may outsource certain due diligence items to specialized consultants or third-party service providers, as needed, to support the diligence effort. Our advisor’s diligence focuses on three customary areas:

Financial Due Diligence. A preliminary review of each investment opportunity will be conducted in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial projection based on macro- and micro-economic analyses. Projection assumptions are developed from analysis of historical operating performance, communications with management, and analysis of research reports generated from real estate brokerage firms, investment banks, consultants and other pertinent resources. The advisor will also leverage a broad network of contacts in developing investment projections, such as strategic partners, local developers, appraisers, industry experts, third-party consultants, outside counsel, accountants and tax advisors. As necessary, third-party accounting consultants may be used to review relevant books and records, confirm cash flow information provided by a seller and conduct other similar types of analysis.

Physical Due Diligence. The advisor will hire third-party consultants, as necessary, to prepare reports on environmental and engineering matters. Conclusions from such consultants’ reports may influence the financial projections for an investment or lead the advisor to terminate the pursuit of an investment. Our advisor and/or property manager will also spend time in the surrounding market and visit competitive properties to better understand market dynamics.

Legal and Tax Due Diligence. The advisor will work closely with outside counsel to review diligence materials and negotiate applicable legal and property specific documents pertaining to any investment opportunity. The scope of legal and tax diligence will be broad and include (as appropriate) review of property title and survey, existing and/or new loan documents, leases, management agreements and purchase contracts. Additionally, the advisor will work with tax advisors to structure investments in an efficient manner.

Financing Strategy. We intend to finance the purchase of multifamily apartment communities with proceeds of this offering and loans obtained from third-party lenders. We anticipate the use of moderate leverage to enhance total cash flow to our shareholders. We will target an aggregate loan-to-cost or loan-to-value ratio of 45% to 65% at the REIT level; provided, however, that we may obtain financing that is less than or exceeds such ratio in the discretion of our board of directors if the board of directors deems it to be in our best interest to obtain such financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets, unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with the conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. We anticipate that all financing obtained to acquire stabilized multifamily apartment communities will be non-recourse to our operating partnership and us (however, it is possible that some of these loans will require us to enter into guaranties with respect to certain non-recourse carve-outs). We may obtain recourse debt in connection with certain development transactions. The terms of any financing to be obtained are not currently known and we have not obtained any financing commitments for any multifamily apartment communities.

We may obtain a line of credit or other financing that will be secured by one or more of our assets. We may use the proceeds from any line of credit or financing to bridge the acquisition of, or acquire, multifamily apartment communities and multifamily real estate-related assets if our board of directors determines that we require such funds to acquire the multifamily apartment communities or real estate-related assets.

Asset and Property Management; Operations. The advisor will directly oversee the asset management of our investment portfolio. Our advisor’s responsibilities include strategic asset management initiatives such as capital enhancing projects and/or repositioning of an investment, identification of asset or portfolio-level risks or opportunities and the dedication of appropriate resources for potentially underperforming investments. The advisor’s role as asset manager serves as a risk-management control function, helping diagnose problems or identify opportunities at an early stage and develop creative solutions to focus attention where it is needed most.

The advisor will work closely with our property manager(s) to oversee day-to-day operations of our stabilized operating communities. Our property manager(s) will assist our advisor in developing and aggregating community-level projections, pricing strategies, marketing campaigns and expense management initiatives, and synthesizing data into management reports and analysis to streamline the management of our investment portfolio and financial reporting.

Exit Strategies and Disposition Process. Our advisor will underwrite long-term hold periods for our investments (generally, five to ten years for stabilized operating communities and equity investments in developments, and three to four years for preferred equity or mezzanine debt investments). Our advisor will seek to avoid investment return profiles for stabilized multifamily apartment communities that depend primarily on significant appreciation, and will evaluate development opportunities that align with the overall strategic objectives of our business. We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate stable cash-on-cash returns and drive long-term cash flow and net asset value growth.

From time to time, at the discretion of our board of directors and advisor, we may elect to sell an investment before the end of its underwritten hold period if our advisor believes that will maximize value for us. Our advisor and property manager will closely monitor market conditions and any decision to sell an investment (earlier or later than, or in-line with, underwritten expectations) will depend on a variety of factors. For example, the hold period may be influenced by events such as an anticipated change in the regulatory landscape in the jurisdiction in which the investment is located or an unfavorable expected shift in the investment’s sub-market that may limit future potential upside for the investment. Similarly, the current value or status of the investment’s business plan may influence an investment’s hold period. For example, the advisor may consider current market values relative to underwritten values as well as the opportunity cost of selling the investment immediately or holding the investment for a longer period of time relative to the status of any value creation plan that was established at acquisition.

Upon making the decision to sell an individual asset, portfolio of assets or the entire investment portfolio, our advisor generally believes that a broadly marketed sale through appropriate channels will maximize value for our shareholders. However, in the board of directors’ and advisor’s discretion, the advisor may pursue a one-off or private sale where it is believed that such execution will result in a more favorable outcome for us. In situations where we select a third-party brokerage firm to market an asset, our advisor will endeavor to select the best-in-class firm in order to maximize value for us.

We currently anticipate holding and managing our investments until August 13, 2028 at the latest. Our charter requires that if we do not list our shares of common stock on a national securities exchange by August 13, 2028, we must either seek shareholder approval of the liquidation of the company; or postpone the decision of whether to liquidate the company if a majority of the board of directors determines that liquidation is not then in the best interests of our shareholders.

We are not, however, required to provide our shareholders a liquidity event by a specified date or at all. If a majority of the board of directors does determine that liquidation is not then in the best interests of our shareholders, our charter requires that the board of directors revisit the issue of liquidation at least annually. Further postponement of listing or shareholder action regarding liquidation would only be permitted if a majority of the board of directors again determined that liquidation would not be in the best interest of our shareholders. If we sought and failed to obtain shareholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the board of directors to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained shareholder approval of our liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take into account the prevailing real estate and finance markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our shareholders.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

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invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

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make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

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make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

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acquire equity securities unless a majority of our directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of the members of our conflicts committee) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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issue redeemable equity securities (as defined in the Investment Company Act), which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests; or

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make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each shareholder of the risks associated with direct ownership of the property, (b) our board of directors offers each shareholder the election of receiving such in kind distributions and (c) in kind distributions are made only to those shareholders who accept such offer.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares.”

Investment Limitations under the Investment Company Act of 1940

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

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pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

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pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of United States government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes United States government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Neither we nor our Operating Partnership should be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, then we believe they will often be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, with substantially all of its remaining assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), then we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. In reliance on SEC staff published guidance, we take the view that certain mortgage loans, participations, mezzanine loans, convertible mortgages, and other types of real estate related loans in which we intend to invest are qualifying real estate assets. Thus, we intend to treat these investments as qualifying real estate assets.

If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

PLAN OF OPERATION

General

We are a newly organized Maryland corporation that intends to qualify as a REIT beginning the taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of our board of directors. We expect to use substantially all of the proceeds from this offering to invest in multifamily apartment communities that are located in major metropolitan areas in the southeastern, southwestern, western and midwestern regions of the United States which have been built after 2000. Provided, however, we may invest in older properties if our board of directors determines that it is in our best interest. We may also invest in multifamily real estate-related assets, which consist of mortgage and mezzanine loans and preferred equity. We do not intend to do large portfolio investments.

Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego what we believe to be a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with attractive investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. Other than as described below, as of the date of this prospectus we have not commenced operations.

Our properties will be managed by Cottonwood Communities Management, LLC, which is also our advisor.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code as discussed herein. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our shareholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning the taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of our board of directors, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

We plan to determine the net asset value of our common stock no later than 150 days following the second anniversary of the date we break escrow in this offering, and annually thereafter. We will present our financial statements and operating partnership income, expenses and depreciation on a consolidated basis with our operating partnership, which will not file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through the operating partnership to us. These tax items will not generally flow through us to our shareholders. Rather, our net income and net capital gain will effectively flow through us to our shareholders as and when we make distributions.

Liquidity and Capital Resources

We are dependent upon the proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase multifamily apartment communities and make investments in multifamily real estate-related assets and conduct our operations from the proceeds of this offering, from secured or unsecured financings from banks and other lenders, and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments, and our total assets consist of $200,000 of cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

If we are unable to raise substantial funds in the offering, we will make fewer investments resulting in less diversification in terms of the type, number, and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow from operations, or from net cash proceeds from the sale of properties.

We currently have no outstanding debt. We will target an aggregate loan-to-cost or loan-to-value ratio of 45% to 65% at the REIT level; provided, however, that we may obtain financing that is less than or exceeds such ratio in the discretion of our board of directors if the board of directors deems it to be in our best interest to obtain such financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets, unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with the conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. We anticipate that all financing obtained to acquire stabilized multifamily apartment communities will be non-recourse to our operating partnership and us (however, it is possible that some of these loans will require us to enter into guaranties with respect to certain non-recourse carve-outs). We may obtain recourse debt in connection with certain development transactions. The terms of any financing to be obtained are not currently known and we have not obtained any financing commitments for any multifamily apartment communities.

We may obtain a line of credit or other financing that will be secured by one or more of our assets. We may use the proceeds from any line of credit or financing to bridge the acquisition of, or acquire, multifamily apartment communities and multifamily real estate-related assets if our board of directors determines that we require such funds to acquire the multifamily apartment communities or real estate-related assets.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to make distributions on a monthly basis. In the discretion of our board of directors these distributions may be authorized and declared based on daily record dates or on a single record date as of the end of the month. We have not established a minimum distribution level.

Results of Operations

We were formed on July 27, 2016 and, as of the date of this prospectus, we have not commenced operations. We expect to use substantially all of the proceeds from this offering to invest in, through our operating partnership, and manage a portfolio of multifamily apartment communities and multifamily real estate-related assets, including the acquisition of multifamily apartment communities and investments in real estate-related assets such as mortgage, mezzanine and bridge loans and preferred equity investments.

Distributions

We have not paid any distributions as of the date of this prospectus. We expect to pay distributions on a monthly basis. In the discretion of our board of directors, these distributions may be authorized and declared based on daily record dates or a single record date as of the end of the month. We have not established a minimum distribution level, and our charter does not require that we make distributions to our shareholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment. We may also issue stock dividends. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings. If we fund cash distributions from borrowings, sales of assets or the proceeds from this offering, we will have less funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed cash flow from operations, a shareholder’s basis in our stock will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations.

In addition to cash distributions, our board of directors may declare stock dividends. Although there are a number of factors that we will consider in connection with such a declaration, such stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering prices would dilute the value of a share to our then existing shareholders. Especially given the investment opportunities at this time and during an ongoing public offering, distributions in shares of our common stock may be in the long-term best interests of our shareholders.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code and intend to operate as such beginning with our taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of our board of directors. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to shareholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs, which we refer to as “prior real estate programs,” sponsored by Cottonwood Residential Inc., Cottonwood Residential O.P., LP and their affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix C of this prospectus. Investors in our shares should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

Experience and Background of Cottonwood Residential O.P., LP

Our advisor, Cottonwood Communities Management, LLC, is a recently formed entity. The sole owner of our advisor is Cottonwood Capital Management, Inc. Cottonwood Capital Management, Inc. was formed on February 1, 2008. The sole shareholder of Cottonwood Capital Management, Inc. is Cottonwood Residential O.P., LP. Cottonwood Residential O.P., LP is managed by its general partner, Cottonwood Residential, Inc. Cottonwood Residential, Inc. was formed on September 24, 2009.

Cottonwood Residential, Inc. does all of its investing through Cottonwood Residential O.P., LP, its operating partnership. Since Cottonwood Residential O.P., LP’s formation in 2009, Cottonwood Residential O.P., LP, has grown into an industry-leading, fully integrated, national multifamily platform. As of December 31, 2017, Cottonwood Residential O.P., LP provides property and asset management services to a platform of multifamily assets representing approximately 16,197 multifamily apartment units across 12 states with over $2 billion in value.

Cottonwood Residential O.P., LP also has a significant investment platform, holding ownership interests in 48 multifamily apartment communities and other related assets, 45 properties of which represent 13,055 existing units, and 3 properties under development which represent an estimated additional 723 units, all of which account for over $1.5 billion in total gross asset value as of December 31, 2017. Since the formation of Cottonwood Residential, Inc.’s and Cottonwood Residential O.P., LP’s investment platform in 2009, Cottonwood Residential, Inc. and Cottonwood Residential O.P., LP have secured capital commitments through contributions by direct property owners, broker-dealer networks and institutional investors totaling over $700 million.

Cottonwood Residential O.P., LP secured a $125 million commitment in 2011 and an additional $23.75 million commitment in 2014 from affiliates of FrontRange Capital Partners and Equity Resource Investments to capitalize on attractive multifamily investment opportunities within its managed platform. In addition, in 2015, Cottonwood Residential, Inc. secured an additional $52.5 million debt commitment and $52.5 million equity commitment from Equity Resource Investments.

Prior Performance of Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their Affiliates

Cottonwood Residential O.P., LP has become the manager of 11 limited liability companies which were formed to accept the contribution of tenant in common interests in multifamily apartment communities formerly owned by tenant in common owners or which were converted from Delaware statutory trusts. These limited liability companies accepted the contribution of undivided interests in real estate in exchange for limited liability company interests. Approximately 76 investors participated in these limited liability companies. All of the limited liability companies acquired multifamily apartment communities, of which eight were located in the southeastern United States, two were located in the southwestern United States and one was located in the northwestern United States. All of the properties were previously owned. As of December 31, 2017, four of the properties have been sold.

Cottonwood Residential O.P., LP also sponsored the formation of two tenant in common structures. One of these programs was formed in 2015 to acquire a property located in Buford, GA with one investor who contributed approximately $9M to acquire a 20% interest in the property. The other program was formed in 2017 to acquire a property located in St. Petersburg, FL with two investors who contributed approximately $23M to acquire a 79.5% equity interest in the property. The property had previously been 100% owned by Cottonwood Residential O.P., LP.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of Cottonwood Residential, O.P., LP, sponsored the offering of Cottonwood Multifamily REIT I, Inc. Cottonwood Multifamily REIT I, Inc. reached the maximum offering amount of $50.0 million in shares on April 28, 2017, and has acquired interests in three multifamily apartment communities, one located in Florida, one located in North Carolina and one located in Georgia. The total purchase price for the portion of the properties acquired by Cottonwood Multifamily REIT I, Inc. was approximately $126,796,500. The properties were acquired using permanent financing in the amount of approximately $89,900,000 (of which $80,910,000 is allocable to Cottonwood Multifamily REIT I, Inc.’s interest in the properties). Cottonwood Multifamily REIT I, Inc. reached the minimum offering amount on September 2, 2016 and has made daily distributions in the amount of $0.001571038 per day since that time. Distributions have been paid each month beginning October 2016. See Appendix C, Table I for more information on this offering.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of Cottonwood Residential, O.P., LP, also sponsored the offering of Cottonwood Multifamily REIT II, Inc. Cottonwood Multifamily REIT II, Inc. reached its minimum offering amount on September 27, 2017. As of August 10, 2018, Cottonwood Multifamily REIT II had raised approximately $49.8 million in its offering. It had made an initial investment in a multifamily apartment community as of the date of this prospectus. It has made daily distributions in the amount of $0.0014383562 per day since that time. Distributions have been paid each month beginning October 2017.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of Cottonwood Residential, O.P., LP, also sponsored the offering of Cottonwood Multifamily Opportunity Fund, Inc. Cottonwood Multifamily Opportunity Fund, Inc. launched its $50.0 million offering in November 2017 and as of August 10, 2018 had raised approximately $6.9 million in its offering. It has made an initial investment in a development project for a multifamily apartment community as of the date of this prospectus.

The following table sets forth information regarding these 11 limited liability companies, two tenant in common transactions, Cottonwood Multifamily REIT I, Inc., Cottonwood Multifamily REIT II, Inc. and Cottonwood Multifamily Opportunity Fund, Inc.

Name of Program	Type of Program	Launch Year	Program Status
Pavilions	Limited Liability Company	2011	Operating
Lily Flagg	Limited Liability Company	2011	Closed/Sold
Waterford Creek	Limited Liability Company	2012	Operating
Appling Lakes	Limited Liability Company	2012	Closed/Sold
Midtown Crossing	Limited Liability Company	2013	Closed
Brook Highland Place	Limited Liability Company	2013	Closed/Sold
Toscana	Limited Liability Company	2015	Operating
Scott Mountain	Limited Liability Company	2015	Operating
Courtney Oaks	Limited Liability Company	2015	Operating
Sanctuary	Limited Liability Company	2015	Closed/Sold
Summer Park	Tenant in Common	2015	Operating
Arbors at Fairview	Limited Liability Company	2016	Operating
Cottonwood Multifamily REIT I, Inc.	REIT	2016	Operating
Cottonwood Multifamily REIT II, Inc.	REIT	2017	Operating
Cottonwood Bayview	Tenant in Common	2017	Operating
Cottonwood Multifamily Opportunity Fund, Inc.	REIT	2017	Operating

Neither Cottonwood Residential, Inc., nor Cottonwood Residential O.P., LP, nor their affiliates have sponsored any prior public programs that disclosed a liquidity event date. See Appendix C, Table III, Annual Operating Results of Prior Real Estate Programs for information regarding the last five programs sponsored by Cottonwood Residential O.P., LP.

Cottonwood Capital, LLC, which became a subsidiary of Cottonwood Residential O.P., LP in 2011, was formed in 2005 for the purpose of offering tenant in common interests in multifamily residential apartment communities. Cottonwood Capital, LLC or its affiliates sponsored 17 tenants in common programs. These prior tenants in common programs raised more than $157 million from over 419 investors. Purchasers who participated in more than one prior tenant in common program were counted as an investor for each such program. The tenant in common programs purchased 17 properties for an aggregate purchase price of more than $412 million, of which 4 were located in the southeastern United States, 9 were located in the southwestern United States, 1 was located in the northwestern United States and 3 were located in the western United States. All of the properties were previously owned. All of the properties were multifamily residential properties. Of these 17 programs, nine have been sold as of December 31, 2017. The following table sets forth information regarding the 17 tenants in common programs.

Name of Program	Type of Program	Launch Year	Program Status
Northwest Corners	Tenant in Common	2005	Closed/Sold
Scott Mountain	Tenant in Common	2005	Closed
Tramore Village	Tenant in Common	2005	Closed*
Camelot	Tenant in Common	2006	Closed/Sold
Valencia Park	Tenant in Common	2006	Closed/Sold
Fox Point	Tenant in Common	2006	Operating
Greenbrier	Tenant in Common	2006	Closed/Sold
Water Song	Tenant in Common	2007	Closed/Sold
Cottonwood Apartments	Tenant in Common	2007	Closed
West Town	Tenant in Common	2007	Closed/Sold
Gables Apartments	Tenant in Common	2007	Closed/Sold
Arbors at Windsor Lake	Tenant in Common	2008	Closed/Sold
Regatta	Tenant in Common	2008	Operating
Oak Ridge	Tenant in Common	2008	Operating*
Copperfield	Tenant in Common	2008	Closed/Sold
Blue Swan	Tenant in Common	2008	Closed
Arbor Crossing	Tenant in Common	2009	Closed/Sold

*	Program sold its investment subsequent to December 31, 2017.

See Appendix C, Table IV Operating Results of Prior Real Estate Programs Which Have Completed Operations, for information regarding the last five tenant in common programs that have been sold.

Prior Programs with Adverse Results

The following is a summary of the prior real estate programs of Cottonwood Capital, LLC and its affiliates as of December 31, 2017 that have experienced adverse results.

Copperfield, a multifamily apartment community located in San Antonio, Texas, was acquired in September, 2008 and sold by the tenant in common owners in September, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity invest of -0.98%.

Tramore Village, a multifamily apartment community located in Austell, Georgia, was acquired in December, 2005 and sold by the tenant in common owners in June, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -0.63%.

Valencia Park, a multifamily apartment community located in Norcross, Georgia, was acquired in March, 2006 and sold by the tenant in common owners in March, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -9.96%.

In addition, the prior real estate programs listed above were established from 2005 to 2009. In 2008, the United States economy experienced a significant recession. Real estate values in the United States were severely impacted. As a result of the recession, all of the prior real estate programs, at one or more times, failed to meet the projected distribution initially made by Cottonwood Capital, LLC and its affiliates with respect to such investment. See Appendix C, Table III Annual Operating Results of Prior Real Estate Programs and Table IV Operating Results of Prior Real Estate Programs Which Have Completed Operations for more detailed information regarding the performance of some of the prior real estate programs. All prior programs for which anticipated liquidation dates were set forth in the original offering document, and for which such dates have passed, were liquidated on or before the anticipated liquidation date.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Cottonwood Communities,” “we,” “our,” and “us” mean only Cottonwood Communities, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the United States Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Cottonwood Communities, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of United States federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security,” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common stock will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Cottonwood Communities

We intend to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of our board of directors. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, has rendered an opinion that our organization and current and proposed method of operation will enable us to be taxed as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of our board of directors. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “Federal Income Tax Considerations—Taxation of Cottonwood Communities—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “Federal Income Tax Considerations—Taxation of Cottonwood Communities —Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay to our shareholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a corporation. In general, the income that we generate is taxed only at the shareholder level upon distribution to our shareholders.

Certain domestic shareholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 37.0%. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.” However, as set forth in the Tax Cuts and Jobs Act, for taxable years prior to 2026, individual shareholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

Any net operating losses and other tax attributes generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General.”

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations. We will also be subject to this rule with regard to assets acquired by us before the effective date of our REIT election that have appreciated.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. (In our case, we intend to elect to be taxed as a REIT for our taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of our board of directors) Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our operating partnership, all of the operating partnership’s assets and income will be deemed to be ours for federal income tax purposes.

As of January 1, 2018, the Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under new rules, among other changes and subject to certain exceptions, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in a partnership in which we own an interest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “Asset Tests” and “Income Tests.”

Taxable REIT Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of United States federal income taxation. For example, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Note that the 100% tax will also apply to “redetermined services income,” i.e. non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents). We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis.

•

First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property or on interest in real property, including interest income derived from mortgage loans secured by real property, “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets (other than a non-qualified publicly offered REIT debt instrument), as well as specified income from temporary investments.

•

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the personal property, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. However, for purposes of the 75% income test, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, such personal property is treated as real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that we derive income from the rental of real property (discussed below) where all or a portion of the amount of rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the lessee. This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met.

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If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease.

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The amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales.

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We generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests.

•	We must not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, and (3) to manage risk with respect to the extinguishment of certain indebtedness or the disposition of certain property relating to prior hedging transactions described in (1) or (2) above, each of which is clearly identified as such before the closing of the day on which it was acquired, originated or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets.

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First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, United States government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. To the extent that rent attributable to personal property is treated as rents from real property under the Internal Revenue Code, such personal property will be treated as a “real estate asset” for purposes of the 75% asset test. Further, a debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

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Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class; provided that not more than 25% of the value of our assets may consist of debt instruments issued by publicly offered REITs.

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Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

•	Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 20% of the value of our total assets.

•	Fifth, not more than 25% of the value of a REIT’s assets may consist of nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Independent appraisals may not be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our shareholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of certain specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for dividends to be counted for this purpose for a REIT that is not “publicly offered”, and to provide a tax deduction for such REIT, the dividends must not be “preferential dividends.” A dividend is not a preferential dividend if the dividend is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. These preferential dividend rules do not apply to a publicly offered REIT. We believe that we will be a publicly offered REIT.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements, noting that net operating loss carryovers can only offset at most 80% of taxable income (but such losses can be carried forward indefinitely). Such losses, however, will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains. See “Federal Income Tax Considerations—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “Income Tests” and “Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Taxation of Shareholders

Taxation of Taxable Domestic Shareholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic shareholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum federal rate) for qualified distributions received by domestic shareholders that are individuals, trusts and estates from taxable C corporations, provided individuals may be able to deduct 20% of income received as ordinary REIT dividends, thus reducing the maximum effective federal income tax rate on such dividend. Such shareholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Federal Income Tax Considerations – Annual Distribution Requirements.” Corporate shareholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of shareholders that are individuals, trusts and estates, and 21% in the case of shareholders that are corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for taxable domestic shareholders who are individuals, trusts or estates, to the extent of certain previously claimed depreciation deductions.

For purposes of determining the portion of distributions on separate classes of securities that will be treated as dividends for United States federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred stock before being allocated to other distributions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that the amount of such distributions do not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distributions that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Federal Income Tax Considerations – Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, a taxable domestic shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the taxable domestic shareholder has held our stock for more than one year. Otherwise, the taxable domestic shareholder must treat any such gain or loss as short-term capital gain or loss. However, a taxable domestic shareholder must treat any loss upon a sale or exchange of our stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such shareholder treats as long-term capital gain. All or a portion of any loss that a taxable domestic shareholder realizes upon a taxable disposition of our stock may be disallowed if the United States shareholder repurchases our stock within 30 days before or after the disposition.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains,” would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to the distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders as long term capital gains or unrecaptured section 1250 gains. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 21%). A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a taxable domestic shareholder recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they were written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic shareholder of our stock will not be treated as passive activity income. As a result, shareholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare Tax. A United States person that is an individual is subject to a 3.8% tax on the lesser of (i) the United States person’s “net investment income” for the relevant taxable year and (ii) the excess of the United States person’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our stock.

Taxation of Foreign Shareholders

The following is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-United States holders. A non-United States holder is any person other than:

•	a citizen or resident of the United States;

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a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for United States federal income tax purposes regardless of its source; or

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a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for United States federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the United States federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of United States federal income and estate taxation. In addition, certain “qualified shareholders” and “qualified foreign pension plans” may be subject to certain statutory exemptions as discussed herein. Such shareholders are urged to consult their own tax advisors concerning the availability of such exemptions.

Ordinary Dividends. The portion of distributions received by non-United States holders (1) that is payable out of our earnings and profits; (2) which is not attributable to our capital gains; and (3) which is not effectively connected with a United States trade or business of the non-United States holder, will be subject to United States withholding tax at the rate of 30%, unless reduced or eliminated by treaty. As required by Internal Revenue Service guidance, we intend to notify our shareholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-United States holders will not be considered to be engaged in a United States trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-United States holder’s investment in our stock is, or is treated as, effectively connected with the non-United States holder’s conduct of a United States trade or business, the non-United States holder generally will be subject to United States federal income tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such distributions. Such income must generally be reported on a United States income tax return filed by or on behalf of the non-United States holder. The income may also be subject to the 30% branch profits tax in the case of a non-United States holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a USRPI, distributions that we make that are not out of our earnings and profits will generally not be subject to United States income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-United States holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the shareholder’s proportionate share of our earnings and profits, plus (b) the shareholder’s basis in its stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Distributions. Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA (unless an exemption applies), a distribution that we make to a non-United States holder, to the extent attributable to gains from dispositions of United States Real Property Interests, or USRPIs, that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a United States trade or business of the non-United States holder and will be subject to United States income tax at the rates applicable to United States individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Shareholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a United States trade or business. In addition, we will be required to withhold tax equal to 21% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-United States holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-United States holder that are attributable to dispositions of our assets other than USRPIs are not subject to United States federal income or withholding tax, unless (1) the gain is effectively connected with the non-United States holder’s United States trade or business, in which case the non-United States holder would be subject to the same treatment as United States holders with respect to such gain or (2) the non- United States holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-United States holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a United States trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Shareholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-United States holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds stock of a REIT directly or indirectly (through one or more partnerships) will not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non- United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of the REIT in which the “qualified shareholder” holds stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”) may be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded (as defined in Section 7704(b) of the Internal Revenue Code, is treated as a partnership under the Internal Revenue Code, is a withholding foreign partnership for purposes of United States withholding taxes, and would be treated as a United States real property holding company if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Internal Revenue Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will generally not be subject to United States tax as income effectively connected with a United States trade or business and thus will not be subject to the withholding rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, our distributions that are not distributions out of our earnings and profits will generally not be subject to United States income tax. If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the non-United States holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described above, our dividends in excess of the sum of our earnings and profits plus the shareholder’s basis in shares of our common stock will be taxed FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Non-United States holders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs during the testing period, then the REIT will be a United States real property holding corporation (and our stock will constitute a USRPI absent an exemption). We believe that we are, and will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-United States shareholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” However, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-United States shareholder may be treated as having gain from the sale or exchange of a USRPI if the non-United States holder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which distribution would, but for the disposition, have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-United States shareholders. We cannot assure you that this test will be met.

If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-United States shareholder sells such stock. Under that exception, the gain from such a sale by such a non-United States shareholder will not be subject to tax under FIRPTA if (1) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-United States shareholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe that our common stock to be issued in this offering will not be regularly traded on an established securities market.

A sale of our common stock by a “qualified shareholder” or a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a “qualified shareholder” (i.e., non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold, directly or indirectly, more than 10% of our stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

If the gain on the sale of shares of our common stock were taxed under FIRPTA, a non-United States shareholder would be taxed on that gain in the same manner as United States shareholders, subject to applicable alternative minimum tax in the case of nonresident alien individuals. If we are not a domestically controlled qualified investment entity at the time our common stock is sold and the non-United States shareholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of common stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-United States shareholder.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-United States holder in two cases: (i) if the non-United States holder’s investment in our stock is effectively connected with a United States trade or business conducted by such non-United States holder, the non-United States holder will be subject to the same treatment as a United States shareholder with respect to such gain, or (ii) if the non-United States holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for United States federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to United States federal estate tax.

FATCA Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on certain types of payments (including dividends on our stock) made to “foreign financial institutions” and certain other non-United States entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into intergovernmental agreements may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. Withholding under FATCA will apply after December 31, 2018 with respect to the gross proceeds from a disposition of property that can produce United States source interest or dividends and is currently in effect with respect to the other withholdable payments (including dividends on our stock). Prospective investors should consult their tax advisors regarding this legislation.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt shareholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt shareholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. As required by Internal Revenue Service guidance, we intend to notify our shareholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic shareholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-United States shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-United States shareholder resides under the provisions of an applicable income tax treaty. A non-United States shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-United States shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-United States shareholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the United States Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock. The Tax Cuts and Jobs Act is a complex revision to the U.S. federal income tax laws with various impacts on different categories of taxpayers and industries, and will require subsequent rulemaking and interpretation in a number of areas. The long-term impact of the Tax Cuts and Jobs Act on the overall economy, government revenues, our tenants, us, and the real estate industry cannot be reliably predicted at this time.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local, or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local, or foreign tax treatment and that of our shareholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to shareholders as a credit against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local, and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations – Taxation of Shareholders – Taxation of Tax-Exempt Shareholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan are held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan Investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan Investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our board of directors, and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction), could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section  408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan shareholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan shareholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

either (i) part of a class of securities registered under the Exchange Act, or (ii) sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares will be sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that will be registered under the Exchange Act within the specified period. In addition, we expect to have in excess of 100 independent shareholders of our common stock; however, having 100 independent shareholders of our common stock is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

We expect our common stock to be held by 100 or more independent shareholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plan investors, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and the Plan Assets Regulation and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to substantially participate directly in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies this 50% assets requirement on the date it first makes a long-term investment (the “initial valuation date”), it will be considered a real estate operating company or a venture capital operating company, as the case may be, for the entire period beginning on the initial valuation date and ending on the last day of the first annual valuation period, provided that it actually exercises its management rights during such entire period. An “annual valuation period” is a pre-established annual period of not more than 90 days, and the first annual valuation period must begin no later than the anniversary of the initial valuation date. For subsequent periods, the entity must satisfy the 50% of assets test at some time during each annual valuation period and must exercise its management rights during the following 12 months. We believe that we will qualify for the real estate operating company exception; however, we have not obtained an opinion of counsel regarding such qualification.

Other Prohibited Transactions

Regardless of whether the shares qualify for an exception under the Plan Assets Regulation, a prohibited transaction could occur if we, any selected broker-dealer or any affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.”

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually. Initially we will report the net investment amount of our shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. No later than the 150th day following the second anniversary of the date on which we break escrow in this offering, we will provide an NAV per share. This value will be based on valuations of our assets and liabilities performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service . Once we announce an NAV per share, we generally expect to update the NAV per share annually.

We can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

The Fiduciary Rule

On April 8, 2016, the Department of Labor issued a final regulation relating to the definition of a “fiduciary” under ERISA and Section 4975 of the Internal Revenue Code. The final regulation broadened the definition of fiduciary. On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit vacated the final regulation. The Department of Labor has not taken further action with respect to this decision, but issued guidance on May 7, 2018, that continues a non-enforcement policy with respect to entities that continue to operate in accordance with the impartial conduct standards established as part of the transition guidance. On June 26, 2018, the Fifth Circuit issued an order vacating the final regulation and rules in effect prior to April 8, 2016, apply at this point. We do not provide investment advice, and nothing contained herein should be considered an investment recommendation or should constitute the primary basis for making an investment decision. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding ERISA.

On April 18, 2018, the SEC proposed “Regulation Best Interest,” a new standard of conduct for broker-dealers under the Exchange Act, which would require a broker-dealer to act in the best interest of a retail customer, including participants in ERISA-covered plans and IRAs, when making a recommendation of any securities transaction, without putting its financial interests ahead of the interests of a retail customer. The proposed rule includes guidance on what constitutes a “recommendation” and a definition of who would be a “retail customer” in addition to provisions setting forth certain required disclosures, policies and procedures to identify conflicts of interest, and customer-specific best interest obligations. A 90-day comment period began upon official publication of the proposal.

In addition to the SEC proposed rules, several states, including Connecticut, Nevada, New Jersey and New York, have passed laws or proposed regulations requiring investment advisers, broker-dealers and/or agents to disclose conflicts of interest to clients or to meet standards that their advice be in the customer’s best interest.

The sale or transfer of any shares to a Benefit Plan, or to a person using assets of any Benefit Plan to effect an acquisition of any shares, is in no respect a representation by us, our advisor, our sponsor and their affiliates that such an investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or any particular Benefit Plan. It is understood and agreed, and by acquiring shares or any interest therein each person acting on behalf of a Benefit Plan investor to make such acquisition acknowledges, that none of us, our advisor, our sponsor and their or other persons that provide marketing services, nor any of their affiliates, has provided or is providing investment advice of any kind whatsoever (whether impartial or otherwise) or is giving any advice in a fiduciary or other capacity, in connection with the Benefit Plan investor’s acquisition of shares or any interest therein. The financial interests of us, our advisor, our sponsor and their affiliates are described in this prospectus, and each investor and Benefit Plan fiduciary should carefully review this prospectus in its entirety. As a general matter, we, our advisor, our sponsor and their affiliates have a financial interest in Benefit Plan investors purchasing and holding shares and this financial interest may conflict with the interests of the investor.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

The following is a summary of the description of our capital stock. Copies of our charter and bylaws are filed as exhibits to this registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue: (i) 1,000,000,000 shares of common stock, $0.01 par value per share and (ii) 100,000,000 shares of preferred stock. As of the date of this prospectus, we had 20,000 shares of our common stock outstanding and no shares of preferred stock outstanding. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a shareholder vote, including the election of directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock are entitled to receive such distributions as may be declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred shareholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock will be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our common stock without certificates. We will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to shareholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each shareholder and the number of shares that the shareholder holds. With respect to uncertificated stock, we will continue to treat the shareholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

With respect to each authorized and declared distribution, each outstanding share of common stock shall be entitled to receive the same amount.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common shareholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without shareholder approval.

Meetings and Special Voting Requirements

An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of shareholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common shareholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our shareholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of shareholders entitled to cast 50% of all the votes entitled to be cast at any shareholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take shareholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the common shareholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Section 2-604 and Section 3-403 of the Maryland General Corporation Law do require board approval in order to amend our charter or dissolve, respectively. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common shareholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our conflicts committee will review our advisory agreement with our advisor annually. While the shareholders do not have the ability to vote to replace our advisor or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Shareholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only:

•	pursuant to our notice of the meeting;

•	by the board of directors; or

•

by a shareholder who gives notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual shareholders’ meeting.

Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of shareholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make shareholders unable to nominate directors or propose new business. The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders.

Inspection of Books and Records

Under Maryland law, a shareholder is entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of shareholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office. As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common shareholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this shareholder list at least quarterly. Except as noted below, the list will be available for inspection at our principal office by a common shareholder or his or her designated agent upon request of the shareholder and we will mail this list to any common shareholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Shareholders, however, may not sell or use this list for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. The purposes for which shareholders may request this list include matters relating to their voting rights. Each common shareholder who receives a copy of the shareholder list will keep such list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the shareholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the shareholder list as requested, our advisor or board, as the case may be, will be liable to the common shareholder requesting the list for the costs, including attorneys’ fees, incurred by that shareholder for compelling the production of the shareholder list and any actual damages suffered by any common shareholder for the neglect or refusal to produce the list. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholder list is not for a proper purpose but is instead for the purpose of securing such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. We may require that the shareholder requesting the shareholder list represent that the request is not for a commercial purpose unrelated to the shareholder’s interest in our company. The remedies provided by our charter to shareholders requesting copies of the shareholder list are in addition to, and do not in any way limit, other remedies available to shareholders under federal law, or the law of any state. As the operations of our operating partnership will be conducted by us, an inspection of the books and records would include an inspection of the books and records of our operating partnership.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board of directors receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions, and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of us that might involve a premium price for our shares of common stock or otherwise be in the best interests of our shareholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and “Plan of Distribution—Minimum Purchase Requirements.”

All subsequent sales must comply with applicable state and federal securities laws.

Distributions

We expect to pay distributions on a monthly basis. As further described below, during the early stages of our operations, it is likely that we will use sources of funds which may constitute a return of capital to fund distributions. In the discretion of our board of directors, these distributions may be authorized and declared based on daily record dates or a single record date as of the end of the month. The rate will be determined by the board of directors based on our financial condition and such other factors as our board of directors deems relevant. The board of directors has not pre-established a percentage range of return for distributions to shareholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our shareholders.

Generally, our policy will be to make distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to make distributions solely from our cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. Such distributions will likely exceed our earnings or cash flow from operations for the corresponding period. Our charter permits us to make distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such distributions. If we make distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our shareholders each year. See “Federal Income Tax Considerations—Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Tender Offer by Shareholders

Our charter provides that any tender offer made by a shareholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our shareholders to conduct a tender offer to another shareholder, our charter requires that the shareholder comply with Regulation 14D of the Exchange Act, and provide us with notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any shareholder initiating a tender offer to provide:

•	specific disclosure to shareholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow shareholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all shareholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to shareholders should they attempt to conduct a noncompliant tender offer. If any shareholder initiates a tender offer without complying with the provisions set forth above, all tendering shareholders will have the opportunity to rescind the tender of their shares to the non-complying offeror within 30 days of our provision of a position statement on such non-compliant tender offer to shareholder. The noncomplying shareholder shall also be responsible for all of our expenses in connection with that shareholder’s noncompliance.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested shareholder or the interested shareholder’s affiliate are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers, and issuances or reclassifications of equity securities. An “interested shareholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested shareholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation, or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of shareholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of shareholders.

Although our board has no current intention to opt in to any of the above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors. Our bylaws may be amended by our shareholders or the board of directors.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of common stock. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our common shareholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the net income and net worth standards set forth in our charter or the then-current prospectus. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a soliciting dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all of your distributions reinvested through the distribution reinvestment plan. You may change your election at any time by completing a new enrollment form or other form provided for that purpose.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the distribution reinvestment plan.

The purchase prices for shares purchased under the distribution reinvestment plan will initially be $10.00 per share. Once we establish an NAV per share, shares issued pursuant to our distribution reinvestment plan will be priced at the NAV per share. We expect to establish an NAV per share no later than the 150th day following the second anniversary of the date on which we break escrow in this offering.

Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees will be payable on shares sold under the distribution reinvestment plan. We expect to use the proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	capital expenditures related to our investments in multifamily apartment communities and multifamily real estate-related assets;

•	reserves required by any financings of our investments;

•	acquisition of assets; and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations—Taxation of Shareholders.” We will withhold 24% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. If you participate in our share repurchase program, you will not be terminated from participating in the distribution reinvestment plan unless you indicate your desire to terminate your participation on your share repurchase form. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants, except we may not amend the distribution reinvestment plan to remove the right of a shareholder to terminate participation in the plan. With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances. Subject to the limitations discussed below and in further detail in our share repurchase program document, repurchases will be made in the discretion of our board of directors. The terms on which we repurchase shares differs between repurchases upon the death or “complete disability” (as defined in the share repurchase program) of the shareholder (collectively referred to as “Exceptional Repurchases”) and all other repurchases (referred to as “Ordinary Repurchases”).

Eligible Shareholders

Our share repurchase program is intended to provide limited interim liquidity for our shareholders until a secondary market develops for our shares of common stock, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Our share repurchase program is generally available only for shareholders who have held their shares for at least one year and who acquired their shares directly from us or received their shares (directly or indirectly) through one or more non-cash transactions. In other words, once our shares are transferred for value by a shareholder, the transferee and all subsequent holders of the shares are not eligible to participate in our share repurchase program. These limits may prevent us from accommodating all repurchase requests made in any year.

There is no one-year holding requirement with respect to Exceptional Redemptions. In addition, our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding requirement in the event of other exigent circumstances such as bankruptcy or a mandatory distribution requirement under a shareholder’s IRA.

Redemption Prices

In the case of Ordinary Repurchases, upon the request of a shareholder, repurchases will be made in the discretion of our board of directors and at the following repurchase prices:

1. Beginning on the first anniversary of the acquisition date and prior to the third anniversary of the acquisition date, the purchase price for the repurchased shares will be equal to 85% of the estimated value per share;

2. Beginning on the third anniversary of the acquisition date and prior to the fifth anniversary of the acquisition date, the purchase price for the repurchased shares will be equal to 90% of the estimated value per share; and

3. Beginning on the fifth anniversary of the acquisition date and every year thereafter, the purchase price for the repurchased shares will be equal to 95% of the estimated value per share.

In the case of Exceptional Redemptions, upon the request of a shareholder or his or her estate, heir or beneficiary, repurchases will be made in the discretion of our board of directors and at the following repurchase prices:

1. Until the second anniversary of the acquisition date, the purchase price for the repurchased Shares will be equal to 95% of the estimated value per share; and

2. Following the second anniversary of the acquisition date, the purchase price for the repurchased Shares will be equal to the estimated value per share.

For the purposes of our share repurchase program, the “estimated value per share” will initially be equal to the purchase price per share at which the original purchaser of the shares bought its shares from us, and the purchase price per share will be adjusted to reflect any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares outstanding. We plan to establish an estimated NAV per share of our common stock based on valuations of our assets and liabilities no later than 150 days following the second anniversary of the date we break escrow in this offering, and annually thereafter. Upon our establishment of an estimated NAV per share, the estimated NAV per share will be the estimated value per share pursuant to our share repurchase program. For more details on how our board of directors will determine the NAV, see “Risk Factors—Risks Related to This Offering and Our Corporate Structure.”

For purposes of determining the time period a redeeming shareholder has held each share, the time period begins as of the acquisition date; provided, that the shares purchased by the redeeming shareholder pursuant to our distribution reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan shares relate.

Limitations on Redemptions

There are several limitations on our ability to repurchase shares under our share repurchase program:

•	Unless the shares are being repurchased in connection with an Exceptional Redemption, we generally may not repurchase shares unless the shareholder has held the shares for at least one year.

•	During any calendar year, we may repurchase no more than 5% of the weighted-average number of shares of our common stock outstanding during the prior calendar year (the “5% Limit”).

•

During any calendar year, we may redeem only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year (the “DRP Limit”). Notwithstanding anything contained in this paragraph to the contrary, we may increase or decrease the funding available for the redemption of shares pursuant to our share repurchase program upon 15 days’ notice to our shareholders. We may provide notice by including such information (i) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, (ii) in a separate mailing to shareholders, or (iii) during this offering, in a prospectus supplement.

•

We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

Special Provisions for Exceptional Repurchases

Repurchase upon complete disability will only be available to shareholders who become completely disabled after the purchase of their shares. If the shares are purchased by joint owners, the repurchase upon complete disability or death will be available when either joint owner first becomes completely disabled or dies.

Our board of directors, in its sole discretion, will determine in good faith whether a shareholder becomes completely disabled based on the definition of “disabled” under the federal Social Security Act. The federal Social Security Act generally defines disabled or disability as the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment(s) that either (i) can be expected to result in death or (ii) has lasted or that we can expect to last for a continuous period of not less than 12 months. Our board of directors may rely on a determination made by the Social Security Administration’s office in the shareholder’s state in making its determination that the shareholder’s medical condition is considered a disability under the Social Security Act.

General Terms for Repurchase

Unless otherwise approved by our board of directors in its sole discretion, we will repurchase shares on the last business day of each quarter; provided, however we will not repurchase shares on the same day we make a dividend payment. Qualifying shareholders who desire to redeem their shares would have to give written notice to us by completing a repurchase request form and returning it to us at Cottonwood Communities, Inc., c/o DST Systems, Inc. We or our transfer agent must receive your written request for repurchase at least five business days before the repurchase date in order for us to repurchase your shares on the repurchase date.

If we could not repurchase all shares presented for repurchase in any quarter in which we are repurchasing shares, then we will repurchase all shares on a pro rata basis during the relevant quarter.

If we did not completely satisfy a shareholder’s repurchase request on a repurchase date because we or our transfer agent did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the shareholder withdrew his or her request before the next date for repurchases. Any shareholder could withdraw a repurchase request upon written notice to us if such notice were received by us at least five business days before the date for repurchases.

In general, and unless otherwise approved by our board of directors in its sole discretion, a shareholder may present to us fewer than all of the shares then owned for repurchase, except that the minimum number of shares that must be presented for repurchase must be at least 25% of the shareholder’s shares. If, however, an Exceptional Repurchase is being requested, or a repurchase is requested by a shareholder due to other exigent circumstances, such as bankruptcy or a mandatory distribution requirement under such shareholder’s IRA, a minimum of 10% of the shareholder’s shares may be presented for repurchase; provided, however, that unless otherwise approved by our board of directors in its sole discretion, any future repurchase request by such shareholder must relate to at least 25% of the shareholder’s remaining shares.

In the event a shareholder will own fewer than 100 shares as a result of a repurchase request, we will redeem all of the shares held by such shareholder in order to avoid having shareholders holding fewer than 100 shares. Such repurchases will count against the 5% Limit but will not count against the DRP Limit.

Neither any member of our board of directors, nor our advisor or sponsor, nor any of their affiliates will receive any fee on our repurchase of shares pursuant to our share repurchase program.

Termination, Suspension or Amendment of our Share Repurchase Program

Our board of directors may amend, suspend or terminate our share repurchase program for any reason upon 15 days’ notice to our shareholders. We may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, (ii) in a separate mailing to shareholders, or (iii) during this offering, in a prospectus supplement.

If we suspend our share repurchase program (in whole or in part), except as otherwise provided by our board of directors, until the suspension is lifted, we will not accept any requests for the repurchase of shares to which such suspension applies in subsequent periods and any such requests and all pending requests that are subject to the suspension will not be honored or retained, but will be returned to the requesting shareholder and must be resubmitted when the program is resumed.

Liability

Neither we nor our board of directors will have any liability to any shareholder for any damages resulting from or related to the shareholder’s presentment of the shareholder’s shares. Further, shareholders will have complete responsibility for payment of all taxes, assessments and other applicable obligations and third party costs resulting from or relating to our repurchase of shares.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common shareholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent expert. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent expert will clearly state that the engagement is for our benefit and the benefit of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our shareholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common shareholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common shareholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the shareholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common shareholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common shareholders, annual and special meetings of common shareholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor has held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common shareholders.

Registrar and Transfer Agent

We have engaged a third party to serve as the registrar and transfer agent for our common stock. The name and address of our transfer agent is as follows:

DST Systems, Inc.

1055 Broadway, 7th Floor

Kansas City, Missouri 64105

Attn: Group Vice President-Full Service

Fax: (816) 435-3455

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a shareholder’s address, ownership type, or distribution mailing address, as well as shareholder repurchase requests under our share repurchase program.

THE OPERATING PARTNERSHIP AGREEMENT

General

Cottonwood Communities O.P., LP which we refer to as the operating partnership, is a recently formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the operating partnership. We are the sole the general partner of our operating partnership. As the general partner, we have the exclusive power to manage and conduct the business of the operating partnership. Currently, the sole limited partner of the operating partnership is Cottonwood Communities Investor, LLC, a wholly owned subsidiary of Cottonwood Residential O.P.

As we accept subscriptions for shares in this offering, we will transfer all of the proceeds of the offering to our operating partnership as a capital contribution in exchange for units of general partnership interest.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the operating partnership, we expect to amend the partnership agreement of our operating partnership to allow for such contributions.

Capital Contributions

We have contributed $200,000 to the partnership in exchange for our general partner interest. Cottonwood Communities Investor, LLC, is not required to make a capital contribution in exchange for its limited partnership interest. We plan to contribute the proceeds of this offering to the operating partnership as an additional capital contribution. If we offer preferred shares in the future, the operating partnership will also issue preferred general partnership interests. In addition, if we accept contributions of property in our operating partnership, our percentage ownership interest in the operating partnership will be adjusted to reflect the relative ownership percentages of the property contributors and us. If the operating partnership would require additional funds at any time in excess of capital contributions made by us or from borrowings, we could borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

The partnership agreement of our operating partnership will provide that, so long as we remain qualified as a REIT, the operating partnership will be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes.

Distributions and Allocations of Profits and Losses

Cash from Operations (which includes cash from capital transactions) from our operating partnership will be distributed as follows:

(1) First, to the general partner (us) in proportion to its accrued but undistributed 6% preferred return, until the general partner has been distributed an amount equal to its accrued but undistributed 6% preferred return;

(2) Second, 100% to the general partner (us) until its capital account is reduced to zero; and

(3) Thereafter, 85% to the general partner (us) and 15% to Cottonwood Communities Investor, LLC.

Notwithstanding the above, upon the sale or exchange of the last property or liquidation of the operating partnership, Cottonwood Communities Investor, LLC will contribute prior income tax related distributions it has received from the operating partnership to the extent that the tax distributions cause Cottonwood Communities Investor, LLC to receive distributions that exceed the amount that would have been distributed to Cottonwood Communities Investor, LLC if Cottonwood Communities Investors, LLC did not receive such distributions.

The operating partnership will make allocations of income and loss so that the allocations are made in a similar manner to the distributions. Losses will not be passed through to our shareholders.

Rights, Obligations and Powers of the General Partner

Under the partnership agreement of our operating partnership, the general partner has all power and authority as a general partner is able to have under the Delaware Revised Uniform Limited Partnership Act, as amended. We are the sole general partner of our operating partnership. As the sole general partner, we have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets.

We expect that the operating partnership would continue to pay all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing our investments. Other than the organizational and offering expenses paid by Cottonwood Communities Management, LLC, we expect the operating partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our continuity of existence;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state, or local laws or regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

Other than the organizational and offering expenses paid by Cottonwood Communities Management, LLC, the only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to assets we may own outside of the operating partnership. We would pay the expenses relating to such assets directly.

Change in General Partner

We generally would not be able to withdraw as the general partner of our Operating Partnership or transfer our general partnership interest in our operating partnership (unless we transferred our interest to a wholly owned subsidiary).

Amendment of Limited Partnership Agreement

The partnership agreement of our operating partnership may be amended with our consent as general partner. It is anticipated that the partnership agreement of our operating partnership will be amended and restated if additional limited partners are admitted.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	fact sheets describing the general nature of Cottonwood Communities, Inc. and our investment objectives;

•	asset flyers describing our recent acquisitions;

•	broker updates;

•	online investor presentations;

•	web site material;

•	electronic media presentations; and

•	client seminars and seminar advertisements and invitations.

All of the foregoing material will be prepared by us, our dealer manager, or their affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the offering statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to United States holders of our common stock under the caption “Federal Income Tax Considerations” and has opined upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheets of Cottonwood Communities, Inc. as of December 31, 2017 and 2016 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our shareholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

COTTONWOOD COMMUNITIES, INC.

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Directors

Cottonwood Communities, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cottonwood Communities, Inc. and subsidiary (the Company) as of December 31, 2017 and 2016, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016 in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2016.

Denver, Colorado

March 26, 2018

Cottonwood Communities, Inc.

Consolidated Balance Sheets

	December 31,
	2017	2016
Assets
Cash	$200,000	$200,000

Total assets	$200,000	$200,000

Liabilities and Equity
Liabilities
Total liabilities	—	—
Commitments and contingencies (Note 6)
Equity
Preferred stock, 100,000,000 shares authorized	—	—
Common stock, $0.01 par value; 1,000,000,000 shares, 20,000 shares issued and outstanding	200	200
Additional paid-in capital	199,800	199,800

Total equity	200,000	200,000

Total liabilities and equity	$200,000	$200,000

See accompanying notes to consolidated balance sheets.

Cottonwood Communities, Inc.

Notes to Consolidated Balance Sheets

December 31, 2017

1. Organization and Business

Cottonwood Communities, Inc. (the “Company”) was formed on July 27, 2016 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is the sole general partner of Cottonwood Communities O.P., LP, a Delaware limited partnership (the “Operating Partnership”). Cottonwood Communities Investor, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP (or “CROP”), is currently the sole limited partner of the Operating Partnership. The Company was organized to invest primarily in existing multifamily apartment communities and real estate-related assets located throughout the United States. Substantially all the Company’s business is conducted through the Operating Partnership. The Company will be externally managed by Cottonwood Communities Management, LLC (the “Advisor”), an indirect subsidiary of CROP.

On December 2, 2016, the Company was capitalized with a $200,000 investment by CROP.

As of December 31, 2017 the Company has neither purchased nor contracted to purchase any investments. The Advisor has not identified any real estate or real estate-related investments in which it is probable that the Company will invest.

2. Capitalization

The Company’s charter authorizes the issuance of up to 1,100,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. The Company intends to register with the Securities and Exchange Commission an offering of up to $675,000,000 in shares in its primary offering and up to $75,000,000 in shares pursuant to its distribution reinvestment plan (the “Offering”).

The per share purchase price will be $10.00. All selling commissions, dealer manager fees, and organizational and offering expenses will be paid by the Advisor without reimbursement by the Company. No offering proceeds will be used to pay such expenses.

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated balance sheets have been prepared in accordance with United States Generally Accepted Accounting Principles (or “GAAP”) as contained within the Financial Accounting Standards Board Accounting Standards Codification. A consolidated statement of operations and cash flows was not prepared as the Company did not have any operating activity for the periods presented.

Principles of Consolidation

The accompanying consolidated balance sheets include the accounts of the Company and the Operating Partnership. Separate consolidated statements of operations, equity, and cash flows have not been presented because principal operations have not commenced. All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of the consolidated balance sheets in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated balance sheets and accompanying notes. Actual results could differ from those estimates.

Cash

Cash consists of amounts the Company has on deposit with a major commercial financial institution.

Income Taxes

The Company intends to qualify as a real estate investment trust beginning with the taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of the board of directors of the Company. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its taxable income to its shareholders. As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its taxable income that is currently distributed to shareholders.

If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to shareholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Organization and Offering Costs

Organization costs include all expenses incurred with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company. Offering costs include all expenses incurred with the offering (including legal, accounting, printing, mailing and filing fees, escrow charges and transfer agent fees), dealer manager fees and selling commissions. All organization and offering costs will be paid by the Advisor. The Company will not incur any liability for or reimburse the Advisor for any of these costs. For the years ended December 31, 2017 and 2016, offering costs incurred by the Advisor in connection with this offering were approximately $118,000 and $345,000, respectively. Organizational costs incurred by the Advisor were not significant.

4. Related-Party Transactions

Advisory Agreement

The Company has an advisory agreement with the Advisor. Pursuant to the advisory agreement between the Company and the Advisor, the Advisor will make decisions related to the structuring, acquisition, management, financing and disposition of the Company’s assets in accordance with the Company’s investment objectives, guidelines, policies and limitations. The Advisor will also manage day-to-day operations, retain property managers, and perform other duties. These activities are all subject to oversight by the Company’s Board of Directors.

Contingent Acquisition Fee

After shareholders of the Company have received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a cumulative, noncompounded annual return on their investment (the “Required Return”), the Advisor will receive a contingent acquisition fee that is a percentage of the cost of investments acquired or originated by the Company, or the amount to be funded by the Company to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment as follows: 1% contingent acquisition fee if shareholders receive a 6% Required Return; and 2% additional contingent acquisition fee if shareholders receive a 13% Required Return.

If the Advisor is terminated within the first ten years of operations for any reason other than the Advisor’s fraud, willful misconduct or gross negligence, the Advisor will receive a 3% contingent acquisition fee.

Acquisition Expenses

Subject to limitations in the charter, the Advisor will be reimbursed for all out-of-pocket expenses incurred in connection with the selection and acquisition of real estate assets, whether or not the acquisition is consummated.

Contingent Financing Fee

After our shareholders have received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital plus a Required Return of 13%, our advisor will receive a contingent financing fee of 1% of the original principal amount of any financing obtained or assumed by us. Notwithstanding the foregoing, if our advisor is terminated within the first ten years of our operations for any reason other than the advisor’s fraud, willful misconduct or gross negligence, the payment of the contingent financing fee will be immediately due and payable.

Property Management Fee

The Advisor will receive a property management fee in an amount up to 3.5% of the annual gross revenues of the Company’s multifamily apartment communities that it manages.

Asset Management Fee

The Advisor will receive an annual asset management fee, paid monthly, of 1.25% of the gross book value of the Company’s assets prior to establishment of NAV. The Advisor will receive an annual asset management fee of 1.25% of gross asset value thereafter.

Other Fees and Reimbursable Expenses

The Company will reimburse the Advisor or its affiliates for all actual expenses paid or incurred by the Advisor or its affiliates in connection with the services provided to the Company; provided, however, that the Company will not reimburse the Advisor or its affiliates for salaries, wages and related benefits of personnel who perform investment advisory services for the Company or serve as executive officers of the Company. In addition, subject to the approval of the board of directors the Company may reimburse the Advisor or its affiliates for costs and fees associated with providing services to the Company that the Company would otherwise engage a third party to provide.

Promotional Interest

Cottonwood Communities Investor, LLC will receive a promotional interest equal to 15% of net income and cash distributions after the Company receives a return of its capital and a 6% preferred return from the Operating Partnership. Cottonwood Communities Investor, LLC will not be required to make any capital contributions to the Operating Partnership to obtain the promotional interest. In addition, Cottonwood Communities Investor, LLC will be entitled to a separate one-time payment payable upon (1) the listing of the Company’s common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement, in each case for an amount that Cottonwood Communities Investor, LLC would have been entitled to receive, as described above, if the Operating Partnership had disposed of all of its assets at the market value of the shares of common stock as of the date of the event triggering the payment.

5. Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor or its affiliates to provide certain services that are essential to the Company, including asset management services and other administrative responsibilities for the Company including accounting services and investor relations. Because of these relationships, the Company is dependent upon the Advisor. If these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

6. Commitments and Contingencies

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan whereby shareholders may elect to have the Company apply their dividends and other distributions to the purchase of additional shares of common stock. Participants in the plan will acquire common stock at the per share price effective on the date of purchase (initially $10.00).

Share Repurchase Program

The Company has a share repurchase program, whereby on a quarterly basis, shareholders may request that the Company repurchase all or any portion of their shares. The Company may choose to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any quarter, in its discretion, subject to limitations in the share repurchase program. The total amount of aggregate repurchases shares will be limited to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year. In addition, during any calendar year, the Company may redeem only the number of shares that it could purchase with the amount of net proceeds from the sale of shares under its distribution reinvestment plan during the prior calendar year.

The repurchase price is subject to the following discounts, depending on how long a redeeming shareholder has held each share:

Share Purchase Anniversary	Repurchase Price as a Percentage of Estimated Value Per Share (1)
Less than 1 year	No repurchase allowed
1 year - 2 years	85%
3 years - 4 years	90%
5 years and thereafter	95%
A shareholder’s death or complete disability, less than 2 years	95%
A shareholder’s death or complete disability, 2 years or more	100%

(1)

For the purposes of the share repurchase program, the “estimated value per share” will initially be equal to the purchase price per share at which the original purchaser or purchasers of the shares bought its shares from the Company, and the purchase price per share will be adjusted to reflect any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares outstanding.

The Company plans to establish an estimated net asset value (“NAV”) per share of its common stock based on valuations of its assets and liabilities no later than 150 days following the second anniversary of the date of breaking escrow in the Offering, and annually thereafter. Upon our establishment of an estimated NAV per share, the estimated NAV per share will be the estimated value per share pursuant to the share repurchase program.

The board of directors may, in its sole discretion amend, suspend, or terminate the share repurchase program for any reason upon 15 days’ notice to the Company’s shareholders.

Litigation

As of December 31, 2017, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

Cottonwood Communities, Inc.

Consolidated Balance Sheets

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Cash	$200,000	$200,000

Total assets	$200,000	$200,000

Liabilities and Equity
Liabilities
Accounts payable and accrued liabilities	963	—

Total liabilities	963	—
Commitments and contingencies (Note 6)
Equity
Preferred stock, 100,000,000 shares authorized	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 20,000 shares issued and outstanding	200	200
Additional paid-in capital	199,800	199,800
Accumulated deficit	(963)	—

Total equity	199,037	200,000

Total liabilities and equity	$200,000	$200,000

See accompanying notes to consolidated financial statements.

Cottonwood Communities, Inc.

Consolidated Statement of Operations

(Unaudited)

Three Months Ended March 31, 2018
General and administrative expenses	$(963)

Net loss	$(963)

See accompanying notes to consolidated financial statements.

Cottonwood Communities, Inc.

Notes to Consolidated Financial Statements

March 31, 2018

(Unaudited)

1. Organization and Business

Cottonwood Communities, Inc. (the “Company”) was formed on July 27, 2016 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is the sole general partner of Cottonwood Communities O.P., LP, a Delaware limited partnership (the “Operating Partnership”). Cottonwood Communities Investor, LLC, a wholly owned subsidiary of Cottonwood Residential O.P., LP (or “CROP”), is currently the sole limited partner of the Operating Partnership. The Company was organized to invest primarily in existing multifamily apartment communities and real estate-related assets located throughout the United States. Substantially all the Company’s business is conducted through the Operating Partnership. The Company will be externally managed by Cottonwood Communities Management, LLC (the “Advisor”), an indirect subsidiary of CROP.

On December 2, 2016, the Company was capitalized with a $200,000 investment by CROP.

As of March 31, 2018, the Company has neither purchased nor contracted to purchase any investments. The Advisor has not identified any real estate or real estate-related investments in which it is probable that the Company will invest.

2. Capitalization

The Company’s charter authorizes the issuance of up to 1,100,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. The Company intends to register with the Securities and Exchange Commission an offering of up to $675,000,000 in shares in its primary offering and up to $75,000,000 in shares pursuant to its distribution reinvestment plan (the “Offering”).

The per share purchase price will be $10.00. All selling commissions, dealer manager fees, and organizational and offering expenses will be paid by the Advisor without reimbursement by the Company. No offering proceeds will be used to pay such expenses.

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (or “GAAP”) as contained within the Financial Accounting Standards Board Accounting Standards Codification. A consolidated statement of operations for the three months ended March 31, 2017 was not included as the Company did not have material operating activity during the period.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the Operating Partnership. All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of the consolidated balance sheets in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated balance sheets and accompanying notes. Actual results could differ from those estimates.

Cash

Cash consists of amounts the Company has on deposit with a major commercial financial institution.

Income Taxes

The Company intends to qualify as a real estate investment trust beginning with the taxable year ending December 31, 2018, which may be extended to December 31, 2019, in the discretion of the board of directors of the Company. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its taxable income to its shareholders. As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its taxable income that is currently distributed to shareholders.

If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to shareholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Organization and Offering Costs

Organization costs include all expenses incurred with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company. Offering costs include all expenses incurred with the offering (including legal, accounting, printing, mailing and filing fees, escrow charges and transfer agent fees), dealer manager fees and selling commissions. All organization and offering costs will be paid by the Advisor. The Company will not incur any liability for or reimburse the Advisor for any of these costs. For the three months ended March 31, 2018 and 2017, offering costs incurred by the Advisor in connection with this offering were approximately $58,000 and $86,000, respectively. Organizational costs incurred by the Advisor were not significant.

4. Related-Party Transactions

The accounts payable and accrued liabilities of $963 at March 31, 2018 are general and administrative expenses paid by a subsidiary of CROP that will be reimbursed by us.

Advisory Agreement

The Company has an advisory agreement with the Advisor. Pursuant to the advisory agreement between the Company and the Advisor, the Advisor will make decisions related to the structuring, acquisition, management, financing and disposition of the Company’s assets in accordance with the Company’s investment objectives, guidelines, policies and limitations. The Advisor will also manage day-to-day operations, retain property managers, and perform other duties. These activities are all subject to oversight by the Company’s Board of Directors.

Contingent Acquisition Fee

After shareholders of the Company have received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a cumulative, noncompounded annual return on their investment (the “Required Return”), the Advisor will receive a contingent acquisition fee that is a percentage of the cost of investments acquired or originated by the Company, or the amount to be funded by the Company to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment as follows: 1% contingent acquisition fee if shareholders receive a 6% Required Return; and 2% additional contingent acquisition fee if shareholders receive a 13% Required Return.

If the Advisor is terminated within the first ten years of operations for any reason other than the Advisor’s fraud, willful misconduct or gross negligence, the Advisor will receive a 3% contingent acquisition fee.

Acquisition Expenses

Subject to limitations in the charter, the Advisor will be reimbursed for all out-of-pocket expenses incurred in connection with the selection and acquisition of real estate assets, whether or not the acquisition is consummated.

Contingent Financing Fee

After our shareholders have received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital plus a Required Return of 13%, our advisor will receive a contingent financing fee of 1% of the original principal amount of any financing obtained or assumed by us. Notwithstanding the foregoing, if our advisor is terminated within the first ten years of our operations for any reason other than the advisor’s fraud, willful misconduct or gross negligence, the payment of the contingent financing fee will be immediately due and payable.

Property Management Fee

The Advisor will receive a property management fee in an amount up to 3.5% of the annual gross revenues of the Company’s multifamily apartment communities that it manages.

Asset Management Fee

The Advisor will receive an annual asset management fee, paid monthly, of 1.25% of the gross book value of the Company’s assets prior to establishment of NAV. The Advisor will receive an annual asset management fee of 1.25% of gross asset value thereafter.

Other Fees and Reimbursable Expenses

The Company will reimburse the Advisor or its affiliates for all actual expenses paid or incurred by the Advisor or its affiliates in connection with the services provided to the Company; provided, however, that the Company will not reimburse the Advisor or its affiliates for salaries, wages and related benefits of personnel who perform investment advisory services for the Company or serve as executive officers of the Company. In addition, subject to the approval of the board of directors the Company may reimburse the Advisor or its affiliates for costs and fees associated with providing services to the Company that the Company would otherwise engage a third party to provide.

Promotional Interest

Cottonwood Communities Investor, LLC will receive a promotional interest equal to 15% of net income and cash distributions after the Company receives a return of its capital and a 6% preferred return from the Operating Partnership. Cottonwood Communities Investor, LLC will not be required to make any capital contributions to the Operating Partnership to obtain the promotional interest. In addition, Cottonwood Communities Investor, LLC will be entitled to a separate one-time payment payable upon (1) the listing of the Company’s common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement, in each case for an amount that Cottonwood Communities Investor, LLC would have been entitled to receive, as described above, if the Operating Partnership had disposed of all of its assets at the market value of the shares of common stock as of the date of the event triggering the payment.

5. Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor or its affiliates to provide certain services that are essential to the Company, including asset management services and other administrative responsibilities for the Company including accounting services and investor relations. Because of these relationships, the Company is dependent upon the Advisor. If these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

6. Commitments and Contingencies

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan whereby shareholders may elect to have the Company apply their dividends and other distributions to the purchase of additional shares of common stock. Participants in the plan will acquire common stock at the per share price effective on the date of purchase (initially $10.00).

Share Repurchase Program

The Company has a share repurchase program, whereby on a quarterly basis, shareholders may request that the Company repurchase all or any portion of their shares. The Company may choose to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any quarter, in its discretion, subject to limitations in the share repurchase program. The total amount of aggregate repurchases shares will be limited to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year. In addition, during any calendar year, the Company may redeem only the number of shares that it could purchase with the amount of net proceeds from the sale of shares under its distribution reinvestment plan during the prior calendar year.

The repurchase price is subject to the following discounts, depending on how long a redeeming shareholder has held each share:

Share Purchase Anniversary	Repurchase Price as a Percentage of Estimated Value Per Share (1)
Less than 1 year	No repurchase allowed
1 year - 2 years	85%
3 years - 4 years	90%
5 years and thereafter	95%
A shareholder’s death or complete disability, less than 2 years	95%
A shareholder’s death or complete disability, 2 years or more	100%

(1)

For the purposes of the share repurchase program, the “estimated value per share” will initially be equal to the purchase price per share at which the original purchaser or purchasers of the shares bought its shares from the Company, and the purchase price per share will be adjusted to reflect any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares outstanding.

The Company plans to establish an estimated net asset value (“NAV”) per share of its common stock based on valuations of its assets and liabilities no later than 150 days following the second anniversary of the date of breaking escrow in the Offering, and annually thereafter. Upon our establishment of an estimated NAV per share, the estimated NAV per share will be the estimated value per share pursuant to the share repurchase program.

The board of directors may, in its sole discretion amend, suspend, or terminate the share repurchase program for any reason upon 15 days’ notice to the Company’s shareholders

Litigation

As of March 31, 2018, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

INDEX OF APPENDICES

APPENDIX A	FORM OF SUBSCRIPTION AGREEMENT	A-1

APPENDIX B	DISTRIBUTION REINVESTMENT PLAN	B-1

APPENDIX C	PRIOR PERFORMANCE TABLES	C-1

APPENDIX A

FORM OF SUBSCRIPTION AGREEMENT

A-1

Cottonwood Communities, Inc.

SUBSCRIPTION AGREEMENT AND INVESTOR INSTRUCTIONS

If you need assistance in completing this Subscription Agreement or have questions on trades in process, please call 844.422.2584.

Until we have raised the applicable minimum offering amount, send paperwork and checks* made payable to “UMB Bank, N.A., as Escrow Agent for Cottonwood Communities, Inc.” to:

Send Subscription Agreement to: DST Systems, Inc. Attn: Cottonwood Communities, Inc. 430 W. 7th Street Suite #219065 Kansas City, MO 64105

Send Investment Funds Directly to:

Account Name: UMB Bank, N.A., as Escrow Agent for Cottonwood Communities, Inc.

1010 Grand Blvd., 4th Floor, Kansas City, MO 64106

FFC: Investor Name

ABA Routing Number: 101000695

Account Number: 98-7232-3939

*  Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.

After we have raised the applicable minimum offering amount checks may be made payable to Cottonwood Communities, Inc. and sent, along with a completed subscription agreement, to the company c/o DST Systems, Inc.

1. INVESTMENT INFORMATION

State of Sale:	Amount of Subscription: $ ☐ Shares are being purchased at a discount*

Investment Type:
☐ Initial Investment (Minimum Subscription: $5,000) ☐ Additional Investment (No Minimum Subscription Amount)
* Available to investors who purchase their shares through certain distribution channels where a selling commission is not paid in connection with the purchase. 2. INVESTMENT TYPE (Check One Box)

Non-Qualified	☐	Individual	☐	Partnership(2)
	☐	Joint Tenants with Right of Survivorship (W-9 required for each Joint Tenant)	☐	C Corporation(2)
	☐	Tenants in Common	☐	S Corporation(2)
	☐	Trust(1)	☐	Limited Liability Company(2)
	☐	Community Property	☐	Other:
	☐	Uniform Gift to Minors Act: State of
	☐	Uniform Transfer to Minors Act: State of

Qualified	☐	Traditional (Individual) IRA(3)	☐	Pension or Profit Sharing Plan(1)
	☐	Simple IRA(3)	☐	KEOGH Plan(1)
	☐	SEP IRA(3)	☐	Other:
	☐	ROTH IRA(3)
	☐	Beneficial as Beneficiary for:

Custodian Information (To be completed by Custodian)

Name of Custodian:
Street Address:
City, State, Zip: Phone No.:
Custodian Tax ID No.: Custodian Account No.: _____________________________________

(1) Please attach a trustee certification or pages of the trust/plan document which lists the names of the trust/plan and trustees authorized to sign on behalf of the trust/plan	(2) Please attach evidence of authority to sign on behalf of the entity (3) Please submit this Subscription Agreement to Custodian of record prior to submitting to DST Systems

A-2

3. INVESTOR INFORMATION

Section A: For Individuals, Community Property, Joint Tenants, Tenants in Common, and IRA accounts

Name(s):
Mailing Address:
City, State, Zip:	E-mail Address (Required):
Phone: Home: ( )	Mobile: ( )
Social Security or Federal Tax ID Number (“TIN”):	Date of Birth:
Joint Owner Social Security Number or TIN:	Joint Owner Date of Birth:

Section B: For Trust, Partnership, LLC, and Corporation accounts

Name of Trust or Entity:
TIN of Trust or Entity:	Date of Formation:

Name of Trustee(s) or Authorized Person(s):
Social Security Number(s) or TIN:	Date(s) of Birth:
Mailing Address:
City, State, Zip:	E-mail Address:
Phone: Home: ( )
Mobile: ( )

Please provide a copy of your Trust, entity or Plan documents with this subscription.

Please check one of the following options for delivery of investor information:

☐

By checking this box, Cottonwood Communities, Inc. (the “Company”) will send certain investor communications to you in electronic form to the e-mail address provided in this Section 3. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other communications. By electing electronic delivery, you: (i) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (ii) understand that you may incur certain costs associated with downloading and printing investor documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. The Company may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it in writing to the Company.

☐	By checking this box, the Company will send all investor communications to you in paper form.

4. DISTRIBUTIONS (indicate to whom distributions should be sent)

By executing this Subscription Agreement, you hereby authorize the Company or its agent (DST Systems) to initiate entries into the account listed below or to send funds directly to the financial institution/individual(s) listed below. This authorization will remain in effect until you notify the Company or DST Systems in writing to cancel it with time to afford a reasonable opportunity to act on it. This authorization relates solely to this investment. Please select one of the options below:

☐ I choose to have my distributions to be directly deposited into my bank account. [Attach voided check and complete information below]	☐ I choose to have checks sent to the person(s) or financial institution listed below. [Distributions for custodial accounts will be sent to Custodian of record]	☐ I choose to have checks sent to the individual(s) listed in Section 3.	☐ I choose to participate in the Distribution Reinvestment Plan, as described in the prospectus.

Bank, Brokerage Firm or Person:
Mailing Address:
Account Type: Account Number:	ABA Routing Number:

A-3

5. INVESTOR SUITABILITY REQUIREMENTS

Please carefully read and separately initial each of the representations below for items 1-5. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. As used below, “net worth” should be calculated exclusive of home, home furnishings and personal automobile, and “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. If you elect to participate in the Distribution Reinvestment Plan, the Company requests that if at any time you fail to meet the minimum income or net worth standards established for the Company as set forth in the prospectus or listed in this Section 5, you will promptly notify the Company in writing of that fact. Only sign items 6-17 if applicable.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

		OWNER	JOINT OWNER

1.	I have received the final prospectus for the Company.	⬛ Initials	⬛ Initials

2.	I have (i) a minimum net worth of at least $250,000 or (ii) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the final prospectus under “Suitability Standards.”	⬛ Initials	⬛ Initials

3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	⬛ Initials	⬛ Initials

4.	I am purchasing the shares for my own account.	⬛ Initials	⬛ Initials

5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted.	⬛ Initials	⬛ Initials

6.	If I am an Alabama, California, Kentucky or Oregon investor, my investment in the Company and its affiliates does not exceed 10% of my liquid net worth.	⬛ Initials	⬛ Initials

7.	If I am an Idaho investor, I have either (a) a liquid net worth of at least $300,000 or (b) gross annual income of at least $85,000 and a liquid net worth of at least $85,000. In addition, my investment in the Company does not exceed 10% of my liquid net worth.	⬛ Initials	⬛ Initials

8.	If I am a Kansas investor, I acknowledge that it is recommended by the Kansas Securities Commissioner that Kansas investors do not invest, in the aggregate, more than 10% of their liquid net worth in the Company and other non-traded real estate investment trusts.	⬛ Initials	⬛ Initials

9.	If I am a Maine investor, I acknowledge that it is recommended by the Maine Office of Securities that investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.	⬛ Initials	⬛ Initials

10.	If I am a Massachusetts investor, my investment in the Company and other illiquid direct participation programs does not exceed 10% of my liquid net worth.	⬛ Initials	⬛ Initials

11.	If I am a Missouri investor, no more than ten percent (10%) of my liquid net worth may be invested in the securities registered with the Missouri Securities Division pursuant to the Company’s registration statement.	⬛ Initials	⬛ Initials

12.	If I am a Nebraska resident, my investment in the Company and the securities of other non-publicly traded REITs is equal to no more than 10% of my net worth. A Nebraska investor who is an “accredited investor” as defined in Regulation D of the Securities Act of 1933 is not subject to the foregoing limitations.	⬛ Initials	⬛ Initials

13.	If I am a New Jersey resident, I have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. In addition, I have not invested more than 10% of my liquid net worth in the Company, its affiliates, and non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).	⬛ Initials	⬛ Initials

14.	If I am a New Mexico, my investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my liquid net worth.	⬛ Initials	⬛ Initials

15.	If I am a North Dakota investor, I have a net worth of at least 10 times my investment in the Company.	⬛ Initials	⬛ Initials

16.	If I am an Ohio investor, my investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my liquid net worth (that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles, minus total liabilities) comprised of cash, cash equivalents, and readily marketable securities).	⬛ Initials	⬛ Initials

17.	If I am a Pennsylvania investor, my investment in the Company does not exceed 10% of my liquid net worth.	⬛ Initials	⬛ Initials

18.	If I am a Tennessee investor, I have a liquid net worth of at least 10 times my investment in the Company.	⬛ Initials	⬛ Initials

19.	If I am a Vermont investor, my investment in the Company does not exceed 10% of my liquid net worth. A Vermont investor who is an “accredited investor” as defined in Regulation D of the Securities Act of 1933 is not subject to the foregoing limitations.	⬛ Initials	⬛ Initials

A-4

6. INVESTOR SIGNATURES

THE UNDERSIGNED INVESTOR HEREBY CERTIFIES THAT ALL OF THE INFORMATION AND REPRESENTATIONS SET FORTH HEREIN ARE TRUE AND CORRECT IN ALL RESPECTS. THE UNDERSIGNED INVESTOR HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED IN SECTION 3 ABOVE.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): Under penalties of perjury, I certify that: (1) the number shown in Section 3 above is my correct TIN (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (3) I am a U.S. citizen or other U.S. person (defined in the Form W-9 instructions). (Certification instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.) I hereby agree to notify the Company within thirty (30) days of the date I become a foreign person. I understand that this certification may be disclosed to the IRS and the state taxing authority and that any false statement made herein could be punished by fine, imprisonment or both. The IRS does not require your consent to any provision of this document other than the certificates required to avoid backup withholding. Any investor that is not a U.S. citizen or other U.S. person (defined in the Form W-9 instructions) must provide the applicable completed Form W-8.

Executed this        day of                     ,                 .

X	X
Signature (Investor, or authorized signatory)	Joint Owner Signature (Investor, or authorized signatory)

Printed Name	Printed Name

Title (if applicable)	Title (if applicable)

*CUSTODIAL APPROVAL:

By executing this Subscription Agreement, Custodian certifies to the Company that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in Section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any changes in the name of the Beneficial Owner or the number of shares held by Custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for the purposes of determining the shareholders entitled to notice of or to vote at each annual or special meeting of shareholders of the Company until delivery by Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of the shareholders, but on or prior to the date of such annual or special meeting of shareholders, shall not be effective until after the holding of such annual or special meeting of shareholders of the Company), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock entitled to notice of or to vote at each annual or special meeting of shareholders.

X

 Signature (Custodian’s authorized signatory)

Printed Name

A-5

7. BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR—REPRESENTATIONS AND WARRANTIES

The investor’s registered representative (“Registered Representative”) of a soliciting dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Adviser (“RIA”), as applicable, must sign below to complete the order. The Registered Representative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The RIA represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. The Broker-Dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in shares of common stock of the Company is suitable and appropriate for the investor for a period of six years. The undersigned confirms by his or her signature that the Broker-Dealer or RIA, as applicable, (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Cottonwood Communities, Inc.

RIA: All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

Broker-Dealer Firm Name	CRD No.

Registered Representative:                                                                                                           Rep. No.:

(Please Print)

Rep CRD No.: Rep. Code:

Registered Representative’s BRANCH ADDRESS:

Operations E-mail address: Rep E-mail address:

Branch Phone Number: (____)

Signature of Registered Representative or Registered Investment Advisor	Broker-Dealer Principal Approval Signature (if required)

Date	Date

A-6

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

Cottonwood Communities, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Amount of Shares Issuable. The aggregate amount of shares of Common Stock authorized for issuance under the DRP is $75,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Distribution Reinvestment. Exclusive of distributions that the Company’s board of directors designates as ineligible for reinvestment through this DRP, the Company will apply the distributions (“Distributions”) declared and paid in respect of a Participant’s shares of any class of Common Stock to the purchase of additional Shares for such Participant. Purchases will be in the same class of Shares as the shares for which such Participant received the distributions that are being reinvested. Selling commissions and dealer manager fees will not be paid on the Shares purchased in the DRP.

4. Procedures for Participation. Qualifying shareholders may elect to become Participants or to increase participation in the DRP by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or soliciting dealers. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription agreement, enrollment form or other Company-approved authorization form.

5. Purchase of Shares. Shares will be purchased on the date that the Company makes a Distribution. Distributions will be paid upon the terms as authorized and declared by the Company’s board of directors. Until the Company establishes an estimated net asset value (“NAV”) per share of Common Stock, Participants will acquire Common Stock at a price of $10.00 per share. Upon the Company’s announcement in a public filing with the Securities and Exchange Commission that the Company has established an estimated NAV per share of Common Stock, Participants will acquire Common Stock at a price equal to the estimated NAV per share of Common Stock. The Company expects to establish an estimated NAV per share of Common Stock no later than the 150th day following the second anniversary of the date on which the Company breaks escrow its initial public offering. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s shareholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a soliciting dealer, in order for the dealer manager or soliciting dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

B-1

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the shareholder in cash.

11. Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants, except the Company may not amend the DRP to remove the right of a Participant to terminate participation in the DRP. With respect to material changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, and (b) in a separate mailing to the Participants. With respect to immaterial changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, (b) in a separate mailing to the Participants, or (c) on the Company’s web site.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

APPENDIX C

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Cottonwood Residential, Inc., Cottonwood Residential O.P., LP and their affiliates, collectively referred to herein as the “prior real estate programs.” These programs were not prior programs of Cottonwood Communities, Inc. Cottonwood Residential, Inc. is a real estate investment trust that, through its affiliates and subsidiaries, provides real estate investment and management services. Cottonwood Capital Property Management II, Inc., an indirect subsidiary of Cottonwood Capital Management, Inc., and Cottonwood Residential, Inc., sponsored Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. which are real estate investment trusts that have investment objectives similar to us. The other prior programs consisted of tenant in common offerings which had investment objectives that targeted investors who were completing tax deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended, and entities that were formed to accept the contribution of tenant in common interests in property in exchange for interests in such entity. Thus, while these prior programs acquired multifamily real estate, the investment objectives of such prior programs were not similar to those of Cottonwood Communities, Inc.

This information should be read together with the summary of information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix C is as of December 31, 2017. The following tables are included herein:

Table I – Experience in Raising and Investing Funds

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Operating Results of Prior Real Estate Programs Which Have Completed Operations

Table III includes information regarding the last five prior programs offered by Cottonwood Residential O.P., LP and its affiliates. Table IV includes information regarding the last five completed prior programs offered by Cottonwood Residential O.P., LP and its affiliates.

We have not included in this Appendix C Table II (Compensation to Sponsor) or Table V (Sale or Disposition of Properties by Prior Real Estate Programs) because the information contained in these tables is not applicable to the prior programs.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I sets forth the experience in raising and investing funds of prior real estate programs whose offerings closed during the three years ending December 31, 2017. All figures are as of December 31, 2017.

Cottonwood Multifamily REIT I, Inc.
Dollar amount offered	$50,000,000
Dollar amount raised	$50,000,000
Length of Offering	9 months
Months to invest 90% of amount of available for investment	<1 month

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Multifamily REIT I	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	10	51,921	50,833
Total assets (after depreciation)	—	—	—	48,784	43,134
Liabilities	—	—	—	(24,444)	(2,162)
Summary Income Statement Data
Gross revenues	—	—	—	4,344	10,778
Operating expenses	—	—	—	(1,859)	(4,737)

Operating income	—	—	—	2,485	6,041
Interest expense	—	—	—	(2,106)	(2,995)
Non-operating, including depreciation and amortization	—	—	—	(3,584)	(5,871)

Net (loss)	—	—	—	(3,205)	(2,825)
Summary Cash Flows Data
Cash provided by operating activities	—	—	—	—	2,127
Cash from (used in) investing activities	—	—	—	(48,199)	2,220
Cash from (used in) financing activities	—	—	10	50,570	(6,403)

Net increase (decrease) in cash	—	—	—	2,371	(2,056)
Amount and Source of Distributions
Distributions from operations	—	—	—	259	2,714
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Toscana at Valley Ridge	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	31,114	31,631	31,418
Total assets (after depreciation)	—	—	30,636	30,059	28,723
Liabilities	—	—	(19,911)	(19,929)	(19,828)
Summary Income Statement Data (1)
Gross revenues	—	—	1,250	3,079	3,432
Operating expenses	—	—	(630)	(1,384)	(1,436)

Operating income	—	—	620	1,695	1,996
Interest expense	—	—	(358)	(834)	(831)
Non-operating, including depreciation and amortization	—	—	(1,284)	(1,224)	(1,117)

Net (loss)	—	—	(1,021)	(363)	48
Summary Cash Flows Data (1)
Cash provided by operating activities	—	—	690	1,805	1,196
Cash (used in) investing activities	—	—	(13)	(634)	601
Cash (used in) financing activities	—	—	(43)	—	(102)

Net increase in cash	—	—	635	1,171	1,695
Amount and Source of Distributions
Distributions from operations	—	—	—	200	1,252
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Scott Mountain	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	24,909	25,363	40,239	40,275	41,093
Total assets (after depreciation)	22,248	21,884	39,403	37,947	37,163
Liabilities	(15,949)	(15,640)	(23,837)	(23,877)	(34,606)
Summary Income Statement Data (1)
Gross revenues	2,976	3,144	3,567	3,965	4,451
Operating expenses	(1,363)	(1,433)	(1,427)	(1,441)	(1,504)

Operating income	1,612	1,711	2,140	2,525	2,947
Interest expense	(792)	(791)	(834)	(869)	(1,149)
Non-operating, including depreciation and amortization	(819)	(850)	(2,474)	(1,478)	(1,569)

Net income (loss)	1	70	(1,168)	177	229
Summary Cash Flows Data (1)
Cash provided by operating activities	850	865	1,564	1,664	1,798
Cash (used in) investing activities	(437)	(354)	(393)	(1,103)	(540)
Cash provided by (used in) financing activities	(247)	(260)	7,364	—	10,400

Net increase in cash	165	250	8,535	561	11,658
Amount and Source of Distributions
Distributions from operations	502	125	49	880	1,218
Distributions from financing	—	—	6,643	721	10,400
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Courtney Oaks	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	1,125	38,157	38,658	47,270
Total assets (after depreciation)	—	N/A	37,432	36,569	43,718
Liabilities	—	(238)	(24,527)	(24,597)	(24,346)
Summary Income Statement Data (1)
Gross revenues	—	567	3,451	3,718	3,992
Operating expenses	—	(205)	(1,325)	(1,326)	(1,447)

Operating income	—	362	2,126	2,392	2,545
Interest expense	—	(138)	(538)	(1,042)	(1,039)
Non-operating, including depreciation and amortization	—	(353)	(2,812)	(1,394)	(1,498)

Net (loss)	—	(129)	(1,224)	(44)	8
Summary Cash Flows Data (1)
Cash provided by operating activities	—	418	1,604	1,382	1,507
Cash (used in) investing activities	—	(88)	(408)	(362)	(609)
Cash provided by (used in) financing activities	—	(57)	7,391	—	—

Net increase (decrease) in cash	—	272	8,587	1,021	898
Amount and Source of Distributions
Distributions from operations	—	—	226	339	883
Distributions from financing	—	—	7,391	532	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Summer Park	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	40,592	41,683	41,240	41,958
Total assets (after depreciation)	—	40,226	40,322	38,828	38,438
Liabilities	—	(21,274)	(22,965)	(23,029)	(23,068)
Summary Income Statement Data
Gross revenues	—	1,505	4,313	4,599	5,123
Operating expenses	—	(586)	(1,677)	(1,825)	(2,065)

Operating income	—	919	2,636	2,774	3,057
Interest expense	—	(403)	(1,091)	(858)	(858)
Non-operating, including depreciation and amortization	—	(438)	(1,641)	(1,108)	(1,171)

Net income (loss)	—	78	(97)	808	1,028
Summary Cash Flows Data
Cash provided by operating activities	—	418	1,565	1,977	2,051
Cash (used in) investing activities	—	(135)	(193)	(805)	(288)
Cash provided by (used in) financing activities	—	(164)	1,726	—	—

Net increase in cash	—	119	3,098	1,173	1,763
Amount and Source of Distributions
Distributions from operations	—	403	588	1,258	1,449
Distributions from financing	—	—	1,384	342	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2017. All figures are as of December 31, 2017 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Arbors at Fairview	2013	2014	2015	2016	2017
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	—	17,449	17,351
Total assets (after depreciation)	—	—	—	17,372	16,660
Liabilities	—	—	—	(11,381)	(11,612)
Summary Income Statement Data
Gross revenues	—	—	—	304	2,381
Operating expenses	—	—	—	(146)	(1,123)

Operating income	—	—	—	158	1,259
Interest expense	—	—	—	(36)	(395)
Non-operating, including depreciation and amortization	—	—	—	(234)	(1,115)

Net income (loss)	—	—	—	(112)	(252)
Summary Cash Flows Data
Cash provided by operating activities	—	—	—	2	863
Cash (used in) investing activities	—	—	—	375	(276)
Cash provided by (used in) financing activities	—	—	—	1,367	—

Net increase in cash	—	—	—	1,744	587
Amount and Source of Distributions
Distributions from operations	—	—	—	108	678
Distributions from financing	—	—	—	1,367	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE IV

OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS

(UNAUDITED)

Table IV presents information regarding the operating results of the last five prior real estate programs that have completed operations (no longer hold properties) during the five years ended December 31, 2017. All amounts presented are as of December 31, 2017.

	Appling Lakes	Arbors at Windsor Lake	Gables Apartments	Sanctuary	West Town
Aggregate Dollar Amount Raised	$7,033,422	$6,807,000	$7,635,000	$18,025,760	$5,685,000
Duration of Program (Months)	65	115	119	25	120
Date of Program Closing	10/17/2017	8/30/2017	11/29/2017	8/29/2017	6/5/2017
Total Compensation Paid to Sponsor(1)	$1,596,242	$1,535,391	$1,556,118	$2,864,591	$1,726,758
Median Leverage	76%	59%	70%	65%	71%
Annualized Return on Investment(2)	16.78%	6.31%	3.16%	93.77%	3.7%
Start Date	5/17/2012	1/29/2008	12/31/2007	7/23/2015	5/31/2007
End Date	10/17/2017	8/30/2017	11/29/2017	8/29/2017	6/5/2017
Median Month	Jan-15	Nov-12	Dec-12	Aug-16	Jun-12

(1)

Includes acquisition fees, property and asset management fees, disposition fees, financing fees, and other ancillary services. A portion of these fees are used to reimburse costs incurred by the Sponsor.

(2)	Annualized return on investment is the internal rate of return over the program period using the respective cash flows from invested capital, distributions received, and proceeds from sale.

Until November 12, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 19, to read about risks you should consider before buying shares of our common stock.

Maximum Offering of

$750,000,000 of

Common Stock

PROSPECTUS

ORCHARD SECURITIES, LLC

COTTONWOOD COMMUNITIES, INC.

SUPPLEMENT NO. 6 DATED MAY 3, 2019

TO THE PROSPECTUS DATED AUGUST 13, 2018

This document supplements, and should be read in conjunction with, the prospectus of Cottonwood Communities, Inc. dated August 13, 2018. This supplement no. 6 supersedes and replaces all prior supplements to the August 13, 2018 prospectus. As used herein, the terms “we,” “our” and “us” refer to Cottonwood Communities, Inc. and, as required by context, Cottonwood Communities O.P., LP, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of the offering;

•	changes to the additional suitability requirements for investors in California, Puerto Rico and Tennessee;

•	additional risks related to an investment in us;

•	information regarding distributions;

•	information regarding compensation to our advisor and its affiliates;

•	information regarding our share repurchase program;

•	our entry into an agreement to purchase a multifamily community in West Palm Beach, Florida;

•	a clarification regarding the ability for our board of directors to revise our investment policies;

•	the departure and appointment of certain officers;

•	information regarding the restructuring of our sponsor;

•	information regarding the restructuring of our advisor;

•	an amendment to the terms of the promotional interest in our Operating Partnership;

•	a change to our plan of distribution;

•	our “Prior Performance Summary” as of December 31, 2018;

•	experts information;

•	information incorporated by reference; and

•	our “Prior Performance Tables” as of December 31, 2018.

Status of the Offering

We commenced this offering of $750.0 million of shares of common stock on August 13, 2018. As of May 2, 2019, we had sold 3,424,089 shares of common stock in our public offering for aggregate gross offering proceeds of $34,194,361. Included in these amounts were 3,252 shares of common stock sold pursuant to our distribution reinvestment plan for aggregate gross offering proceeds of $32,523. Accordingly, as of May 2, 2019, there was approximately $715,805,639 of shares available for sale in this offering.

We have met the minimum offering amount required for us to accept subscriptions from investors in all states where we are conducting this offering. Subscribers from all states where we are conducting this offering should make their checks payable to “Cottonwood Communities, Inc.”

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Suitability Standards

The following additional suitability standards for California, Puerto Rico and Tennessee investors in this offering supersede and replace, or supplement, as appropriate, the standards currently included in the prospectus:

•	California and Tennessee—Investors residing in California and Tennessee may not invest more than 10% of their net worth in us; and

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Puerto Rico—Investors residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates, and in other non-traded REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Risk Factors

The following risk factors supplement, or supersede and replace, as appropriate, the risk factors in the prospectus.

We expect to invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.

We may invest from time to time in non-controlling equity positions and other real estate-related interests. Preferred equity investments are subordinate to any indebtedness obtained by the entity, but senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property.

Our charter designates the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action or proceeding asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our shareholders, (c) any action or proceeding asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or our charter or our bylaws, or (d) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any of our record or beneficial shareholders who is a party to such an action or proceeding shall cooperate in any request that we may make that the action or proceeding be assigned to the Court’s Business and Technology Case Management Program. We note we currently have no employees. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the Maryland General Corporation Law to authorize the adoption of such provisions. The exclusive forum provision of our charter does not establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts.

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Distribution Information

On February 6, 2019, we paid distributions of $28,390 which related to distributions in the amount of $0.00136986 per share per day for daily record dates for each day in the period from December 18, 2018 through January 31, 2019. On March 7, 2019, we paid distributions of $29,890, which related to distributions in the amount of $0.00136986 per share per day for daily record dates for each day in the period from February 1, 2019 through February 28, 2019. On April 8, 2019 we paid distributions of $59,441 which related to distributions in the amount of $0.02465753 per share to stockholders of record as of March 18, 2019 and distributions in the amount of $0.00136986 per share per day for daily record dates for the period from March 19, 2019 through March 31, 2019.

On March 18, 2019, our board of directors declared cash distributions on the outstanding shares of our common stock based on daily record dates for the period from April 1, 2019 through April 30, 2019, which we expect to pay in May 2019; and the period from May 1, 2019 through May 31, 2019, which we expect to pay in June 2019. Investors may choose to receive cash distributions or purchase additional shares through our distribution reinvestment plan. Distributions for these periods will be calculated based on stockholders of record each day during these periods at a rate of $0.00136986 per share per day.

Compensation to our Advisor and its Affiliates

As of December 31, 2018, there were no fees earned by or expenses reimbursable to our advisor and its affiliates.

There were approximately $128,000 in reimbursable expenses due to an affiliate of the advisor related to audit, legal and other general and administrative costs.

Share Repurchase Program

During the year ended December 31, 2018, we did not repurchase any shares of our common stock as we broke escrow in our initial public offering on December 18, 2018 and no shares were submitted for redemption. In addition, during any calendar year, we may redeem only the number of shares that we could purchase with the amount of net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year. As of December 31, 2018, there are no proceeds from our distribution reinvestment plan available for eligible redemptions for the 2019 calendar year.

Potential Real Estate Acquisition

Luma at West Palm Beach

On March 28, 2019, we entered into a purchase and sale agreement with an unaffiliated third-party developer, to acquire a 245-unit, concrete and stucco multifamily community in West Palm Beach, Florida (“Luma at West Palm Beach”). The purchase price is $67,000,000, of which $1,000,000 was provided in earnest money, which is non-refundable except in certain limited circumstances, upon execution of the purchase and sale agreement.

The property’s units feature high ceilings, granite countertops, designer tile, hurricane resistant windows, and screened-in patios/balconies. In addition, the property features several amenities, including a heated resort-style pool, dog park, tot lot, clubhouse, ventilated garages, conference room, cafe and lounge, pavilion with grills, kid playroom, and exercise facilities.

We expect the acquisition of the property to close in the second quarter of 2019 upon satisfaction of certain limited closing conditions. We intend to fund the purchase of the property with proceeds from this offering and debt proceeds. Although we expect to close in accordance with the terms of the purchase and sale agreement, there can be no assurance that events will not arise that could prevent us from acquiring this property. In some circumstances, if we fail to complete the acquisition, we may forfeit up to $1,000,000 of earnest money.

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Luma at West Palm Beach encompasses 274,889 rentable square feet. Construction on Luma at West Palm Beach was completed in two phases, with the first phase delivered in the third quarter of 2017 and the second phase delivered in the first quarter of 2018 and was 88% occupied as of March 27, 2019. The average occupancy rate of Luma at West Palm Beach, calculated using financial information provided by the seller, for 2018, the first year in which construction was completed and primarily including the property’s lease-up period, was 73.8%.

The average effective monthly rental rate per unit, calculated as the monthly contractual base rental income, net of free rent, divided by the average units leased, calculated using financial information provided by the seller, 2018, the first year in which construction was completed, was $1,577.

We believe that Luma at West Palm Beach is suitable for its intended purpose and adequately insured; we do not intend to make any renovations in the near term at the property.

Investment Policies

In general, our board of directors may revise our investment policies without the approval of our shareholders. However, we may not amend our charter, including any investment policies that are provided in our charter and described in the prospectus under “Investment Objectives and Criteria—Charter-Imposed Investment Limitations” without the concurrence of holders of a majority of the outstanding shares entitled to vote.

Departure and Appointment of Certain Officers

Effective October 1, 2018, the following officers resigned their respective officer positions: Daniel Shaeffer, Chief Executive Officer; Chad Christensen, President; and Susan Hallenberg, Chief Financial Officer. Effective upon their resignations, our board of directors appointed new officers. Enzio A. Cassinis, 41, was appointed Chief Executive Officer and President; Adam Larson, 37, was appointed Chief Financial Officer; Paul Fredenberg, 42, was appointed Chief Investment Officer, and Susan Hallenberg, 51, was appointed Chief Accounting Officer and Treasurer. Information about each of these officers is provided below.

Enzio A. Cassinis. In addition to serving as our Chief Executive Officer and President, effective as of October 1, 2018, Mr. Cassinis also serves as the Chief Executive Officer and President of Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc., two Cottonwood-sponsored real estate investment trusts that raised $50 million in offerings that were qualified as “Tier 2” offerings pursuant to Regulation A promulgated under the Securities Act. He also serves as the Chief Executive Officer for our advisor. From June 2013 through September 2018, Mr. Cassinis served in various roles at Cottonwood Residential, Inc. Most recently, he served as the Senior Vice President of Corporate Strategy, where he was responsible for financial planning and analysis, balance sheet management and capital and venture formation activity.

Prior to joining Cottonwood Residential in June 2013, Mr. Cassinis was Vice President of Investment Management at Archstone, one of the largest apartment operators and developers in the U.S. and Europe. There, he negotiated transactions in both foreign and domestic markets with transaction volume exceeding several billion dollars in total capitalization. Prior to Archstone, Mr. Cassinis worked as an attorney with Krendl, Krendl, Sachnoff & Way, PC (now Kutak Rock LLP) from February 2003 to May 2006, focusing his practice on corporate law and merger and acquisition transactions.

Mr. Cassinis earned a Master of Business Administration and Juris Doctorate (Order of St. Ives) from the University of Denver, and a Bachelor of Science in Business Administration from the University of Colorado at Boulder and is a CFA® charterholder.

Adam Larson. In addition to serving as our Chief Financial Officer, effective as of October 1, 2018, Mr. Larson also serves as the Chief Financial Officer of Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. He also serves as Chief Financial Officer for our advisor. Through September 2018, Mr. Larson was the Senior Vice President of

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Asset Management of Cottonwood Residential, Inc. In this role he provided strategic guidance with respect to asset management, financial planning and analysis, and property operations. Prior to joining Cottonwood in June 2013, Mr. Larson worked in the Investment Banking Division at Goldman Sachs advising clients on mergers and acquisitions and other capital raising activities in the Real Estate, Consumer/Retail and Healthcare sectors. Mr. Larson previously worked at Barclays Capital, Bonneville Real Estate Capital and Hitachi Consulting. Mr. Larson holds an MBA from the University of Chicago Booth School Of Business, and a BS in Business Management from Brigham Young University where he also served as Student Body President.

Paul Fredenberg. In addition to serving as our Chief Investment Officer, effective as of October 1, 2018, Mr. Fredenberg also serves as the Chief Investment Officer of Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. He also serves as Chief Investment Officer for our advisor. Through September 2018, Mr. Fredenberg served as the Senior Vice President of Acquisitions of Cottonwood Residential, Inc. a position he had held since September, 2005. As Senior Vice President of Acquisitions, he focused exclusively on sourcing and evaluating new multifamily investment opportunities for Cottonwood Residential, Inc.

Prior to joining Cottonwood in 2005, Mr. Fredenberg worked in the Investment Banking division of Wachovia Securities advising clients on mergers and acquisitions activities across multiple industries. He has also held investment banking and management consulting positions at Piper Jaffray and the Arbor Strategy Group. Mr. Fredenberg holds an MBA from the Wharton School at the University of Pennsylvania, an MA in Latin American Studies from the University of Pennsylvania, and a BA in Economics from the University of Michigan, Ann Arbor.

Susan Hallenberg. Ms. Hallenberg was our Chief Financial Officer from December 2016 through September 2018. In addition to serving as our Chief Accounting Officer and Treasurer, Ms. Hallenberg also serves as Chief Accounting Officer and Treasurer of Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc., effective as of October 1, 2018. Ms. Hallenberg is also the Chief Financial Officer and Treasurer of Cottonwood Residential, Inc. and its predecessor entity, positions she has held since May 2005. Ms. Hallenberg has spent the majority of her career focused on real estate investment and prior to joining Cottonwood Residential O.P., LP (“CROP”), held positions at Phillips, Edison & Company, Lend Lease Real Estate Investments, and Aldrich Eastman & Waltch. Ms. Hallenberg started her career at Ernst & Young where she worked in the firm’s audit department for four years. Ms. Hallenberg holds a BA in Economics/Accounting from The College of the Holy Cross.

Restructuring of Our Sponsor

In September 2018, Cottonwood Residential, Inc. commenced a plan to liquidate and restructure its subsidiaries, including CROP. As part of the plan, CROP distributed properties to Cottonwood Residential, Inc. in redemption of materially all of Cottonwood Residential, Inc.’s interests in the operating partnership. Cottonwood Residential, Inc. agreed to sell twelve properties to an unaffiliated third party for approximately $440 million, ten of which closed in September 2018 and two of which closed in October 2018. Cottonwood Residential, Inc. sold an additional five properties which closed as of February 2019 for $287 million. The proceeds from these transactions were used to redeem the non-voting common stockholders of Cottonwood Residential, Inc. and repay certain institutional partners. Simultaneously with the redemption of Cottonwood Residential, Inc.’s partnership interest, a newly formed entity, Cottonwood Residential II, Inc., was admitted as an additional general partner of CROP. Cottonwood Residential, Inc. currently remains as a nominal general partner of CROP and it is anticipated that Cottonwood Residential, Inc. will fully withdraw from CROP by the end of 2019.

Cottonwood Residential II, Inc. is managed by its board of directors, the members of which are Daniel Shaeffer, Chad Christensen, Gregg Christensen, Jonathan Gardner and Phillip White. As used in the prospectus, references to our sponsor and Cottonwood Residential, Inc. refer to Cottonwood Residential II, Inc. unless otherwise required by context. CROP will continue to operate the remaining platform, including the twelve assets sold, with a total value of assets under management of approximately $2.0 billion.

Restructuring of Our Advisor

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As a result of the determination by CROP to restructure the ownership of the entity that provides our advisory services, effective March 1, 2019, the advisory agreement, as amended to remove references to property management services, has been assigned to a newly formed affiliate of CROP, CC Advisors III, LLC (“CC Advisors III”). As our new advisor, CC Advisors III, is responsible for the provision of our advisory services and for the payment of organization and offering expenses in this offering on our behalf and without reimbursement by us. Property management services will continue to be provided by Cottonwood Communities Management, LLC under separate property management agreements to be entered at the time we acquire a property.

Cottonwood Capital Management, Inc. wholly owns Cottonwood Communities Management, LLC and will continue to have an indirect ownership interest in the new advisor, CC Advisors III; however, two additional entities in which employees of CROP and its affiliates have an ownership interest will also have an indirect ownership interest in our new advisor. As our advisor will be an affiliate of our sponsor, our new advisor will continue to rely on the same expertise and experience of the sponsor and its affiliates to provide our advisory services. In addition, as part of the restructuring, a new entity, Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”), owns the promotional interest in us previously held by Cottonwood Communities Investor, LLC. The fees and services to be provided to us remain unchanged following these changes.

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Structure of Us, Our Operating Partnership and Our Advisor and Sponsor

The chart below shows the relationships among our company and various affiliates following the restructuring of our sponsor and our advisor and supersedes and replaces the similar chart in the prospectus:

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Management Compensation

Effective as of March 28, 2019, we amended the terms of the promotional interest from the Operating Partnership to require that our stockholders, together as a collective group (instead of us as general partner), receive distributions sufficient to provide a return of invested capital plus a 6% cumulative, non-compounded annual return on invested capital before Cottonwood Communities Investor, LLC can receive the promotional interest in the Operating Partnership. In addition, the separate one-time payment payable to Cottonwood Communities Investor, LLC following the termination or non-renewal of our advisory agreement for reasons unrelated to a liquidity event for our stockholders, will be in the form of an interest-bearing promissory note that is payable only after our stockholders have actually received distributions in the amount required before Cottonwood Communities Investor, LLC can receive the promotional interest. Provided, however, if the promissory note has not been repaid prior to a liquidity event for our stockholders, the promissory note shall be paid in full on the date of or immediately prior to the liquidity event. All other terms of the promotional interest remain as described in the prospectus. Effective as of March 1, 2019, the promotional interest is held by CC Advisors Promote.

Plan of Distribution

The following disclosure supersedes and replaces the corresponding disclosure in the prospectus.

Compensation of Dealer Manager and Soliciting Dealers

Our advisor will pay the dealer manager selling commissions up to 6% of the gross primary offering proceeds. The dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as soliciting dealers, to sell our shares. In the event of the sale of shares by soliciting dealers, the dealer manager will re-allow all of its selling commissions to the soliciting dealers. A soliciting dealer may elect to receive all or a portion of the re-allowed selling commissions upon the sale of the shares and the initial payment of selling commissions to the dealer manager, or in a series of installments over a period of up to seven years after the sale of the shares to which the selling commissions relate.

Our advisor will also pay the dealer manager a dealer manager fee up to 3% of the gross primary offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares and wholesaler compensation. Of this dealer manager fee, Orchard Securities, LLC will pay up to 1.35% of the gross proceeds from the primary offering to certain wholesalers that may be employees of Cottonwood Residential II, Inc. or Cottonwood Residential O.P., LP. In addition, from this dealer manager fee, Orchard Securities, LLC will re-allow 1.00% of the gross proceeds from the primary offering to soliciting dealers as a non-accountable marketing and due diligence allowance, and in select cases up to 1.25% of the gross proceeds from the primary offering will be reallowed. In circumstances where 1.00% of offering proceeds are reallowed, the dealer manager fee will be 2.75%. The maximum amount of reimbursements would be based on factors such as the number of shares sold by soliciting dealers, the assistance of such soliciting dealers in marketing the offering, and due diligence expenses incurred.

Neither we nor our advisor will pay referral or similar fees to any accountants, attorneys, or other persons in connection with the distribution of the shares. We will not be responsible for paying any selling commissions or dealer manager fees. The maximum amount of non-transaction based items of compensation to be paid in connection with this offering, including, but not limited to the non-transaction based compensation allocated to dual-employees, will not exceed 1% of the gross primary offering proceeds. No dealer manager fees or selling commissions are payable for shares sold pursuant to our distribution reinvestment plan.

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We will sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

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has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 6.0% discount, or at $9.40 per share, reflecting that selling commissions are not paid in connection with such purchases. To ensure that we receive proceeds equivalent to those received for sales of shares outside these channels our advisor has agreed to waive its asset management each month in an amount equivalent to the 6.0% discount provided to such purchasers in that month.

If an investor purchases shares in our primary offering net of commissions through a registered investment advisor that is affiliated with a soliciting dealer in a transaction in which the registered investment advisor is compensated on a fee-for-service basis by the investor, the dealer manager may reallow to the affiliated soliciting dealer up to 1% of the gross offering proceeds attributable to that transaction as a marketing fee, or up to 1.25% in select cases as described above. The marketing fee paid to soliciting dealers would be paid by the dealer manager out of its dealer manager fee. If an investor purchases shares in the offering through a registered investment advisor (or bank acting as a trustee or fiduciary) not affiliated with a soliciting dealer, the registered investment adviser may not receive any portion of the dealer manager fee. Neither the dealer manager nor its affiliates will compensate any person engaged (or bank acting as a trustee or fiduciary) as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

Prior Performance Summary

The following information supersedes and replaces the prior performance summary in the prospectus with prior performance information as of December 31, 2018, unless otherwise indicated below.

The information presented in this section represents the historical experience of real estate programs, which we refer to as “prior real estate programs,” sponsored by Cottonwood Residential Inc., CROP and their affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this supplement. Investors in our shares should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any of the entities to which the following information relates.

Experience and Background of Cottonwood Residential O.P., LP

Our advisor, CC Advisors III, LLC, is a recently formed affiliate of CROP. See “Restructuring of Our Advisor” and “Structure of Us, Our Operating Partnership and Our Advisor and Sponsor.” Prior to September 2018, Cottonwood Residential, Inc., formed on September 24, 2009, was the sole general partner of CROP. As discussed above under “Restructuring of Our Sponsor,” Cottonwood Residential II, Inc. was added as a general partner of CROP following a decision by Cottonwood Residential, Inc. to commence a plan to liquidate and restructure its subsidiaries, including CROP.

Cottonwood Residential, Inc. did all of its investing through CROP, its operating partnership. Following the implementation of Cottonwood Residential, Inc.’s plan to liquidate and the admission of Cottonwood Residential II,

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Inc. as a general partner of CROP, Cottonwood Residential II, Inc. will manage the investing activities of CROP. Since CROP’s formation in 2009, CROP, has grown into an industry-leading, fully integrated, national multifamily platform. As of December 31, 2018, CROP provides property and asset management services to a platform of multifamily assets representing approximately 15,300 multifamily apartment units across 13 states with over $2.0 billion in value.

CROP also has a significant investment platform, holding ownership interests in 29 multifamily apartment communities and other related assets, 25 properties of which represent approximately 7,200 existing units, and 4 properties under development which represent approximately 1,000 additional units, all of which account for approximately $950.0 million in total gross asset value as of December 31, 2018. Since the formation of Cottonwood Residential, Inc.’s and CROP’s investment platform in 2009, Cottonwood Residential, Inc. and CROP have secured capital commitments through contributions by direct property owners, broker-dealer networks and institutional investors totaling over $700 million.

CROP secured a $127 million commitment in 2011 and an additional $25 million commitment in 2014 from affiliates of FrontRange Capital Partners and Equity Resource Investments to capitalize on attractive multifamily investment opportunities within its managed platform. In addition, in 2015, Cottonwood Residential, Inc. secured an additional $52.5 million debt commitment and $52.5 million equity commitment from Equity Resource Investments. In 2018, Cottonwood Residential O.P., LP repaid all of the outstanding debt and equity investments made by FrontRange Capital Partners and Equity Resource Investments.

Prior Performance of Cottonwood Residential, Inc., CROP and their Affiliates

CROP has become the manager of 11 limited liability companies which were formed to accept the contribution of tenant in common interests in multifamily apartment communities formerly owned by tenant in common owners or which were converted from Delaware statutory trusts. These limited liability companies accepted the contribution of undivided interests in real estate in exchange for limited liability company interests. Approximately 76 investors participated in these limited liability companies. All of the limited liability companies acquired multifamily apartment communities, of which eight were located in the southeastern United States, two were located in the southwestern United States and one was located in the northwestern United States. All of the properties were previously owned. As of December 31, 2018, six of the properties have been sold.

CROP also sponsored the formation of two tenant in common structures. One of these programs was formed in 2015 to acquire a property located in Buford, GA with one investor who contributed approximately $9M to acquire a 20% interest in the property. During 2018, CROP acquired this investor’s interest in the property and now owns 98.7% of the property. The other program was formed in 2017 to acquire a property located in St. Petersburg, FL with two investors who contributed approximately $23M to acquire a 79.5% equity interest in the property. The property had previously been 100% owned by CROP.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of CROP, sponsored Cottonwood Multifamily REIT I, Inc. Cottonwood Multifamily REIT I, Inc. conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from May 2016 through April 2017, raising the full offering amount from approximately 1,300 investors. It has acquired interests in three multifamily apartment communities, one located in Florida, one located in North Carolina and one located in Georgia. The total purchase price for the portion of the properties acquired by Cottonwood Multifamily REIT I, Inc. was approximately $126,796,500. The properties were acquired using permanent financing in the amount of approximately $89,900,000 (of which $80,910,000 is allocable to Cottonwood Multifamily REIT I, Inc.’s interest in the properties). Cottonwood Multifamily REIT I, Inc. reached the minimum offering amount on September 2, 2016 and has made daily distributions in the amount of $0.001571038 per day since that time. Distributions have been paid each month beginning October 2016. See Appendix A, Table I for more information on this offering.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of CROP also sponsored Cottonwood Multifamily REIT II, Inc. Cottonwood Multifamily REIT II, Inc. conducted a $50,000,000 offering that was qualified as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act from July 2017 through August 2018, raising the full offering amount from approximately 1,100 investors. It has acquired interests in two multifamily apartment communities, one located in Massachusetts, and one located in North Carolina. The total purchase price for the portion of the properties acquired by Cottonwood Multifamily REIT II, Inc. was approximately $100,177,000. The properties were acquired using permanent financing in the amount of approximately $71,760,000 (of

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which approximately $54,834,000 is allocable to Cottonwood Multifamily REIT II, Inc.’s interest in the properties). Cottonwood Multifamily REIT II, Inc. reached its minimum offering amount on September 27, 2017 and has made daily distributions in the amount of $0.0014383562 per day since that time. Distributions have been paid each month beginning October 2017. See Appendix A, Table I for more information on this offering.

Cottonwood Capital Property Management II, LLC, a wholly owned subsidiary of CROP, also sponsored Cottonwood Multifamily Opportunity Fund, Inc. Cottonwood Multifamily Opportunity Fund, Inc. launched its $50.0 million offering in November 2017 and as of April 30, 2019 had raised approximately $39.3 million in its offering. It has made an initial investment in a development project for a multifamily apartment community.

The following table sets forth information regarding these 11 limited liability companies, two tenant in common transactions, Cottonwood Multifamily REIT I, Inc., Cottonwood Multifamily REIT II, Inc. and Cottonwood Multifamily Opportunity Fund, Inc.

Name of Program	Type of Program	Launch Year	Program Status
Pavilions	Limited Liability Company	2011	Operating
Lily Flagg	Limited Liability Company	2011	Closed/Sold
Waterford Creek	Limited Liability Company	2012	Closed/Sold
Appling Lakes	Limited Liability Company	2012	Closed/Sold
Midtown Crossing	Limited Liability Company	2013	Closed/Sold
Brook Highland Place	Limited Liability Company	2013	Closed/Sold
Toscana	Limited Liability Company	2015	Operating
Scott Mountain	Limited Liability Company	2015	Operating
Courtney Oaks	Limited Liability Company	2015	Operating
Sanctuary	Limited Liability Company	2015	Closed/Sold
Summer Park	Tenant in Common	2015	Closed
Arbors at Fairview	Limited Liability Company	2016	Closed/Sold
Cottonwood Multifamily REIT I, Inc.	REIT	2016	Operating
Cottonwood Multifamily REIT II, Inc.	REIT	2017	Operating
Cottonwood Bayview	Tenant in Common	2017	Operating
Cottonwood Multifamily Opportunity Fund, Inc.	REIT	2017	Operating

Neither Cottonwood Residential, Inc., nor CROP, nor their affiliates have sponsored any prior public programs that disclosed a liquidity event date. See Appendix A, Table III, Annual Operating Results of Prior Real Estate Programs for information regarding the last five programs sponsored by CROP.

Cottonwood Capital, LLC, which became a subsidiary of CROP in 2011, was formed in 2005 for the purpose of offering tenant in common interests in multifamily residential apartment communities. Cottonwood Capital, LLC or its affiliates sponsored 17 tenants in common programs. These prior tenants in common programs raised more than $157 million from over 419 investors. Purchasers who participated in more than one prior tenant in common program were counted as an investor for each such program. The tenant in common programs purchased 17 properties for an aggregate purchase price of more than $412 million, of which 4 were located in the southeastern United States, 9 were located in the southwestern United States, 1 was located in the northwestern United States and 3 were located in the western United States. All of the properties were previously owned. All of the properties were multifamily residential properties. Of these 17 programs, 13 have been sold as of December 31, 2018. The following table sets forth information regarding the 17 tenants in common programs.

Name of Program	Type of Program	Launch Year	Program Status
Northwest Corners	Tenant in Common	2005	Closed/Sold
Scott Mountain	Tenant in Common	2005	Closed
Tramore Village	Tenant in Common	2005	Closed/Sold
Camelot	Tenant in Common	2006	Closed/Sold
Valencia Park	Tenant in Common	2006	Closed/Sold
Fox Point	Tenant in Common	2006	Operating
Greenbrier	Tenant in Common	2006	Closed/Sold

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Water Song	Tenant in Common	2007	Closed/Sold
Cottonwood Apartments	Tenant in Common	2007	Closed
West Town	Tenant in Common	2007	Closed/Sold
Gables Apartments	Tenant in Common	2007	Closed/Sold
Arbors at Windsor Lake	Tenant in Common	2008	Closed/Sold
Regatta	Tenant in Common	2008	Closed
Oak Ridge	Tenant in Common	2008	Closed/Sold
Copperfield	Tenant in Common	2008	Closed/Sold
Blue Swan	Tenant in Common	2008	Closed/Sold
Arbor Crossing	Tenant in Common	2009	Closed/Sold

See Appendix A, Table IV Operating Results of Prior Real Estate Programs Which Have Completed Operations, for information regarding the last five real estate programs that have been sold.

Prior Programs with Adverse Results

The following is a summary of the prior real estate programs of Cottonwood Capital, LLC and its affiliates as of December 31, 2018 that have experienced adverse results.

Copperfield, a multifamily apartment community located in San Antonio, Texas, was acquired in September, 2008 and sold by the tenant in common owners in September, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity invest of -0.98%.

Tramore Village, a multifamily apartment community located in Austell, Georgia, was acquired in December, 2005 and sold by the tenant in common owners in June, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -0.63%.

Valencia Park, a multifamily apartment community located in Norcross, Georgia, was acquired in March, 2006 and sold by the tenant in common owners in March, 2015. When distributions are included, investors experienced an average annualized rate of return on the investor’s initial equity investment of -9.96%.

In addition, the prior real estate programs listed above were established from 2005 to 2009. In 2008, the United States economy experienced a significant recession. Real estate values in the United States were severely impacted. As a result of the recession, all of the prior real estate programs, at one or more times, failed to meet the projected distribution initially made by Cottonwood Capital, LLC and its affiliates with respect to such investment. See Appendix A, Table III Annual Operating Results of Prior Real Estate Programs and Table IV Operating Results of Prior Real Estate Programs Which Have Completed Operations for more detailed information regarding the performance of some of the prior real estate programs. All prior programs for which anticipated liquidation dates were set forth in the original offering document, and for which such dates have passed, were liquidated on or before the anticipated liquidation date.

Experts

The consolidated financial statements of Cottonwood Communities, Inc. as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at http://www.cottonwoodcommunities.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated

12

by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following document filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-215272), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 29, 2019.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Cottonwood Communities, Inc.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

Telephone: (801) 278-0700

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

13

APPENDIX A

PRIOR PERFORMANCE TABLES

This Appendix A supersedes and replaces Appendix C in the prospectus with prior performance tables as of December 31, 2018.

The following prior performance tables provide information relating to the real estate investment programs sponsored by Cottonwood Residential, Inc., CROP and their affiliates, collectively referred to herein as the “prior real estate programs.” These programs were not prior programs of Cottonwood Communities, Inc. Prior to the commencement of its plan to liquidate and restructure its subsidiaries that was completed in September 2018, Cottonwood Residential, Inc. was a real estate investment trust that, through its affiliates and subsidiaries, and in particular, through CROP, its operating partnership, provided real estate investment and management services. In September 2018, Cottonwood Residential II, Inc. was admitted as an additional general partner of CROP along with Cottonwood Residential, Inc., as a nominal general partner, and will direct the investment activities of CROP going forward. Cottonwood Capital Property Management II, Inc., an indirect subsidiary of Cottonwood Capital Management, Inc., and Cottonwood Residential, Inc., sponsored Cottonwood Multifamily REIT I, Inc. and Cottonwood Multifamily REIT II, Inc. which are real estate investment trusts that have investment objectives similar to us. The other prior programs consisted of tenant in common offerings which had investment objectives that targeted investors who were completing tax deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended, and entities that were formed to accept the contribution of tenant in common interests in property in exchange for interests in such entity. Thus, while these prior programs acquired multifamily real estate, the investment objectives of such prior programs were not similar to those of Cottonwood Communities, Inc.

This information should be read together with the summary of information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2018. The following tables are included herein:

Table I – Experience in Raising and Investing Funds

Table III – Annual Operating Results of Prior Real Estate Programs

Table IV – Operating Results of Prior Real Estate Programs Which Have Completed Operations

Table III includes information regarding the last five prior programs offered by CROP and its affiliates. Table IV includes information regarding the last five completed prior programs offered by CROP and its affiliates.

We have not included in this Appendix A Table II (Compensation to Sponsor) or Table V (Sale or Disposition of Properties by Prior Real Estate Programs) because the information contained in these tables is not applicable to the prior programs.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I sets forth the experience in raising and investing funds of prior real estate programs whose offerings closed during the three years ending December 31, 2018. All figures are as of December 31, 2018.

Cottonwood Multifamily REIT I, Inc.
Dollar amount offered	$50,000,000
Dollar amount raised	$50,000,000
Length of Offering	9 months
Months to invest 90% of amount available for investment	<1 month

Cottonwood Multifamily REIT II, Inc.
Dollar amount offered	$50,000,000
Dollar amount raised	$50,000,000
Length of Offering	13 months
Months to invest 90% of amount available for investment	18 months

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Multifamily REIT I	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	10	51,921	50,833	47,831
Total assets (after depreciation)	—	10	48,784	43,134	36,796
Liabilities	—	—	(24,444)	(2,162)	(421)
Summary Income Statement Data (1)
Gross revenues	—	—	4,344	10,778	11,405
Operating expenses	—	—	(1,859)	(4,737)	(4,695)

Operating income	—	—	2,485	6,041	6,710
Interest expense	—	—	(2,106)	(2,995)	(3,132)
Non-operating, including depreciation and amortization	—	—	(3,584)	(5,871)	(5,239)

Net (loss)	—	—	(3,205)	(2,825)	(1,661)
Summary Cash Flows Data (1)
Cash provided by operating activities	—	—	—	1,243	(86)
Cash (used in) investing activities	—	—	(48,199)	—	3,747
Cash (used in) financing activities	—	10	50,570	(3,333)	(2,990)

Net increase (decrease) in cash	—	—	2,371	(2,090)	671
Amount and Source of Distributions
Distributions from operations	—	—	259	2,714	2,875
Distributions from financing	—	—	—	—	3,747
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Multifamily REIT II	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	10	16,166	47,977
Total assets (after depreciation)	—	—	10	16,166	46,480
Liabilities	—	—	—	(73)	(233)
Summary Income Statement Data (1)
Gross revenues	—	—	—	—	1,830
Operating expenses	—	—	—	—	(761)

Operating income	—	—	—	—	1,069
Interest expense	—	—	—	—	(471)
Non-operating, including depreciation and amortization	—	—	—	(11)	(1,653)

Net (loss)	—	—	—	(11)	(1,055)
Summary Cash Flows Data (1)
Cash provided by operating activities	—	—	—	(2)	(725)
Cash (used in) investing activities	—	—	—	—	(19,365)
Cash (used in) financing activities	—	—	10	15,888	32,067

Net increase in cash	—	—	10	15,886	11,977
Amount and Source of Distributions
Distributions from operations	—	—	—	—	—
Distributions from financing	—	—	—	69	1,907
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Toscana at Valley Ridge	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	31,114	31,631	31,418	31,362
Total assets (after depreciation)	—	30,636	30,059	28,723	27,521
Liabilities	—	(19,911)	(19,929)	(19,828)	(19,617)
Summary Income Statement Data (1)
Gross revenues	—	1,250	3,079	3,432	3,546
Operating expenses	—	(630)	(1,384)	(1,436)	(1,522)

Operating income	—	620	1,695	1,996	2,024
Interest expense	—	(358)	(834)	(831)	(851)
Non-operating, including depreciation and amortization	—	(1,284)	(1,224)	(1,117)	(1,144)

Net income (loss)	—	(1,021)	(363)	48	29
Summary Cash Flows Data (1)
Cash provided by operating activities	—	690	1,805	1,196	1,205
Cash (used in) investing activities	—	(13)	(634)	601	(320)
Cash (used in) financing activities	—	(43)	—	(102)	—

Net increase in cash	—	635	1,171	1,695	885
Amount and Source of Distributions
Distributions from operations	—	—	200	1,252	1,013
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Scott Mountain	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	25,363	40,239	40,275	41,093	41,395
Total assets (after depreciation)	21,884	39,403	37,947	37,163	35,827
Liabilities	(15,640)	(23,837)	(23,877)	(34,606)	(34,593)
Summary Income Statement Data (1)
Gross revenues	3,144	3,567	3,965	4,451	4,576
Operating expenses	(1,433)	(1,427)	(1,441)	(1,504)	(1,547)

Operating income	1,711	2,140	2,525	2,947	3,029
Interest expense	(791)	(834)	(869)	(1,149)	(1,507)
Non-operating, including depreciation and amortization	(850)	(2,474)	(1,478)	(1,569)	(1,586)

Net income (loss)	70	(1,168)	177	229	(64)
Summary Cash Flows Data (1)
Cash provided by operating activities	865	1,564	1,664	1,798	1,644
Cash used in investing activities	(354)	(393)	(1,103)	(540)	(186)
Cash provided by (used in) financing activities	(260)	7,364	—	10,400	—

Net increase in cash	250	8,535	561	11,658	1,458
Amount and Source of Distributions
Distributions from operations	125	49	880	1,218	1,260
Distributions from financing	—	6,643	721	10,400	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Courtney Oaks	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	1,125	38,157	38,658	47,270	49,566
Total assets (after depreciation)	N/A	37,432	36,569	43,718	43,718
Liabilities	(238)	(24,527)	(24,597)	(24,346)	(39,386)
Summary Income Statement Data
Gross revenues	567	3,451	3,718	3,992	4,977
Operating expenses	(205)	(1,325)	(1,326)	(1,447)	(1,796)

Operating income	362	2,126	2,392	2,545	3,181
Interest expense	(138)	(538)	(1,042)	(1,039)	(1,282)
Non-operating, including depreciation and amortization	(353)	(2,812)	(1,394)	(1,498)	(1,906)

Net income (loss)	(129)	(1,224)	(44)	8	(7)
Summary Cash Flows Data
Cash provided by operating activities	418	1,604	1,382	1,507	1,924
Cash used in investing activities	(88)	(408)	(362)	(609)	(219)
Cash provided by (used in) financing activities	(57)	7,391	—	—	—

Net increase (decrease) in cash	272	8,587	1,021	898	1,705
Amount and Source of Distributions
Distributions from operations	—	226	339	883	1,118
Distributions from financing	—	7,391	532	—	14,496
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Summer Park	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	40,592	41,683	41,240	41,958	51,242
Total assets (after depreciation)	40,226	40,322	38,828	38,438	50,794
Liabilities	(21,274)	(22,965)	(23,029)	(23,068)	(36,345)
Summary Income Statement Data
Gross revenues	1,505	4,313	4,599	5,123	1,503
Operating expenses	(586)	(1,677)	(1,825)	(2,065)	(562)

Operating income	919	2,636	2,774	3,057	941
Interest expense	(403)	(1,091)	(858)	(858)	(465)
Non-operating, including depreciation and amortization	(438)	(1,641)	(1,108)	(1,171)	(1,355)

Net income (loss)	78	(97)	808	1,028	(879)
Summary Cash Flows Data
Cash provided by operating activities	418	1,565	1,977	2,051	2,129
Cash used in investing activities	(135)	(193)	(805)	(288)	(199)
Cash provided by (used in) financing activities	(164)	1,726	—	—	—

Net increase in cash	119	3,098	1,173	1,763	1,930
Amount and Source of Distributions
Distributions from operations	403	588	1,258	1,449	2,234
Distributions from financing	—	1,384	342	—	12,361
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years ending December 31, 2018. All figures are as of December 31, 2018 (amounts in dollars and thousands). All of the offerings for the prior real estate programs described in this Table III have closed.

Cottonwood Bayview	2014	2015	2016	2017	2018
Summary Balance Sheet Data at December 31,
Total assets (before depreciation)	—	—	78,286	76,841	77,492
Total assets (after depreciation)	—	—	78,183	74,221	72,338
Liabilities	—	—	(50,043)	(50,369)	(50,292)
Summary Income Statement Data (1)
Gross revenues	—	—	179	3,362	7,009
Operating expenses	—	—	(48)	(1,450)	(3,049)

Operating income	—	—	131	1,912	3,960
Interest expense	—	—	(55)	(963)	(1,942)
Non-operating, including depreciation and amortization	—	—	(679)	(3,124)	(2,539)

Net income (loss)	—	—	(603)	(2,175)	(521)
Summary Cash Flows Data
Cash provided by operating activities	—	—	—	1,105	2,062
Cash used in investing activities	—	—	—	(239)	(155)
Cash provided by financing activities	—	—	—	—	—

Net increase in cash	—	—	—	1,105	1,907
Amount and Source of Distributions
Distributions from operations	—	—	—	1,563	1,285
Distributions from financing	—	—	—	—	—
Distributions from sales	—	—	—	—	—
Distributions from offering proceeds	—	—	—	—	—

(1)	Operating results and cash flow data represent 100% of the property results from Cottonwood Residential O.P., LP’s initial acquisition date forward.

TABLE IV

OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS

(UNAUDITED)

Table IV presents information regarding the operating results of the last five prior real estate programs that have completed operations (no longer hold properties) during the five years ended December 31, 2018. All amounts presented are as of December 31, 2018.

	Arbors at Fairview	Midtown Crossing	Oak Ridge	Regatta	Waterford Creek
Aggregate Dollar Amount Raised	$6,800,960	$6,435,000	$8,500,000	$13,375,000	$4,932,430
Duration of Program (Months)	22	58	121	118	78
Date of Program Closing	9/28/2018	9/28/2018	3/29/2018	1/2/2018	9/28/2018
Total Compensation Paid to Sponsor (1)	$888,306	$780,458	$2,699,777	$2,444,655	$968,416
Median Leverage	67%	47%	80%	76%	78%
Annualized Return on Investment(2)	51.7%	23.6%	9.6%	9.0%	32.7%
Start Date	11/15/2016	11/11/2013	2/28/2008	2/11/2008	3/23/2012
End Date	9/28/2018	9/28/2018	3/29/2018	1/2/2018	9/28/2018
Median Month	Oct-17	Apr-16	Mar-13	Jan-13	Jun-15

(1)

Includes acquisition fees, property and asset management fees, disposition fees, financing fees, and other ancillary services. A portion of these fees are used to reimburse costs incurred by the Sponsor.

(2)	Annualized return on investment is the internal rate of return over the program period using the respective cash flows from invested capital, distributions received, and proceeds from sale.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the advisor of Cottonwood Communities, Inc. (the “Company”) on behalf of the Company in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	89,075
FINRA filing fee	113,000
Legal fees and expenses	2,000,000
Blue sky fees and expenses	225,000
Accounting fees and expenses	550,000
Sales and advertising expenses	638,000
Issuer costs regarding bona fide training and education meetings and retail seminars	1,950,000
Printing	250,000
Postage and delivery of materials	150,000
Transfer agent and escrow fees	264,000
Due diligence expenses	456,500
Other expenses related to registration and offering of the securities	814,425

Total	7,500,000

Item 32. Sales to Special Parties

None.

Item 33. Recent Sales of Unregistered Securities

In connection with its organization, on December 2, 2016, the Company issued 20,000 shares of its common stock to the Advisor at a purchase price of $10.00 per share for an aggregate purchase price of $200,000. The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the Advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the Advisor or any of the Advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an independent director, or (B) gross negligence or willful misconduct by an independent director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (“SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements. The following financial statements are filed as part of this registration statement:

The consolidated financial statements of the Company and the notes thereto as of and for the year ended December 31, 2018 (included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 29, 2019 and incorporated herein by reference); and

Prior performance tables (unaudited) as of the year ended December 31, 2018 (included in Supplement No. 6).

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Dealer Manager Agreement by and among the Company, Cottonwood Communities Management, LLC and Orchard Securities, LLC dated August 13, 2018 (incorporated by reference to Exhibit 10.4 on Form 10-Q (No. 333-215272) filed September 26, 2018)

1.2	Amendment No. 1 to Dealer Manager Agreement by and among the Company, Cottonwood Communities Management, LLC and Orchard Securities, LLC dated March 18, 2019*

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11(No. 333-215272) filed June 27, 2018))

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed December 22, 2016)

4.1	Form of Subscription Agreement (incorporated by reference to Appendix A to the prospectus)

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018)

4.3	Distribution Reinvestment Plan (incorporated by reference to Appendix B to the prospectus)

Ex.	Description

4.4	Amended and Restated Escrow Agreement (incorporated by reference to Exhibit 4.4 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed August 8, 2018)

5.1	Opinion of DLA Piper LLP (US) re: legality (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11(No. 333-215272) filed June 27, 2018)

8.1	Opinion of DLA Piper LLP (US) re: tax matters (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed June 27, 2018)

10.1	Advisory Agreement by and among the Company, Cottonwood Communities O.P., LP and Cottonwood Communities Management, LLC dated August 13, 2018 (incorporated by reference to Exhibit 10.1 on Form 10-Q (No. 333-215272) filed September 26, 2018)

10.2	Three-Party Agreement (Property Management) by and among the Company, Cottonwood Communities O.P., LP and Cottonwood Communities Management, LLC dated March 1, 2019*

10.3	Agreement of Limited Partnership of Cottonwood Communities O.P., LP dated August 13, 2018 (incorporated by reference to Exhibit 10.3 on Form 10-Q (No. 333-215272) filed September 26, 2018)

10.4	First Amendment to the Advisory Agreement by and among the Company, Cottonwood Communities O.P., LP and Cottonwood Communities Management, LLC dated March 1, 2019*

10.5	First Amendment to Limited Partnership Agreement of Cottonwood Communities O.P., LP dated March 28, 2019*

10.6	First Amendment to the Three-Party Agreement by and among the Company, Cottonwood Communities O.P., LP and Cottonwood Communities Management, LLC dated March 1, 2019*

10.7	Assignment of Advisory Services Contracts by and among the Company, Cottonwood Communities Management, LLC, Cottonwood Capital Management, Inc., Cottonwood Communities Advisors, LLC, CC Advisors III, LLC and, solely with respect to the consent required under the applicable agreements, Orchard Securities, LLC dated March 1, 2019*

10.8	Assignment of Promotional Interest by and among Cottonwood Residential O.P., LP, Cottonwood Communities Investor, LLC and Cottonwood Communities Advisors Promote, LLC dated March 1, 2019*

10.9	Purchase and Sale Agreement by and between Luma at West Palm Beach, LLC and Cottonwood Communities O.P., LP dated March 26, 2019*

10.10	Assignment and Assumption of Purchase and Sale Agreement by and between Cottonwood Communities O.P., LP and CC West Palm, LLC dated April 29, 2019*

10.11	Three-Party Agreement by and among Cottonwood Communities, Inc., Cottonwood Communities O.P., LP and Cottonwood Communities Management, LLC dated August 13, 2018 (incorporated by reference to Exhibit 10.2 on Form 10-Q (No. 333-215272) filed September 26, 2018)

21.1	Subsidiaries of the Company*

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1 to the Company’s Registration Statement on Form S-11(No. 333-215272) filed June 27, 2018))

23.3	Consent of KPMG, LLP*

24.1	Power of Attorney of Daniel Shaeffer, Susan Hallenberg and Gregg Christensen (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-11 (No. 333-215272) filed December 22, 2016)

24.2	Power of Attorney for Chad Christensen (incorporated by reference to the signature page of Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed March 27, 2018)

24.3	Power of Attorney of Brent Hardy, Gentry Jensen and John Lunt (included on the signature page of Pre-Effective Amendment No. 3 to the Company’s Registration Statement filing on Form S-11 (No. 333-215272) filed June 27, 2018) Statement on Form S-11 (No. 333-207740) filed January 14, 2016)

24.4	Power of Attorney for Adam Larson (incorporated by reference to Exhibit 24.4 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

Ex.	Description

24.5	Power of Attorney for Enzio Cassinis (incorporated by reference to Exhibit 24.5 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.6	Power of Attorney for Chad Christensen (incorporated by reference to Exhibit 24.6 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.7	Power of Attorney for Daniel Shaeffer (incorporated by reference to Exhibit 24.7 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.8	Power of Attorney for R. Brent Hardy (incorporated by reference to Exhibit 24.8 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.9	Power of Attorney for Gentry Jensen (incorporated by reference to Exhibit 24.9 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.10	Power of Attorney for John Lunt (incorporated by reference to Exhibit 24.10 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

24.11	Power of Attorney for Susan Hallenberg (incorporated by reference to Exhibit 24.11 of the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed April 2, 2019)

99.1	Share Repurchase Program (incorporated by reference to Exhibit 99.1 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-215272) filed May 22, 2018)

*	Exhibits filed herein.

Item 37. Undertakings

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e) The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Company undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on the 3rd day of May, 2019.

COTTONWOOD COMMUNITIES, INC.

/s/ Adam Larson
Adam Larson, Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Date

*	May 3, 2019
Enzio Cassinis, Chief Executive Officer and President
(Principal Executive Officer)

/s/ Adam Larson	May 3, 2019
Adam Larson, Chief Financial Officer
(Principal Financial Officer)

*	May 3, 2019
Susan Hallenberg, Chief Accounting Officer and Treasurer
(Principal Accounting Officer)

*	May 3, 2019
Daniel Shaeffer, Chairman of the Board and Director

*	May 3, 2019
Chad Christensen, Director

*	May 3, 2019
R. Brent Hardy, Independent Director

*	May 3, 2019
Gentry Jensen, Independent Director

*	May 3, 2019
John Lunt, Independent Director

*By:	/s/ Adam Larson
Adam Larson, Chief Financial Officer